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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

MORTGAGEIT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of MortgageIT Holdings, Inc.

(2)	Aggregate number of securities to which transaction applies:
29,899,425 shares of Common Stock (consisting of 29,097,057 shares of Common Stock issued, exclusive of treasury stock, as of August 10, 2006, 802,368 shares of Common Stock issuable upon exercise of ‘‘in-the-money’’ stock options)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $14.75 per share

(4)	Proposed maximum aggregate value of transaction: $431,323,913.20 (equal to the sum of (A) 29,097,057 shares of Common Stock multiplied by $14.75 per share and (B) the aggregate value of ‘‘in-the-money’’ options to purchase 802,368 shares of Common Stock determined by taking the difference between $14.75 and the weighted average exercise price per share of the ‘‘in-the-money’’ options of $12.08).

(5)	Total fee paid: $46,151.66

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: __________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: __________________________________________________________________________________

(3)	Filing Party: __________________________________________________________________________________

(4)	Date Filed: __________________________________________________________________________________

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Preliminary Copy – Subject to Completion

                                     , 2006

Dear Stockholder:

A special meeting of stockholders of MortgageIT Holdings, Inc., a Maryland corporation, has been scheduled for                     , 2006, at     :         .m., Eastern Daylight Saving Time, at                                 , located at                                     , New York, New York. At the special meeting, we will ask you to consider and vote on a proposal to approve the merger of a wholly-owned subsidiary of Deutsche Bank AG with and into our company, such that our company will become a wholly-owned subsidiary of DB Structured Products, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Deutsche Bank AG, hereinafter referred to as the merger. The Agreement and Plan of Reorganization, referred to as the merger agreement, dated as of July 11, 2006, by and among DB Structured Products, Inc., Titan Holdings Corp., a Maryland corporation and wholly-owned subsidiary of DB Structured Products, Inc., Titan Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Titan Holdings Corp., and our company, provides for the acquisition of our company by DB Structured Products, Inc. If the merger is approved and completed, you will no longer have an ownership interest in our company and your shares of MortgageIT common stock will be converted into the right to receive $14.75 in cash, referred to as the merger consideration, without interest and less applicable withholding taxes, for each share of our common stock that you own. The merger consideration represents a premium of approximately 19% to the closing price of our common stock on July 11, 2006, the last trading day before the public announcement of the signing of the merger agreement.

Our board of directors has adopted resolutions: (i) approving the merger agreement; (ii) determining that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of our company and our stockholders; and (iii) directing that the merger be submitted for approval at a special meeting of our stockholders. In reaching this determination, our board of directors considered a variety of factors, which are discussed in the attached proxy statement. Our board of directors recommends that all of our stockholders vote ‘‘FOR’’ the approval of the merger.

The merger cannot be completed unless a majority of the outstanding shares of our common stock entitled to be cast at the special meeting vote to approve the merger.

The accompanying Notice of Special Meeting of Stockholders and proxy statement explain the merger agreement and the merger and provide specific information concerning the special meeting. Please carefully read these materials and the annexes attached to the proxy statement.

Your vote is very important, regardless of the number of shares you own. To be certain that your shares are voted at the special meeting, please mark, sign, date and return promptly the enclosed proxy card in the postage-paid return envelope provided, or authorize the individuals named on the proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the proxy card, whether or not you plan to attend the special meeting in person. If you do not return your proxy card or authorize a proxy to vote on your behalf by telephone or Internet, or you abstain or do not instruct your broker or other nominee how to vote your shares, it will have the same effect as voting against the proposal to approve the merger.

OUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF OUR COMPANY AND OUR STOCKHOLDERS. ACCORDINGLY, OUR BOARD HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE ‘‘FOR’’ APPROVAL OF THE MERGER.

Please do not send your stock certificates to us at this time.

On behalf of our board of directors, thank you in advance for your continued support.

Sincerely,
Doug W. Naidus Chairman of the Board and Chief Executive Officer

This proxy statement is dated         , 2006 and is first being mailed to our stockholders on or about         , 2006.

MORTGAGEIT HOLDINGS, INC.
33 Maiden Lane
New York, NY 10038
(212) 651-7700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                                      , 2006

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MortgageIT Holdings, Inc., will be held at                                         , located at                         , New York New York, on                     ,     , 2006 at         :         .m., Eastern Daylight Saving Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)	to consider and vote upon a proposal to approve the merger of MortgageIT Holdings, Inc. on the terms and conditions set forth in the Agreement and Plan of Reorganization, dated as of July 11, 2006, among DB Structured Products, Inc., Titan Holdings Corp., Titan Acquisition Corp. and MortgageIT Holdings, Inc., as described in the accompanying proxy statement; and

(2)	to consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger.

Our board of directors recommends that all of our stockholders vote FOR the approval of the merger.

The board of directors has fixed                             , 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Only those stockholders of record as of the close of business on that date will be entitled to notice of and to vote at the special meeting. At the close of business on the record date, there were                      shares of our common stock entitled to vote at the special meeting. Please note that, under applicable law, holders of our common stock are not entitled to dissenters’ rights in connection with the merger.

By Order of the Board of Directors,
Andy Occhino
Secretary

New York, New York
                         , 2006

YOUR VOTE IS VERY IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK ENTITLED TO BE CAST AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE MERGER. EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE PROVIDED OR AUTHORIZE THE INDIVIDUALS NAMED ON THE PROXY CARD TO VOTE YOUR SHARES BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE SPECIAL MEETING. FAILURE TO VOTE YOUR SHARES BY MAIL, TELEPHONE, INTERNET OR IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

MORTGAGEIT HOLDINGS, INC.

PROXY STATEMENT

i

Appendix A	Agreement and Plan of Reorganization, dated as of July 11, 2006, among DB Structured Products, Inc., Titan Holdings Corp., Titan Acquisition Corp. and MortgageIT Holdings, Inc.
Appendix B	Fairness Opinion of Lehman Brothers Inc.

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated herein by reference contain forward-looking statements by us within the meaning of Sections 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements include our statements concerning whether and when the proposed merger will close, whether conditions to the proposed merger will be satisfied, and the effect of the proposed merger on our business and operating results. In addition, any of the words ‘‘believes,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘estimates,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘predicts’’ and similar expressions indicate forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements due to, among other things:

•	the failure of the merger to be completed or difficulties in obtaining stockholder approval of the merger or regulatory approvals;

•	diversion of management time on merger-related issues;

•	changes in the interest rate environment;

•	changes in loan demand or real estate values;

•	changes in general economic conditions or changes in the mortgage banking industry;

•	legislative or regulatory changes; and

•	failure by us to satisfy the other conditions to the merger.

The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein will remain accurate as of any future date. Except to the extent required by applicable law or regulation, we undertake no duty to any person to update the statements made in this proxy statement under any circumstances. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see our reports that have been filed with the Securities and Exchange Commission, or SEC, under ‘‘Where You Can Find More Information.’’

QUESTIONS AND ANSWERS
ABOUT THE MERGER

Q:	What effect will the merger have on our company?

A:	If the merger is completed, we will be wholly-owned by DB Structured Products, Inc., or DB Structured Products, and our common stock will no longer be publicly traded.

Q:	What will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $14.75 in cash, referred to as the merger consideration, without interest and less any applicable withholding taxes, for each share of our common stock you own at the effective time of the merger. For example, if you own 100 shares of our common stock, you will be entitled to receive $1,475.00 in cash, less any applicable withholding taxes, in exchange for those shares.

Q:	Who will own our company after the merger?

A:	If the merger is completed, we will be a wholly-owned subsidiary of DB Structured Products.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then sign, date and mail your proxy card in the enclosed prepaid return envelope or authorize the individuals named on the proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the proxy card as soon as possible. This will enable your shares to be represented and voted at the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy card will be counted as a vote in favor of the proposal to approve the merger.

Q:	What happens if I do not return a proxy card by mail or vote by telephone or the Internet?

A:	If you fail to return your proxy card by mail or do not vote by telephone or the Internet, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, the failure to return your proxy card by mail or to cast your vote by telephone or the Internet will have the same effect as voting against the proposal to approve the merger.

Q:	What vote is needed to approve the merger?

A:	The affirmative vote of a majority of the outstanding shares of our common stock entitled to be cast at the special meeting is required to approve the merger. Each holder of our common stock is entitled to one vote per share. Proxies returned to us, if properly signed and dated but not marked to indicate your voting preference, will be counted as votes ‘‘FOR’’ approval of the merger.

Q:	If my shares are held in street name by my broker or bank, will my broker or bank automatically vote my shares for me?

A:	No. Your broker, bank or other nominee will not be able to vote shares held by it in ‘‘street name’’ on your behalf without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, following the directions your broker, bank or other nominee provides.

Q:	What if I fail to instruct my broker or bank?

A:	Failure to vote, including the failure to give your broker, bank or other nominee instructions, will have the same effect as voting against the proposal to approve the merger.

Q:	Do I need to attend the special meeting in person in order to vote?

A:	No. You do not have to attend the special meeting in order to vote your shares of our common stock. Your shares can be voted at the special meeting without attending by mailing your completed, dated and signed proxy card in the enclosed postage-paid return envelope or by authorizing the individuals named on the proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the proxy card.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All of our stockholders are invited to attend the special meeting. Our stockholders of record on , 2006 can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker, bank or other nominee how you can vote at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card or cast my vote by telephone or the Internet?

A:	Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card by mail or cast your vote by telephone or the Internet, and any earlier dated proxies will be revoked automatically. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change your vote.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $14.75 in cash, without interest and less applicable withholding taxes, for each share of our common stock that you own at the effective time of the merger.

Q:	Will the merger be a taxable transaction for me?

A:	If you are a U.S. taxpayer, for United States federal income tax purposes and under most state and local tax laws your receipt of the merger consideration will be treated as a taxable sale of our common stock held by you. In general, on each share of our common stock owned by you, you will recognize gain or loss as a result of your receipt of the merger consideration equal to the difference between (i) the merger consideration per share of our common stock exchanged in the merger and (ii) the adjusted tax basis in that share.

Q:	What about payment of dividends through closing?

A:	The merger agreement permits us to pay regular quarterly dividends for any calendar quarters prior to the quarter during which the proposed merger is completed. However, we may not pay any quarterly dividend in excess of $0.30 per share without the written consent of DB Structured Products. We expect to complete the proposed merger in the fourth quarter of 2006. Immediately prior to the completion of the proposed merger, we will declare a final cash dividend in an amount up to 100% of our previously undistributed real estate investment trust, or REIT, taxable income, if any, through the date of completion of the proposed merger. There can be no assurance, however, that there will be any undistributed REIT taxable income at the time the proposed merger is completed and, accordingly, that a final dividend will be paid. In the event that a final dividend is paid, there is no assurance that it will be in an amount commensurate with past dividends paid by us.

Q:	Will I have dissenters’ rights in connection with the merger?

A:	No. Under Maryland law, which is the jurisdiction of our incorporation, holders of our common stock do not have rights to dissent from the merger and obtain the fair value of their shares.

Q:	When do you expect to complete the merger?

A:	We are working toward completing the merger as quickly as possible. We hope to complete the merger as soon as possible following the special meeting, and the receipt of all required regulatory approvals. Although we cannot assure you when or if the merger will be completed, we are working toward a closing in the fourth quarter of 2006. In addition to stockholder and regulatory approvals, the other closing conditions contained in the merger agreement must be satisfied or waived. Either we or DB Structured Products may terminate the merger agreement if the merger has failed to occur by April 11, 2007 and the terminating party has not caused that failure by its breach of the merger agreement.

Q:	What if the proposed merger is not completed?

A:	If the merger is not completed, we will continue our current operations and will remain a publicly held company and you will not receive any of the merger consideration.

Q:	Whom should I call with questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact our proxy solicitor, D.F. King & Co., Inc., toll free at (888) 628-9011.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement, attached as Appendix A, and the other documents to which we have referred you. See ‘‘Where You Can Find More Information’’ beginning on page 49. Page references are included in this summary to direct you to a more complete description of the topics.

Throughout this document, ‘‘DB Structured Products’’ refers to DB Structured Products, Inc., ‘‘Titan Holdings’’ refers to Titan Holdings Corp., a Maryland corporation and wholly-owned subsidiary of DB Structured Products, ‘‘Titan Acquisition’’ refers to Titan Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Titan Holdings, and references to ‘‘we’’, ‘‘us’’, ‘‘our’’ or ‘‘MortgageIT’’ refer to MortgageIT Holdings, Inc. Also, we refer to our merger with Titan Acquisition as the ‘‘merger,’’ and the Agreement and Plan of Reorganization, dated as of July 11, 2006, by and among DB Structured Products, Titan Holdings, Titan Acquisition and MortgageIT as the ‘‘merger agreement.’’

Parties to the Proposed Merger (Page 15)

MortgageIT.    We are a self-administered mortgage real estate investment trust, or REIT, focused on the residential lending market. We self-originate our investment portfolio of high quality adjustable-rate mortgage loans through MortgageIT, Inc., our wholly-owned residential mortgage banking subsidiary. MortgageIT, Inc. is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. MortgageIT, Inc. is organized and operates as our taxable REIT subsidiary. Our principal executive offices are located at 33 Maiden Lane, New York, New York 10038 and our telephone number is (212) 651-7700.

DB Structured Products.    DB Structured Products is engaged in purchasing, trading, and securitization of loans from financial institutions and resecuritization transactions. DB Structured Products is also engaged in the business of providing collateralized financing to counterparties. DB Structured Products is an indirect wholly-owned subsidiary of Deutsche Bank AG, which is a leading global investment bank. DB Structured Products’ principal executive offices are at 60 Wall Street, New York, New York 10005 and its telephone number is (212) 250-2500.

Titan Holdings.    Titan Holdings is a wholly-owned subsidiary of DB Structured Products organized under the laws of Maryland. It was incorporated solely for the purposes of the merger and liquidation of MortgageIT with and into Titan Holdings immediately following the merger and is engaged in no other business. Titan Holdings’ principal executive offices are at 60 Wall Street, New York, New York 10005 and its telephone number is (212) 250-2500.

Titan Acquisition.    Titan Acquisition is a wholly-owned subsidiary of Titan Holdings organized under the laws of Maryland. It was incorporated solely for the purposes of the merger and is engaged in no other business. Titan Acquisition’s principal executive offices are at 60 Wall Street, New York, New York 10005 and its telephone number is (212) 250-2500.

Structure of the Merger (Page 24)

A copy of the merger agreement is attached to this proxy statement as Appendix A. Please read the entire merger agreement. It is the legal document that governs the merger. We are proposing a merger whereby we will become a wholly-owned subsidiary of DB Structured Products. If the merger is approved, Titan Acquisition will merge with and into MortgageIT, with MortgageIT as the surviving entity. In addition, as soon as practicable after the merger, MortgageIT shall be merged with and liquidated into Titan Holdings. We expect to complete the merger in the fourth quarter of 2006.

Pursuant to the Merger, MortgageIT Stockholders Will Receive $14.75 for Each Share of MortgageIT Common Stock Owned (Page 24)

If the merger of Titan Acquisition with and into MortgageIT is completed, each outstanding share of our common stock will be converted into the right to receive $14.75 in cash, without interest and less any applicable withholding taxes.

Procedures for the Exchange of MortgageIT Common Stock Certificates (Page 25)

Our stockholders will need to surrender their common stock certificates to receive the $14.75 in cash per share after the consummation of the merger, but you should not send in any certificates now. As soon as reasonably practicable after the effective time of the merger, DB Structured Products’ exchange agent will send to our stockholders a letter of transmittal and instructions for surrendering certificates representing shares of our common stock in exchange for the merger consideration. The letter of transmittal should be completed and returned to the designated exchange agent along with the stock certificates representing shares of our common stock. After the letter of transmittal has been received and processed, our stockholders will be sent the merger consideration, without interest and less applicable witholding taxes, to which they are entitled.

Market Price Information (Page 45)

Our common stock is listed on the New York Stock Exchange under the symbol ‘‘MHL.’’ On July 11, 2006, the last trading day preceding public announcement of the proposed merger, the closing share price of our common stock was $12.40. On                          , 2006, the last practicable trading date before the printing of this proxy statement, the closing share price of our common stock was $        .

Material United States Federal Income Tax Consequences of the Merger (Page 41)

The merger will be a taxable transaction for United States federal income tax purposes that will be treated as a sale or exchange by stockholders of shares of our common stock for the merger consideration. In general, with respect to each share of our common stock owned, a stockholder will recognize gain or loss as a result of the stockholder's receipt of the merger consideration equal to the difference between the merger consideration per share of our common stock exchanged in the merger and the stockholder's adjusted tax basis in that share. Such gain or loss will be capital gain or loss if such share is a capital asset in the hands of the stockholder and will be long-term gain or loss if the stockholder has held such share for more than twelve (12) months as of the effective time of the proposed merger.

Tax matters can be complicated, and the tax consequences of the merger to you, including the application and effect of any state, local or foreign income and other tax laws, will depend on the facts of your own situation. You are encouraged to consult your own tax advisor to understand fully the tax consequences of the merger to you.

Opinion of Our Financial Advisor (Page 19)

In connection with the merger, our financial advisor, Lehman Brothers Inc., or Lehman Brothers, delivered a written opinion to our board of directors as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to be received by the holders of our common stock. The written opinion of Lehman Brothers is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken. Lehman Brothers’ opinion was provided to our board of directors in connection with its evaluation of the merger consideration from a financial point of view and does not address any other aspect of the proposed merger. This opinion also does not address our underlying business decision to engage in the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matter relating to the merger.

Pursuant to an engagement letter between Lehman Brothers and us, we agreed to pay a fee, the substantial portion of which is payable upon completion of the merger. We paid Lehman Brothers a fee of $100,000 when we initially retained Lehman Brothers to provide us with financial advice and $1.0 million upon delivery of its fairness opinion and we have agreed to pay Lehman Brothers an additional fee of approximately $3.2 million upon the closing of the merger. We have also agreed to reimburse Lehman Brothers for its reasonable out of pocket expenses incurred in connection with the engagement and to indemnify Lehman Brothers and its related parties from and against certain liabilities, including liabilities under the federal securities laws.

Recommendation of Our Board of Directors (Page 14)

Our board of directors has determined that the merger and the terms of the merger agreement are fair to, advisable and in the best interests of our company and our stockholders, has approved the merger agreement and recommends that our stockholders vote ‘‘FOR’’ the approval of the merger.

The Special Meeting of Stockholders (Page 12)

Date, Time and Place.    A special meeting of stockholders will be held on                 , 2006, at     :         .m., Eastern Daylight Saving Time, at                        , located at                         ,                          New York, New York.

Purpose of the Special Meeting.    At the special meeting, we will ask you to approve the merger. We will also ask you to approve a proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger.

Record Date; Stock Entitled to Vote.    You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on                     , 2006, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were [                        ] shares of our common stock entitled to be voted at the special meeting.

Quorum.    The holders of a majority of the outstanding shares of common stock entitled to vote at meetings of stockholders as of the record date must be present, either in person or by proxy, to constitute a quorum at the special meeting. We will count abstentions, either in person or by proxy, and broker nonvotes (shares held by a broker or other nominee that does not have the authority to vote, and does not vote, on a matter but which otherwise submits a validly executed proxy) for the purpose of establishing a quorum. If at any time less than a quorum is present at the special meeting, it is expected that the special meeting will be adjourned or postponed until such time as a quorum is present.

Vote Required.    Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of our common stock entitled to be cast at the special meeting is required to approve the merger.

Our Directors and Executive Officers Own Shares Which May Be Voted at the Special Meeting
(Page 46)

As of the record date, our directors and executive officers beneficially owned approximately [        ]% of the outstanding shares of our common stock entitled to vote at the special meeting. Seven of our directors, which includes our chief executive officer, and three of our executive officers, holding approximately [        ]% of the outstanding shares of our common stock entitled to vote at the special meeting, have entered into shareholder agreements with DB Structured Products pursuant to which they have agreed to vote all of their shares in favor of the merger.

MortgageIT and DB Structured Products Must Meet Several Conditions to Complete the Merger (Page 25)

Completion of the merger depends on meeting a number of conditions, including the following:

•	the requisite holders of the shares of our common stock must have approved the merger;

•	all regulatory approvals or waivers required to consummate the merger by any governmental authority must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired; provided, that, with respect to us, this condition shall be deemed to be satisfied unless the failure to obtain any such regulatory approvals or waivers or the failure to satisfy the statutory waiting periods would not reasonably be expected to have a material adverse effect (as defined on page 27) on us;

•	no statute, rule, regulation, judgment, decree, injunction or other order may have been enacted, issued, promulgated, enforced or entered which prohibits, restricts or makes illegal the consummation of the merger;

•	the representations and warranties of each of DB Structured Products, Titan Holdings, Titan Acquisition and MortgageIT in the merger agreement must be accurate, subject to exceptions that would not have a material adverse effect on DB Structured Products or MortgageIT, respectively; and

•	DB Structured Products, Titan Holdings, Titan Acquisition and MortgageIT must have complied in all material respects with their respective obligations in the merger agreement.

Unless prohibited by law, either DB Structured Products or we could elect to waive a condition that has not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

DB Structured Products Must Obtain Regulatory Approvals to Complete the Merger (Page 27)

The merger cannot proceed in the absence of the requisite regulatory approvals. The approvals and notices required to complete the transactions contemplated by the merger agreement include the approvals of various state regulatory authorities and notices to various state regulatory authorities relating to ownership changes with respect to our mortgage origination business. While we believe that the requisite regulatory approvals for the merger will be received, there can be no assurances when or if they will be obtained, whether the regulatory approvals will contain satisfactory terms and conditions or whether there will be litigation challenging these approvals.

DB Structured Products and MortgageIT May Terminate the Merger Agreement (Page 33)

DB Structured Products and MortgageIT can mutually agree at any time to terminate the merger agreement before completing the merger, even if our stockholders have already voted to approve the merger.

The merger agreement may also be terminated by:

•	a non-breaching party if the other party breaches any representation, warranty, covenant or agreement contained in the merger agreement, which breach cannot be or has not been cured within thirty days after the giving of written notice to the breaching party and such breach would be reasonably expected, individually or in the aggregate with other breaches, to result in a failure of any of the conditions to the consummation of the merger contained in the merger agreement;

•	either party if the merger is not consummated by April 11, 2007, except to the extent that the failure of the merger to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking such termination to perform or observe its obligations under the merger agreement or (ii) any of the directors or executive officers of MortgageIT, who entered into shareholder agreements, to perform or observe their respective obligations under the relevant shareholder agreement;

•	a non-breaching party if any required regulatory approval required for consummation of the transactions contemplated by the merger agreement is denied;

•	either party if our stockholders do not approve the merger at the special meeting duly called for such purpose;

•	DB Structured Products if (i) we have breached the covenants described under ‘‘—No Solicitation’’ beginning on page 30, in any respect materially adverse to DB Structured Products; (ii) our board of directors has failed to recommend that our stockholders approve the merger or has withdrawn, modified or changed such recommendation in a manner which is adverse in any respect to the interests of DB Structured Products; or (iii) we materially breach our obligations under the merger agreement by failing to call, give notice of, convene and hold a meeting of stockholders to consider the merger;

•	DB Structured Products if a tender offer or exchange offer for 20% or more of our outstanding shares of common stock is commenced and our board of directors recommends that our stockholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a ten-business day period as specified under the rules of the Exchange Act; and

•	MortgageIT at any time prior to the special meeting in order to concurrently enter into an acquisition or similar agreement with respect to a superior proposal (as defined on page 31) which has been received and considered by MortgageIT in compliance with the applicable terms of the merger agreement, provided that MortgageIT has notified DB Structured Products and given DB Structured Products the opportunity to make an offer at least as favorable as the superior proposal, as determined by the MortgageIT board of directors.

Termination Fee (Page 34)

The merger agreement provides that in the event the merger agreement is terminated under specified circumstances, we may be required to pay a termination fee of $12.9 million to DB Structured Products.

MortgageIT and DB Structured Products May Amend and Extend the Merger Agreement (Page 33)

The parties may amend the merger agreement at any time before the merger is completed, and may agree to extend the time within which any action required by the merger agreement is to take place. No amendment may be made after our special meeting which by law would require the further approval by our stockholders unless that approval is obtained.

Our Directors and Executive Officers Have Interests in the Merger that are in Addition to or Different from the Interests of Our Stockholders (Page 36)

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that some of the members of our management, one of whom is also one of our directors, have interests in the merger that are in addition to, or different from, your interests in the merger, including those listed below:

•	Under the terms of the merger agreement, DB Structured Products may be obligated to make payments to certain of our employees in connection with employment agreements and other agreements and plans. The cash severance payments to be paid upon the termination of employment of certain individuals, including our executive officers, welfare benefits to be provided and the vesting of equity awards held by these individuals, if any, are collectively referred to as Termination Benefits. If Termination Benefits are required to be paid pursuant to the terms of employment agreements we have with Doug W. Naidus, our chairman and chief executive officer, Glenn J. Mouridy, our president and chief financial officer, and Andy Occhino, our general counsel and secretary, the value of these Termination Benefits paid to such officers upon a termination of such officers’ employment following completion of the merger would be approximately $7.7 million, $3.6 million and $578,000, respectively. To the extent that the Termination Benefits paid to Mr. Naidus are deemed to constitute ‘‘excess parachute payments’’ within the meaning of Section 280G of the Code and subject to tax imposed by Section 4999 of the Code, or excise tax, an additional payment will be made to Mr. Naidus to restore him to the same after-tax position he would have been in if the excise tax had not been imposed. Such additional payment will be made only if a 10% reduction in such Termination Benefits would not eliminate the tax imposed by section 4999 of the Code. To the extent that such Termination Benefits paid to Mr. Mouridy are deemed to constitute excess parachute payments and subject to excise tax, then such Termination Benefits will be reduced to one dollar less than the amount which would result in such payments being subject to excise tax, if the result is to give Mr. Mouridy a larger after tax amount than if the Termination Benefits were not reduced and the excise tax is imposed. To the extent that such Termination Benefits paid to Mr. Occhino are deemed to constitute excess parachute payments and subject to excise tax, then such Termination Benefits will be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payment being non-deductible under Section 280G of the Code, or subject to excise tax.

•	Prior to and effective as of the effective time of the merger, we will take all such action as is necessary to terminate our stock incentive plans and will have provided written notice to each holder of our then-outstanding options (whether or not such option is then vested or exercisable), that such option will be, as of the date of such notice, exercisable in full, that such option will terminate at the effective time of the merger and that, if such option is not exercised or otherwise terminated on or before the effective time of the merger, such holder shall be entitled to receive in cancellation of the option, a cash payment upon the closing of the merger in an amount equal to the excess, if any, of the merger consideration over the per share exercise price of such option, multiplied by the number of shares of our common stock covered by such option, subject to any required withholding of taxes. Subject to the foregoing, our stock incentive plans and all options issued thereunder will terminate at the effective time of the merger. As of August 10, 2006, Doug W. Naidus, our chairman and chief executive officer, and Gary Bierfriend, president of MortgageIT, Inc., held options to acquire 351,674 and 100,400 shares, respectively, of our common stock at an exercise price of $12.01 per share. All other officers and non-employee directors of MortgageIT and its subsidiaries held options to acquire an aggregate of 359,277 shares of our common stock at exercise prices ranging from $12.01 to $17.91 per share as of the same date.

•	As of the effective time of the merger, each share of our restricted common stock which was issued pursuant to our stock incentive plans or otherwise, whether in book-entry or certificated form, will become fully vested and will be converted into, and shall be canceled in exchange for, the right to receive the $14.75 per share merger consideration. Upon completion of the merger 164,336, 96,741, 64,227, and 21,898 shares of our restricted stock granted to Messrs. Naidus, Mouridy, Bierfriend and Occhino, respectively will become vested. As of August 10, 2006, an aggregate of 246,494 shares of our restricted stock granted to all other officers and non-employee directors of MortgageIT and its subsidiaries will become vested upon completion of the merger.

•	On August 10, 2006, DB Structured Products entered into a new employment agreement with Doug W. Naidus, our chairman and chief executive officer, which will take effect upon the closing of the merger. Such agreement provides that Mr. Naidus will join DB Structured Products as the head of mortgage loan origination for the Global Markets division and have the title of Managing Director. Pursuant to the terms of the agreement, Mr. Naidus will receive (i) an annual base salary of $500,000; (ii) guaranteed incentive compensation of $7,000,000 (in cash or in equity as determined by Deutsche Bank) for each of the 2006 and 2007 calendar years (with such 2006 compensation to be reduced by the amount of any incentive compensation paid by MortgageIT to Mr. Naidus for his fiscal year 2006 performance) and will be eligible to receive such other incentive compensation as determined in the sole and exclusive discretion of the applicable Deutsche Bank compensation committee; (iii) a one-time retention equity award with an initial value of $2,000,000 that will vest in August 2007, August 2008, and August 2009 (subject to the terms of the Deutsche Bank Share Scheme); (iv) vacation and benefits as determined by Deutsche Bank policy; and (v) eligibility for indemnification pursuant to the Deutsche Bank Americas Indemnification Policy, as applicable. In the event that Deutsche Bank terminates Mr. Naidus' employment without ‘‘cause’’ or Mr. Naidus resigns for ‘‘good reason’’ (each as defined in the employment agreement), Deutsche Bank will (i) pay Mr. Naidus any unpaid and outstanding cash portion of his guaranteed incentive compensation on the applicable bonus payout date; (ii) on the applicable bonus payout date, in Deutsche Bank's sole discretion, either award Mr. Naidus the outstanding equity award portion of his guaranteed incentive compensation or pay Mr. Naidus in cash, the value of any outstanding equity award portion of his guaranteed incentive compensation; (iii) pay Mr. Naidus his salary through his termination date; and (iv) the retention equity award will be treated as provided in applicable documents governing the award. During Mr. Naidus' employment and for the 120 days following the termination of his employment, Mr. Naidus may not, directly or indirectly, personally solicit, induce, cause or assist any third party to solicit any employees from Deutsche Bank's Global Markets division or its successor division to work for Mr. Naidus or any entity.

•	In connection with the merger, DB Structured Products has agreed to grant certain of our employees retention equity awards. The retention equity awards will be valued based on (i) the average closing price of the Deutsche Bank AG stock for the 10 trading days up to and including the effective date of the merger; and (ii) the U.S. Dollar/Euro exchange rate for the 10 trading days up to and including the effective date of the merger. Any retention equity awards granted will vest ratably in one-third increments on or about August 1, 2007, August 1, 2008, and August 1, 2009 and will be subject to the terms and conditions provided by the DB Share Scheme and applicable Award Statement. Pursuant to the terms of the merger agreement, our employees are to receive retention equity awards having a proposed retention value of up to $5,950,000 in the aggregate, of which our executive officers Messrs. Bierfriend and Occhino will receive awards with proposed retention values of $1,250,000 and $250,000, respectively.

•	DB Structured Products has agreed to indemnify and hold harmless from and after the effective time of the merger all former and present directors, officers and employees of MortgageIT and its subsidiaries against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of our company or any of our subsidiaries or is or was serving at our request or the request of any of our subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or consummation of the merger.

Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

We are Prohibited from Soliciting Other Offers (Page 30)

We have agreed that, while the merger is pending, we will not initiate or, subject to some limited exceptions, engage in discussions with any third party regarding extraordinary transactions such as a merger, business combination or sale of a material amount of assets or capital stock.

Our Stockholders Do Not Have Dissenters’ Rights (Page 44)

The holders of our common stock do not have rights under Maryland law, our jurisdiction of incorporation, to dissent from the merger and obtain the fair value of their shares.

Contact for our Stockholders Regarding Questions and Requests

If our stockholders have more questions about the merger or how to submit their proxy, or if they need additional copies of the proxy statement or the enclosed proxy card, they should contact our proxy solicitor, D.F. King & Co., Inc., at (888) 628-9011.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting, and at any adjournment of the special meeting.

Date, Time and Place

We will hold the special meeting on                     , 2006, at     :         .m., Eastern Daylight Saving Time, at                                 , located at                                 ,                                  New York, New York.

Matters to be Considered

At the special meeting, stockholders will be asked to consider and vote upon:

•	a proposal to approve the merger; and

•	a proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger.

Pursuant to Maryland law and our bylaws, no matter other than the proposals to approve the merger and, if deemed necessary, to adjourn the special meeting to permit further solicitation will be brought before the special meeting.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on                                  , 2006 has been fixed by our board of directors as the record date for the determination of holders of our common stock entitled to notice of, and to vote at, the special meeting and any adjournment of the special meeting. At the close of business on the record date, there were [                        ] shares of our common stock outstanding and entitled to vote held by approximately [        ] holders of record. Each share of our common stock entitles the holder to one vote at the special meeting on all matters properly presented at the special meeting.

How to Vote Your Shares

Our stockholders of record may vote by mail, telephone, Internet or by attending the special meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid return envelope provided. Maryland law permits electronic submission of proxies through the Internet or by telephone, instead of submitting proxies by mail on the enclosed proxy card. Thus, our stockholders of record have the option of submitting their proxies electronically through the Internet or by telephone as described in the instructions included with the proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

•	delivering, prior to the special meeting, a written notice of revocation addressed to Andy Occhino, general counsel and secretary, MortgageIT Holdings, Inc., 33 Maiden Lane, New York, New York 10038;

•	submitting, prior to the special meeting, a properly executed proxy with a later date; or

•	attending the special meeting and voting in person, however, attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

If you have instructed your bank, broker or other nominee to vote your shares, you must follow directions received from your bank, broker or other nominee to change or revoke your proxy.

Voting of Proxies

All shares represented by properly executed proxies received prior to the special meeting (and not revoked) will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted FOR the approval of the merger and FOR approval of adjournment of the special meeting if deemed necessary to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger. No proxy that is specifically marked AGAINST approval of the merger will be voted in favor of the adjournment proposal, unless it is specifically marked FOR the proposal to adjourn the special meeting to a later date.

Votes Required

A quorum, consisting of the holders of a majority of the shares of our common stock entitled to vote as of the record date, must be present in person or by proxy before any action may be taken at the special meeting. Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purpose of determining the presence or absence of a quorum for the transaction of all business at the special meeting but will not be counted as votes cast. Holders of record of our common stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting.

The proposal to approve the merger requires the affirmative vote of a majority of the shares of our common stock outstanding on the record date and entitled to be cast at the special meeting. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the approval of the merger. If you hold your shares in ‘‘street name’’ through a broker, bank or other nominee, you must direct your broker, bank or other nominee to vote in accordance with the instructions you have received from your broker, bank or other nominee. Brokers, banks or other nominees who hold shares of our common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares will have the effect of votes against approval of the merger.

The proposal to approve adjournments of the special meeting if deemed necessary to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger, requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting, even if less than a quorum. Accordingly, not voting at the special meeting will have no effect on the outcome of this proposal, but abstentions will have the same effect as a vote against this proposal.

As of the record date, our directors and executive officers beneficially owned and had the right to vote          shares of our common stock, or approximately         % of the outstanding shares of common stock entitled to vote at the special meeting. Each of Fred A. Assenheimer (director), John K. Darr (director), Michael N. Garin (director), Michael J. Marocco (director), Nancy McKinstry (director), Timothy Schantz (director), Doug W. Naidus (chairman and chief executive officer), Gary Bierfriend (president of MortgageIT, Inc.), Glenn J. Mouridy (president and chief financial officer), and Andy Occhino (general counsel and secretary), who collectively hold approximately        % of the outstanding shares of common stock entitled to vote at the special meeting, have entered into a shareholder agreement with DB Structured Products pursuant to which they have agreed to vote all of their shares for the approval of the merger. See ‘‘Security Ownership of Certain Beneficial Owners and Management’’ beginning on page 46 and ‘‘The Merger—Shareholder Agreements’’ on page 43.

Solicitation of Proxies

All costs related to the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by us. We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies and to verify records relating to the solicitation. D.F. King & Co., Inc. will receive a fee for its services of $8,500 and expense reimbursement. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders in person or by telephone, telegram, facsimile, or other electronic methods, without additional compensation other than reimbursement for their actual expenses. However, you should be aware that certain members of our board of directors and our officers have interests in the merger that are different from, or in addition to, yours. See ‘‘The Merger —Interests of Our Directors and Executive Officers in the Merger’’ beginning on page 36.

Arrangements also will be made with custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with these arrangements.

Stock Certificates

Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

Recommendation of Our Board of Directors

Our board of directors has adopted resolutions (i) approving the merger agreement; (ii) determining that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of our company and our stockholders; and (iii) directing that the merger agreement be submitted for approval at a special meeting of our stockholders. Our board of directors recommends that all of our stockholders vote FOR the approval of the merger. Our board of directors also recommends that our stockholders vote FOR approval of adjournment of the special meeting if deemed necessary to facilitate the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger. See ‘‘The Merger—Our Reasons for the Merger’’ beginning on page 17.

Contact for Our Stockholders Regarding Questions and Requests

If our stockholders have more questions about the merger agreement or the merger or how to submit their proxy, or if they need additional copies of the proxy statement or the enclosed proxy card, they should contact our proxy solicitor, D.F. King & Co., Inc. at (888) 628-9011.

THE MERGER

The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this document, including the merger agreement. Our stockholders are urged to carefully read the annexes in their entirety.

Description of the Merger

Our board of directors has approved the merger whereby our company will become a wholly-owned subsidiary of DB Structured Products. If the merger is approved and completed, Titan Acquisition will merge with and into MortgageIT, with MortgageIT as the surviving corporation in the merger. If the merger is completed, you will be entitled to receive the merger consideration of $14.75, without interest and less applicable withholding taxes, in exchange for each share of our common stock that you own at the effective time of the merger. Immediately following the merger, MortgageIT will be merged with and liquidated into Titan Holdings. We encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement, because it is the legal document that governs the merger.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a stockholder of MortgageIT. You will receive your portion of the merger consideration after exchanging your stock certificates representing our common stock in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.

Our common stock is currently registered under the Exchange Act and is listed on the New York Stock Exchange under the symbol ‘‘MHL.’’ Following the merger, our common stock will be delisted from the New York Stock Exchange and will no longer be publicly traded, and the registration of our common stock under the Exchange Act will be terminated.

Background of the Merger

Our board of directors has periodically discussed and reviewed our business, strategic direction, performance and prospects in the context of developments in the financial services industry and the competitive landscape in the industry in which we operate. Our board of directors has also at times discussed with senior management various potential strategic alternatives involving possible acquisitions or business combinations that could complement and enhance our competitive strengths and strategic position. In this regard, our management has from time to time communicated informally with representatives of other financial institutions regarding industry trends and issues, their respective companies’ strategic direction and the potential benefits and issues arising from potential business combination or other strategic transactions. Most recently, in April and May 2006, we received indications of interest from several financial institutions, including Deutsche Bank AG, or Deutsche Bank, interested in pursuing an acquisition of our company. During this period, management engaged in limited discussions with those financial institutions and conveyed that it would need to review any strategic proposals with our board of directors.

In May 2006, our board and senior management reviewed the proposals received to date, as well as our broader strategic options. Our board noted, among other things, that the mortgage banking industry was experiencing heightened levels of consolidation activity, and that our ability to compete with larger industry participants was becoming more limited given our higher funding costs and smaller capital base. In addition, our board held a meeting at which representatives of Lehman Brothers and our management reviewed with our board the current financial services environment, including continued consolidation and trends in the mergers and acquisitions market, various potential strategic options, valuation, the informal discussions that had occurred with potential merger partners, and financial and other information relating to us.

Following this meeting, our board formally hired Lehman Brothers to act as our financial advisor. Our board of directors instructed senior management, with the assistance of Lehman Brothers, to continue informal discussions with the parties that had expressed an interest in a potential transaction with us and, in addition, contact other potential merger partners to explore their interest in a possible transaction with us.

Over the course of the next month, Lehman Brothers contacted multiple financial institutions on our behalf. We entered into confidentiality agreements with six of these institutions and exchanged information relating to our company. The six potential buyers, including Deutsche Bank, began preliminary due diligence starting the week of May 22, 2006 through an online datasite and calls with our management. Senior management periodically updated the board regarding the status of these discussions and the efforts of Lehman Brothers and senior management. During the weeks of June 6 and June 13, 2006, Lehman Brothers arranged management meetings between our management and the four parties who indicated continued interest in a transaction. A draft purchase agreement was circulated to each party and final bids were requested for June 23, 2006.

On June 23, 2006, Lehman Brothers received indications of interest from three parties. Deutsche Bank submitted a formal written indication of interest, at a premium to market. While two other parties indicated verbally that they were interested in a potential transaction with us, their proposal would not have resulted in a bid that would be either equal to or a premium to the Deutsche Bank offer.

On June 26, 2006, our board held a meeting to review with management and Lehman Brothers the results of the discussions with Deutsche Bank and the other interested parties, including Deutsche Bank’s request for an exclusivity period. At this meeting, management and Lehman Brothers also reviewed and updated the board on the status of the process and the indications of interest received on June 23, 2006. At the conclusion of this meeting, our board preliminarily determined that a transaction with Deutsche Bank could be in the best interests of our stockholders, but Deutsche Bank’s current offer price did not warrant exclusivity unless Lehman Brothers and our management were able to negotiate a higher price. Our board authorized Lehman Brothers and our management to negotiate with Deutsche Bank.

Following the June 26 board meeting, Lehman Brothers returned to Deutsche Bank and suggested an improved bid in exchange for a limited exclusivity period with us. On June 27, 2006, Deutsche Bank increased its bid to $14.75 per share in cash, subject to confirmatory due diligence and negotiation of the definitive transaction documentation. On June 28, 2006, we entered into a two week exclusivity agreement with Deutsche Bank, subject to extension for an additional week under certain circumstances.

During the exclusivity period, Deutsche Bank finalized its due diligence investigation of our company, and legal counsel to each of Deutsche Bank and us began to discuss definitive documentation with respect to the proposed merger. Negotiations between us, Deutsche Bank and our respective advisors concerning the final terms of the proposed merger and definitive documentation continued through July 11.

On July 11, 2006, our board of directors held a special meeting. Our senior management, together with our financial and legal advisors, reviewed with the board of directors the terms of the proposed transaction with Deutsche Bank. Our board also reviewed prior discussions regarding strategic alternatives, the efforts of Lehman Brothers in soliciting other indications of interests in a possible transaction with us, and the results and status of prior discussions with other potential merger partners. Lehman Brothers also reviewed financial, operating and business information relating to Deutsche Bank, noting, among other things, that Deutsche Bank had proven acquisition and integration experience and substantial capacity for financing the proposed transaction. Lehman Brothers also reviewed with the board various key factors relating to the proposed merger, including the fact that discussions with other potential partners had not resulted in any reasonable possibility of a more favorable competing combination proposal, and other factors discussed below under ‘‘—Our Reasons for the Merger’’ beginning on page 17.

In addition, Lehman Brothers discussed a range of matters, including the amount and form of the merger consideration, the structure of the transaction, business and financial information regarding the parties, our historical stock price performance, valuation methodologies and analyses and the other matters set forth in ‘‘Opinion of Our Financial Advisor.’’ After this discussion, Lehman Brothers rendered to our board of directors its opinion that, as of the date of the meeting and based upon and subject to the considerations described in its opinion, the proposed $14.75 per share cash merger consideration was fair, from a financial point of view, to holders of our common stock. Patton Boggs LLP, our legal counsel, then discussed with our board of directors matters relating to the proposed merger and related agreements, including the legal standards applicable to the board’s decisions and actions with respect to the proposed transactions, the legal terms of the proposed merger and related agreements, including matters related to our employees and management and anticipated transaction timing and other transaction-related matters.

Following these presentations, our board meeting continued with discussions and questions among the members of the board, management and our legal and financial advisors. After further discussion, and taking into consideration the factors described under ‘‘—Our Reasons for the Merger,’’ our board determined that the proposed merger presented the best potential opportunity and strategic transaction for our company and our stockholders and was advisable and in the best interests of our company and our stockholders. Our entire board then approved and adopted the merger agreement, except for one director, Mr. Timothy Schantz, who recused himself from the vote on the merger agreement because of his employment with an affiliate of Deutsche Bank.

Following approval of our board and the approval of the DB Structured Products board of directors, the parties executed the merger agreement and, then, on the morning of July 12, 2006, publicly announced the transaction by joint press release.

Our Reasons for the Merger

Our board of directors, at its meeting held on July 11, 2006, considered the merger agreement and determined it to be fair, and in the best interests of our company and our stockholders. In evaluating the merger, our board of directors consulted with management, as well as our legal and financial advisors, and considered a number of factors. Listed below are the material factors that our board of directors considered in its decision:

•	the financial terms of the merger, including the fact that, based on the closing price of our common stock on the New York Stock Exchange on July 7, 2006 (the Friday prior to announcement of the merger agreement), the $14.75 per share merger consideration represented an approximate 20% premium as of that date;

•	its review of our business, operations, financial condition and earnings on an historical and a prospective basis;

•	the possible alternatives to the proposed merger, including continuing to operate our company on a stand-alone basis or seeking to continue to grow through acquisitions, and the risks associated with such alternatives;

•	greater access to capital and resources to grow our business;

•	the process through which our company, with the assistance of our financial advisors, engaged in or sought to engage in discussions with institutions deemed to be likely candidates to pursue a business combination with or acquisition of our company;

•	the recent evaluation by our board of directors of our business plan and the risks and uncertainties associated with the implementation thereof compared to the risks and benefits from the proposed merger;

•	the financial services industry trends, competition and challenges affecting us, including the increasing importance of scale and scope and potential challenges to earnings growth in the current interest rate environment;

•	the complementary fit of the businesses of DB Structured Products and our company, and the expectation that the merger would entail minimal disruption for our customers;

•	the financial presentations of Lehman Brothers, including the opinion, dated July 11, 2006, to our board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by the holders of our common stock, as more fully described under the caption ‘‘Opinion of Our Financial Advisor’’ beginning on page 19;

•	the fact that the merger consideration is all cash so that the proposed merger will allow our stockholders to immediately realize a fair value, in cash, for their investment and will provide those stockholders with certainty of value for their shares;

•	the terms of the merger agreement, including the absence of a financing condition to DB Structured Products’ obligation to complete the merger, the limited number and nature of other conditions to DB Structured Products’ obligation to consummate the merger and the limited risk that such conditions would not be satisfied;

•	the regulatory and other approvals required in connection with the merger and the likelihood such approvals would be received without unacceptable conditions; and

•	the fact that some of our directors and executive officers have other financial interests in the merger that are in addition to their interests as stockholders, including as a result of employment and compensation arrangements with us and the manner in which they would be affected by the merger. See ‘‘Interests of Our Directors and Executive Officers in the Merger’’ beginning on page 36.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by our board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Our board of directors considered all these factors as a whole, and overall considered the factors to be favorable to, and supportive of, its determination.

For the reasons set forth above, our board of directors determined that the merger agreement and the merger are in the best interests of our company and our stockholders, and approved the merger agreement. Our board of directors recommends that you vote FOR the approval of the merger.

Forecasts

We do not, as a matter of course, make public projections as to our future performance or earnings. In general, our forecasts are prepared solely for internal use and capital budgeting and other management decisions. These forecasts are subjective in many respects and, thus, susceptible to interpretation and revision based on actual experience and business and industry developments. However, in connection with the discussions concerning the merger, we furnished to DB Structured Products certain financial forecasts relating to our mortgage banking segment prepared by our management that were based upon our performance through April 2006. The forecasts did not include results of our mortgage investment operations conducted in the REIT and, therefore, do no reflect and cannot be compared to our consolidated results of operations. The forecasts included projections of mortgage origination volume for fiscal years 2006 and 2007 of approximately $32.8 billion and $36.5 billion, respectively. The forecasts also included projections of total revenue for our mortgage banking segment of approximately $307 million and $340 million for fiscal 2006 and 2007, respectively; total operating expenses of $279 million and $276 million for fiscal 2006 and 2007, respectively; and net income after taxes of $16 million and $37 million for fiscal 2006 and 2007, respectively.

The forecasts referred to above were not prepared with a view to public disclosure and are included in this proxy statement only because this information was made available to DB Structured Products. The forecasts were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Neither our independent auditor, nor any other independent accountants have compiled, examined or performed any procedures with respect to the forecasts. The forecasts are forward-looking statements and represented our management's best estimates as of May 2006 and do not reflect events after that date, including an increase in the amount of delinquent sub-prime loans we repurchased and lower gain on sale margins. Based on such events, various changes to several of the assumptions which are set forth below, and the other matters referred to in this paragraph, we believe that these forecasts are no longer reliable indications of our future results. While presented with numeric specificity, the forecasts reflect numerous assumptions made by our management with respect to industry performance, interest rates, general business, economic, market and financial conditions, and other matters, including assumed effective tax rates consistent with historical levels for us, all of which are difficult to predict, many of which are beyond our control and none of which was subject to approval by DB Structured Products. Accordingly, there can be no assurance that the assumptions made in preparing the forecasts will prove accurate. The inclusion of these forecasts should not be regarded as an indication that MortgageIT or DB Structured Products, or their respective affiliates or representatives, considered or consider such data to be a reliable prediction of future events, and such data should not be relied upon as such. Except to the extent required under applicable laws, we do not intend to make publicly available any update or other revisions to the forecasts to reflect circumstances existing after the date of the preparation of the projections. See ‘‘Cautionary Statement Concerning Forward-Looking Statements’’ on page 1.

Opinion of Our Financial Advisor

We engaged Lehman Brothers to act as our financial advisor in connection with the merger and render its opinion with respect to the fairness, from a financial point of view, to our stockholders of the consideration to be offered to those stockholders in the merger. On July 11, 2006, Lehman Brothers rendered its oral opinion to our board of directors that as of that date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be offered to our stockholders in the merger was fair to such stockholders. Lehman Brothers subsequently confirmed the oral opinion by delivery of its written opinion dated July 11, 2006.

The full text of Lehman Brothers’ opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge our stockholders to read the entire opinion carefully in connection with their consideration of the proposed merger.

The Lehman Brothers’ opinion was provided for the information and assistance of our board of directors in connection with its consideration of the merger. The Lehman Brothers’ opinion does not address any other aspect of the transaction and is not intended to be and does not constitute a recommendation to any stockholder of MortgageIT as to how that stockholder should vote with respect to the merger or any related matter. Lehman Brothers was not requested to opine as to, and the Lehman Brothers’ opinion does not address, our underlying business decision to proceed with or effect the merger, nor does the Lehman Brothers opinion address the relative merits of the merger with DB Structured Products compared to any other business strategies or alternatives that might be available to us.

In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement and the specific terms of the proposed merger;

•	publicly available information concerning us that Lehman Brothers believed to be relevant to its analysis, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	financial and operating information with respect to our business, operations and prospects furnished to it by us, including financial projections of MortgageIT prepared by management;

•	the trading history of our common stock since our initial public offering on July 29, 2004, and for the period from July 7, 2005 to July 7, 2006, and a comparison of that trading history with that of other companies Lehman Brothers deemed relevant;

•	a comparison of our historical financial results and present financial condition with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the financial terms of the proposed merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•	independent research analysts’ estimates of our future financial performance published by I/B/E/S, Inc., or I/B/E/S; and

•	the results of the efforts of Lehman Brothers to solicit indications of interest from certain third parties with respect to an acquisition of us.

In addition, Lehman Brothers had discussions with our management concerning our business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of that information. Lehman Brothers further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. In arriving at its opinion, upon our advice, Lehman Brothers assumed that the published estimates of third party research analysts were a reasonable basis to evaluate our future financial performance and that we would perform substantially in accordance with those estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers’ opinion.

At the July 11, 2006 meeting of our board of directors, Lehman Brothers made a presentation of certain financial analyses of the proposed merger. The following is a summary of the material valuation, financial and comparative analyses in the presentation that was delivered to our board of directors by Lehman Brothers. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Lehman Brothers, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analysis performed by Lehman Brothers.

Summary of Bid—Multiples and Premiums.    Lehman Brothers noted the transaction value to our stockholders of $14.75 per share of our common stock as a premium to our closing price per share of common stock on June 22, 2006 (the day prior to the due date for final bids) and July 7, 2006 (the Friday prior to the announcement of the transaction). In addition, Lehman Brothers reviewed the offer price to our closing price per share of common stock on June 30, 2006 (one week prior to July 7, 2006), our closing price per share of common stock on June 23, 2006 (two weeks prior to July 7, 2006), and our closing price per share of common stock on June 9, 2006 (four weeks prior to July 7, 2006). Lehman Brothers also noted the transaction value as a premium to our average stock price between July 7, 2006 and the dates listed above. The premiums analyzed resulted in a range of 20.4% to 27.4%.

Lehman Brothers also calculated the transaction value as a multiple of our book value and tangible book value at March 31, 2006 and as a multiple of our estimated earnings for 2006 and 2007 (based on consensus I/B/E/S earnings estimates for us as of July 7, 2006). Lehman Brothers also calculated the transaction value as a multiple of our book value and tangible book value at March 31, 2006, and adjusted for the fair market value adjustment to our REIT portfolio reported as of March 31, 2006. Lastly, Lehman Brothers reviewed the offer price based on a premium to loan originations based on March 31, 2006 tangible book value, adjusted tangible book value and management’s estimate of 2006 loan originations.

Comparable Companies Analysis for MortgageIT.    Lehman Brothers analyzed the public market statistics of certain comparable companies to us and examined various trading statistics and information relating to those companies. As part of this comparable companies analysis, Lehman Brothers examined market multiples for each company including:

•	the multiple of market price per share to median estimated 2006 earnings per share;

•	the multiple of market price per share to median estimated 2007 earnings per share;

•	the multiple of market price per share to book value per share; and

•	the multiple of market price per share to tangible book value per share.

The estimated 2006 and 2007 earnings per share were obtained from I/B/E/S and the remaining information was obtained from publicly available financial information for the period ended March 31, 2006. The stock price data used for this analysis was the closing price for the selected companies on July 7, 2006.

Lehman Brothers selected the companies below because their businesses and operating profiles are reasonably similar to ours. No comparable company identified below is identical to us. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of those comparable companies; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

In choosing comparable companies to analyze, Lehman Brothers selected the following companies:

•	Thornburg Mortgage, Inc.;

•	American Home Mortgage Holdings, Inc.;

•	Redwood Trust, Inc.;

•	HomeBanc Corp.;

•	Luminent Mortgage Capital, Inc.;

•	Opteum, Inc.; and

•	New York Mortgage Trust, Inc.

The following table summarizes the results from the comparable companies analysis:

Based on 7/07/06 Closing Price

	MortgageIT(1)	Comparable Companies(2)	Multiples to MortgageIT Implied by the Proposed Merger
Price to:
2006 EPS Estimate	12.1x	10.7x	14.6x
2007 EPS Estimate	7.2x	8.1x	8.7x
Book Value per share	0.99x	1.30x	1.20x
Tangible Book Value per share	1.03x	1.31x	1.24x
Adjusted Tangible Book Value per share(3)	1.33x	—	1.60x

(1)	Based on our closing price of $12.25 on July 7, 2006.

(2)	Based on median values.

(3)	Tangible Book Value less reported REIT fair market value adjustment of $78.6 million reported as of March 31, 2006.

In addition, Lehman Brothers applied the trading comparables multiples to our financial information, including our 2006 and 2007 I/B/E/S consensus estimates and our book value, adjusted book value, tangible book value and adjusted tangible book value. This analysis suggested an implied value range of approximately $10.81 to $15.97 per share of our common stock, an implied value range of $10.81 to $13.78 per share of our common stock after adjusting our book value as of March 31, 2006 by the fair market value adjustment to our REIT portfolio reported as of March 31, 2006, and an implied acquisition value range of $12.97 to $16.54 per share of our common stock based on a 20% implied acquisition premium and an adjustment to our book value and tangible book value as of March 31, 2006. The fair market value adjustment to our REIT portfolio reported as of March 31, 2006 was $78.6 million.

Comparable Transactions Analysis.    Lehman Brothers compared the foregoing calculations to similar calculations for selected prime mortgage related acquisitions announced in the six years prior to July 7, 2006. The following transactions were reviewed by Lehman Brothers (in each case, the first named company was the acquirer and the second named company was the acquired company):

•	Wachovia / Am Net Mortgage;

•	Citigroup / Principal Mortgage;

•	Royal Bank of Canada / Sterling Capital;

•	Washington Mutual / Production Assets from Homeside;

•	Washington Mutual / Fleet Mortgage; and

•	Washington Mutual / PNC Mortgage.

Lehman Brothers considered these selected merger transactions to be reasonably similar, but not identical, to the proposed merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected merger transactions and other factors that could affect the premiums paid in those comparable transactions to which the proposed merger is being compared; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected merger transaction data.

For the selected merger transactions listed above, Lehman Brothers used publicly available financial information including information obtained from the online databases of SNL Financial, a recognized data service that collects, standardizes and disseminates relevant corporate, financial, market and mergers and acquisitions data for companies in the industries it covers and information regarding originations provided by the Mortgage Bankers Association, a trade association that collects and produces data on the mortgage banking industry. Lehman Brothers used this financial information to determine:

•	the multiple of the transaction price per share to the book value per share using the acquired companies' most recent financial reports at the time of announcement of the transactions; and

•	the implied premium to loan originations in the year of the announcement of the transactions (based on industry mortgage production estimates prepared by the Mortgage Bankers Association).

	Premium and Multiples to MortgageIT Implied by the Proposed Merger	Adjusted Premium and Multiples to MortgageIT Implied by the Proposed Merger(1)	Median Comparable Transactions
Transaction Value as a:
Multiple of Book Value	1.20x	1.53x	1.12x
Premium to Loan Originations(2)	0.26%	0.50%	0.24%

(1)	Reflects fair market value adjustments of $78.6 million to our book value as reported as of March 31, 2006.

(2)	Loan originations based on Mortgage Bankers Association industry production estimates during year transaction was announced.

In addition, Lehman Brothers applied the median comparables to us. This analysis suggested an implied value range of approximately $10.78 to $13.80 per share of our common stock based on price/book multiples of comparable transactions and an implied value range of $11.93 to $14.63 per share based on premium to loan originations.

Discounted Cash Flow Analysis of MortgageIT.    Lehman Brothers performed a discounted cash flow analysis to estimate a range of the present values per share of our common stock, assuming I/B/E/S earnings estimates for the fourth quarter of 2006 and for the 2007 fiscal year of $0.39 and $1.70 per share, respectively, and the I/B/E/S long-term growth rate of 6% thereafter. The valuation range was determined by adding (1) the present value of our dividendable earnings from our REIT (which were estimated by Lehman Brothers based on internal projections provided by our management), from September 30, 2006 through December 31, 2011, and (2) the present value of the ‘‘terminal value’’ of our common stock. In calculating the terminal value of our common stock, Lehman Brothers applied multiples ranging from 1.00x to 1.30x to 2011 forecasted book value. The forecasted book value included earnings retained by the taxable REIT subsidiary for September 2006 to December 2011 (which were estimated by Lehman Brothers based on internal projections provided by our management) and the fair market value adjustment of $78.6 million reported as of March 31, 2006. The free cash flow stream and the terminal value were then discounted back to September 30, 2006, using discount rates ranging from 12.0% to 16.0%, which range Lehman Brothers viewed as appropriate for a company with our risk characteristics. This analysis suggested an acquisition value range of approximately $9.82 to $14.42 per share of our common stock.

Lehman Brothers performed a variety of financial and comparable analyses for purposes of rendering its opinion. The above summary of these analyses does not purport to be a complete description of the analyses performed by Lehman Brothers in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by Lehman Brothers. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of Lehman Brothers’ analyses, without considering all of them, would create an incomplete view of the process underlying Lehman Brothers’ analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Lehman Brothers with respect to our actual value.

In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lehman Brothers or us. Any estimates contained in the analyses of Lehman Brothers are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by those estimates. The analyses performed were prepared solely as part of the analysis by Lehman Brothers of the fairness to our stockholders of the consideration to be offered to those stockholders in the proposed merger, from a financial point of view, and were prepared in connection with the delivery by Lehman Brothers of its opinion to our board of directors.

The consideration to be offered to our stockholders in the merger and other terms of the merger were determined through arms-length negotiations between us and DB Structured Products and were approved by our board of directors. Lehman Brothers provided advice to us during those negotiations. However, Lehman Brothers did not recommend any specific price per share or other form of consideration to us or that any specific price per share or other form of consideration constituted the only appropriate consideration for the merger. The opinion of Lehman Brothers was one of many factors taken into consideration by our board of directors in making its determination to approve the merger. The analysis of Lehman Brothers summarized above should not be viewed as determinative of the opinion of our board of directors with respect to our value or of whether our board of directors would have been willing to agree to a different price per share or other forms of consideration.

Our board of directors selected Lehman Brothers as its financial advisor because of Lehman Brothers’ reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to the merger and because Lehman Brothers is familiar with us and our business. As part of its investment banking and financial advisory business, Lehman Brothers is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Lehman Brothers provides a full range of financial advisory and securities services. Lehman Brothers has performed various investment banking services for us and Deutsche Bank and their respective subsidiaries in the past and has received customary fees for those services. In the ordinary course of its business, Lehman Brothers may actively trade in the securities of MortgageIT or Deutsche Bank for its own account or for the accounts of its customers and, accordingly, may at any time hold or short positions in those securities.

Pursuant to an engagement letter between Lehman Brothers and us, we agreed to pay a fee, the substantial portion of which is payable upon completion of the merger. We paid Lehman Brothers a fee of $100,000 when we initially retained Lehman Brothers to provide us with financial advice and $1.0 million upon delivery of its fairness opinion and we have agreed to pay Lehman Brothers an additional fee of approximately $3.2 million upon the closing of the merger. We have also agreed to reimburse Lehman Brothers for its reasonable out of pocket expenses incurred in connection with the engagement and to indemnify Lehman Brothers and its related parties from and against certain liabilities, including liabilities under the federal securities laws.

Structure of the Merger and Merger Consideration

Structure.    A copy of the merger agreement is attached to this proxy statement as Appendix A. Please read the entire merger agreement. It is the legal document that governs the merger. We are proposing a merger whereby Titan Acquisition will merge with and into MortgageIT, with MortgageIT as the surviving entity. Immediately after the merger, MortgageIT shall be merged with and liquidated into Titan Holdings.

Merger Consideration.    The merger agreement provides that each share of our common stock shall be converted into the right to receive $14.75 in cash, without interest and less applicable withholding taxes.

Our stockholders should not return their stock certificates with the enclosed proxy, and stock certificates should not be forwarded to us, DB Structured Products or any other party until you have received the letter of transmittal, which will be sent to you after we complete the merger.

Treasury Shares.    Upon consummation of the merger, any shares of our common stock that are held by us as treasury stock will be canceled and retired and no merger consideration will be given with respect to those shares.

Procedures for Submitting Certificates

Promptly after the completion of the merger, but in no event more than three business days after the merger, the exchange agent, selected by DB Structured Products, will mail to each holder of record of shares of our common stock a letter of transmittal and instructions for surrendering certificates representing shares of our common stock in exchange for the merger consideration. Upon surrender of a stock certificate of our common stock for exchange and cancellation to the exchange agent in accordance with terms of the letter of transmittal and instructions provided, together with a duly executed letter of transmittal, the holder of such stock certificate will be entitled to receive the merger consideration and the stock certificate for our common stock so surrendered will be canceled.

After completion of the merger, no transfers of our common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Any stock certificates representing shares of our common stock that are presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration, without interest and less applicable withholding taxes.

Treatment of Stock Options and Restricted Stock

Prior to the effective time of the merger, each holder of a then-outstanding option to purchase our common stock, whether or not then vested and exercisable, will receive written notice that such stock option shall be, as of the date of such notice, exercisable in full and will terminate at the effective time of the merger. If such stock option is not exercised or otherwise terminated on or prior to the effective time of the merger, it shall be canceled in exchange for the right to receive a cash payment from us at the closing of the merger in an amount equal to the product of (i) the number of shares of our common stock subject to such option, and (ii) the excess, if any, of the merger consideration over the exercise price per share of such option less any applicable taxes required to be withheld with respect to such payment. We agreed to use our reasonable best efforts to obtain the written acknowledgment of such option holder with respect to cancellation of such options and receipt of payment for such cancelled options.

Each restricted share of our common stock that we issued pursuant to our stock incentive plans or otherwise shall become fully vested and will be converted into, and shall be cancelled in exchange for, the right to receive the per share merger consideration.

Conditions to the Merger

Completion of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the closing date of the merger. Each of the parties’ obligations to consummate the merger under the merger agreement is subject to the following conditions:

•	the requisite holders of the shares of our common stock must have approved the merger;

•	all regulatory approvals or waivers required to consummate the merger by any governmental authority must have been obtained and must remain in full force and effect, and all statutory waiting periods in respect thereof must have expired, provided, that with respect to us, this condition shall be deemed to be satisfied unless the failure to obtain any such regulatory approvals or waivers or the failure to satisfy the statutory waiting periods shall not have a material adverse effect (as defined on page 27) on us; and

•	no statute, rule, regulation, judgment, decree, injunction or other order may have been enacted, issued, promulgated, enforced or entered which is in effect and prohibits the consummation of the merger.

In addition to the other conditions set forth above, our obligation to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by us:

•	the representations and warranties of DB Structured Products, Titan Holdings and Titan Acquisition in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that the representations and warranties of DB Structured Products, Titan Holdings and Titan Acquisition will be deemed true and correct unless the failure or failures of those representations and warranties has had or is reasonably be expected to have a material adverse effect (as defined on page 27) on DB Structured Products;

•	DB Structured Products, Titan Holdings and Titan Acquisition must have performed in all material respects all obligations required to be performed by them at or prior to the effective time of the merger;

•	we must have received certificates from two authorized officers of each of DB Structured Products, Titan Holdings and Titan Acquisition with respect to their compliance with the conditions to the obligations of DB Structured Products, Titan Holdings and Titan Acquisition set forth in the two bulleted paragraphs above; and

•	we must have received such certificates of DB Structured Products, Titan Holdings and Titan Acquisition’s respective officers or others and such other documents to evidence fulfillment of the conditions to closing applicable to them as we may reasonably request.

In addition to the foregoing conditions, the obligation of DB Structured Products to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by DB Structured Products:

•	our representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that our representations and warranties will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably expected to have a material adverse effect (as defined on page 27) on us;

•	our representations and warranties in the merger agreement relating to our capital stock, our subsidiaries, the voting requirements to approve the merger agreement and anti-takeover provisions, and Lehman Brothers’ fairness opinion shall be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger;

•	we must have performed in all material respects all obligations required to be performed by us at or prior to the effective time of the merger;

•	DB Structured Products must have received a certificate from our chief executive officer and chief financial officer with respect to compliance with the conditions to our obligations set forth in the two bulleted paragraphs above;

•	there shall not have occurred any material adverse effect (as defined on page 27) with respect to us;

•	no condition or requirement has been imposed by any governmental authorities in connection with any required approvals that would require us or our subsidiaries to operate in a manner that would have a material adverse effect (as defined on page 27) with respect to us; and

•	DB Structured Products must have received such certificates of our officers or others and such other documents to evidence fulfillment of the conditions to closing applicable to it as they may reasonably request.

Under the terms of the merger agreement, a ‘‘material adverse effect’’ means with respect to us, any effect that is material and adverse to the financial position, results of operations or business of MortgageIT and our subsidiaries taken as a whole or with respect to us on the one hand and DB Structured Products on the other hand, would materially impair the ability of either company to perform its obligations under the merger agreement or otherwise materially impede the consummation of the merger. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect:

•	changes in laws, rules or regulations of general applicability or interpretations of them by governmental authorities;

•	changes in United States generally accepted accounting principles, or GAAP;

•	changes in general economic conditions or capital market conditions affecting mortgage companies and REITs generally;

•	changes or events affecting the mortgage industry generally;

•	with respect to us, reasonable expenses incurred in connection with the merger or any modifications or changes to valuation policies and practices, or restructuring charges taken, to the extent expressly permitted by the merger agreement, in each case, in accordance with GAAP;

•	the payment of any amounts due, or the provision of any benefits to, any officer or employee of MortgageIT or its subsidiaries under employment, change-in-control or severance agreements or any payments made pursuant to the merger agreement to holders of our options;

•	changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; and

•	with respect to MortgageIT, the effects of any action or omission taken with the prior written consent of DB Structured Products or as otherwise expressly permitted by the merger agreement, except, in the case of any event described in bullets one, three, four and seven above, to the extent such event disproportionately affects MortgageIT and our subsidiaries taken as a whole relative to that of our competitors.

In addition, DB Structured Products and we agreed that to the extent that the net worth required to be set forth in any net worth certificate delivered to DB Structured Products pursuant to the merger agreement is less than $296.8 million, such circumstance shall, in and of itself, constitute a material adverse effect with respect to MortgageIT. See ‘‘—Certain Other Covenants’’ beginning on page 32.

Regulatory Approvals

MortgageIT, DB Structured Products, Titan Holdings and Titan Acquisition have each agreed to use reasonable best efforts to complete the transactions contemplated by the merger agreement. The approvals and notices required to complete the transactions contemplated by the merger agreement include the approvals of various state regulatory authorities and notices to various state regulatory authorities relating to ownership changes with respect to our mortgage origination business.

The merger cannot proceed in the absence of the requisite regulatory approvals. We cannot assure you whether or when the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you of the date of receipt of any of these approvals, the absence of any litigation challenging them or the conditions that such approvals might include. We are not aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described herein. The filing of these applications and notices has been, or promptly will be, completed. While we believe that the requisite regulatory approvals for the merger will be received, there can be no assurances when or if they will be obtained, whether the regulatory approvals will contain satisfactory terms or whether there will be litigation challenging these approvals.

Business Pending the Merger

The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the merger. These covenants, which are contained in Article IV of the merger agreement included as Appendix A hereto, are briefly described below.

Unless previously disclosed to DB Structured Products or otherwise expressly contemplated or permitted by the merger agreement, pending consummation of the merger, we may not, and will cause each of our subsidiaries not to take the following actions without the prior written consent of DB Structured Products:

•	conduct our and their business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve our and their business organization, maintain our and their regulatory authorizations, permits and licenses, keep available the present services of our and their employees and preserve for ourselves and themselves and DB Structured Products the goodwill of our and their customers;

•	except for stock options outstanding on the date of the merger agreement and restricted stock awards disclosed to DB Structured Products, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or rights to acquire such stock, or permit any additional shares of stock to become subject to grants of employee or director stock options or other rights;

•	declare, pay or set aside any dividend or distribution on our capital stock other than (i) regular quarterly cash dividends on our common stock equal to our estimated REIT taxable income for the then current quarter and any prior quarter, to the extent not previously distributed or dividended, as determined jointly by us and DB Structured Products, provided that regular quarterly cash dividends shall not exceed $0.30 per share per quarter without DB Structured Products’ prior written consent, (ii) a dividend required to be paid to our stockholders to satisfy, or relating to certain requirements of the Internal Revenue Code of 1986, as amended, (iii) dividends paid by our subsidiaries to us or our wholly-owned subsidiaries, and (iv) dividends paid to holders of our trust preferred securities;

•	directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of our common stock or common stock of our subsidiaries;

•	enter into or amend or renew any employment, consulting, severance or other similar agreement or arrangement with any director, officer or employee of our company or our subsidiaries or grant any salary or wage increase or increase any employee benefit, including incentive or bonus payments, except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date of the merger agreement and disclosed to DB Structured Products, or (iv) severance payments and benefits pursuant to our severance policy and disclosed to DB Structured Products, which severance payments and benefits will be determined in such amounts, up to the limits in the severance policy, by our chief executive officer and disclosed in writing to DB Structured Products;

•	hire any person as an employee or promote any employee, except (i) to satisfy existing contractual obligations previously disclosed to DB Structured Products and (ii) persons hired after the date of the merger agreement and whose employment is terminable at will by us or our subsidiaries, and such person’s guaranteed or anticipated annual compensation is $100,000 or less;

•	enter into, establish, adopt or amend, or make contributions to, except as required by applicable law or to satisfy existing contractual obligations previously disclosed to DB Structured Products, any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement, or similar arrangement, in respect of any director, officer or employee of our company or our subsidiaries or, except as otherwise provided for in the merger agreement, take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits that are payable;

•	sell, transfer, mortgage, encumber, license or otherwise dispose of or discontinue any of its assets, business or properties except in the ordinary course of business consistent with past practice;

•	except with respect to the purchase of loans or securities in the ordinary course of business consistent with past practice, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business or properties of any other entity;

•	make capital expenditures other than those disclosed to DB Structured Products and other than capital expenditures in the ordinary course of business consistent with past practice;

•	amend our or any of our subsidiaries’ articles of incorporation or bylaws (or equivalent documents);

•	change our accounting principles, practices or methods, other than as may be required by changes in laws, regulations or GAAP;

•	enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts or take, or fail to take, any actions that would have a reasonable likelihood of causing a material default or event of default under any material contract, except in the ordinary course of business consistent with past practice;

•	except as previously disclosed to DB Structured Products, pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any action to settle or compromise any litigation, in each case, material to us and our subsidiaries, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, our consolidated balance sheet as of March 31, 2006;

•	enter into any new line of business; change our lending, investment, underwriting, risk and asset liability management or other material mortgage or operating policies in any material respect, except as required by law, regulation or governmental policy;

•	make any contract with respect to branching or site relocation;

•	except as previously disclosed to DB Structured Products, incur any indebtedness for borrowed money or issue any debt, trust preferred or other similar securities, except in the ordinary course of business consistent with past practice to the extent such indebtedness may be repaid at any time after completion of the merger without payment of any penalties, premiums or early termination fees;

•	except as previously disclosed to DB Structured Products, assume, guarantee, endorse or otherwise become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

•	acquire any debt security or equity investment, except in the ordinary course of business consistent with past practice;

•	make real estate investments or commitments other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case, in the ordinary course of business consistent with past practice;

•	except as previously disclosed to DB Structured Products, enter into any securitizations of any loans or create any special purpose funding or variable interest entity;

•	except as required by changes in laws, regulations or GAAP, make, change or revoke any tax election or settle or compromise any tax liability, change any annual tax accounting period, change any method of accounting with respect to taxes, file any amended tax return, enter into any closing agreement relating to any tax, surrender any right to claim a tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment;

•	take any action that is intended or is reasonably likely to result in (i) any of our representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger, (ii) any of the conditions to consummation of the merger set forth in the merger agreement not being satisfied or (iii) a material violation any provision of the merger agreement, except in each case as may be required by applicable law and regulation;

•	fail to maintain in full force and effect all material insurance policies; or

•	enter any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

The merger agreement also provides that pending consummation of the merger, unless expressly contemplated or permitted by the merger agreement, DB Structured Products may not, and will cause each of its subsidiaries not to, take the following actions without our prior written consent:

•	take any action that is intended or may reasonably be expected to result in (i) any of its representations and warranties being or becoming untrue in any material respect at or prior to the effective time of the merger, (ii) any of the conditions to consummate the merger set forth in the merger agreement not being satisfied, or (iii) a material violation of any provision of the merger agreement, except in each case as may be required by applicable law or regulation; or

•	enter any contract with respect to, or otherwise agree to commit to do, any of the foregoing.

No Solicitation

On the date we entered into the merger agreement, we agreed to immediately cease discussions or negotiations with any other party relating to any proposed acquisition proposal (as defined on page 31). In addition, we agreed not to and to direct and use our reasonable best efforts to cause our directors, officers, employees, agents and representatives not to, directly or indirectly:

•	initiate, solicit, encourage or otherwise facilitate any inquiries or the making of an acquisition proposal;

•	engage in any negotiations concerning an acquisition proposal;

•	provide any confidential information or data to, or have any discussions with, any third party relating to an acquisition proposal; or

•	otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

However, nothing in the merger agreement prevents us or our board of directors from:

•	complying with our disclosure obligations under federal or state law;

•	prior to our special meeting, providing information in response to a request by a person who has made an unsolicited bona fide written acquisition proposal if our board of directors receives from the person so requesting such information an executed confidentiality agreement on terms no less favorable then the confidentiality agreement entered into with DB Structured Products;

•	prior to the special meeting, engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal; or

•	prior to the special meeting, recommending such an acquisition proposal to our stockholders,

if and only to the extent that in each of the last three cases referred to above, (1) we are not in violation of certain specified provisions of the merger agreement, (2) our board of directors determines in good faith after consultation with outside legal counsel that such action would be required in order for our directors to comply with their respective fiduciary duties under applicable law and (3) our board of directors determines in good faith after consultation with our financial advisor, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, that such acquisition proposal, if accepted, is reasonably likely to be consummated on the terms proposed without any financing contingencies, and would, if consummated, result in a transaction more favorable to our stockholders from a financial point of view than the merger with DB Structured Products. An acquisition proposal (except that references in the definition of ‘‘acquisition proposal’’ to ‘‘10%’’ shall be replaced with ‘‘50%’’) which is received and considered by us in compliance with these requirements is referred to as a ‘‘superior proposal.’’    We are required to notify DB Structured Products as promptly as reasonably practicable of any requests for information or any inquiries, proposals or offers relating to an acquisition proposal.

The term ‘‘acquisition proposal’’ is defined in the merger agreement as any proposal or offer by any person or group of persons with respect to any of the following:

•	any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution or other similar transaction involving our company or any of our subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of our consolidated assets;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (the outstanding capital stock of any of our subsidiaries and the capital stock of any entity surviving any merger or business combination involving any subsidiary) and/or liabilities that constitute 10% or more of our consolidated net revenues, net income or assets in a single transaction or series of transactions; or

•	any purchase or other acquisition or tender offer or exchange offer that if consummated would result in a person beneficially owning 10% or more of the outstanding shares of our common stock or the common stock of any of our subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of our consolidated assets.

Covenant to Hold a Stockholder Meeting and to Recommend the Merger Agreement

Pursuant to the merger agreement, we are required to call a special meeting of our stockholders to consider and vote upon approval and adoption of the merger agreement. Also, our board of directors is required at all times prior to and during the meeting of stockholders at which the merger agreement is to be considered to recommend that our stockholders approve the merger and merger agreement and to take all reasonable action to solicit such approval of our stockholders. Notwithstanding the foregoing, nothing in the merger agreement prevents our board of directors from withholding, withdrawing, amending or modifying its recommendation if it determines, after consultation with its outside counsel, that such action is legally required in order for our directors to comply with their fiduciary duties to our stockholders under applicable law.

Reasonable Best Efforts Covenant

MortgageIT, DB Structured Products, Titan Holdings and Titan Acquisition have each agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, desirable, or advisable under applicable laws to permit consummation of the merger as promptly as practicable and otherwise to enable consummation of the merger.

Final Dividend Payment

Pursuant to the merger agreement, we agreed to declare a final dividend to holders of our common stock of record prior to the closing of the merger in an amount equal to the minimum dividend sufficient to:

•	satisfy the requirements of Section 857(a)(1) of the Code for our taxable year beginning on January 1, 2006 and, if applicable, the preceding taxable year;

•	allow us to distribute 100% of our ‘‘real estate investment trust taxable income’’ (as such term is used in Section 857(a) of the Code), taking into account any dividends previously paid during the tax year that give rise to a dividends-paid deduction for such tax year, but before reduction for the final dividend contemplated by this provision of the merger agreement; and

•	eliminate any of the earnings and profits of our company through the date the merger is consummated in order to avoid the payment of any tax with respect to undistributed income or gain and to ensure that no amounts will be included in the income of DB Structured Products when it merges our company after the merger into Titan Holdings.

We have agreed to consult with DB Structured Products in good faith with respect to the timing and amount of any dividends or distributions to be made to the holders of our common stock pursuant to this provision of the merger agreement and the timing and amount of any such dividend shall be subject to the prior written consent of DB Structured Products, which consent shall not be unreasonably withheld.

Certain Other Covenants

The merger agreement contains additional covenants of each of the parties, including covenants relating to:

•	the filing of this proxy statement by us to solicit our stockholders to consider and vote on the proposal to approve and adopt the merger agreement;

•	the filing of regulatory filings necessary to consummate the merger and related transactions;

•	cooperation between us and DB Structured Products regarding press releases and other public statements with respect to the merger;

•	providing DB Structured Products with access to our books, records, properties and personnel;

•	the modification of certain of our policies and practices so as to be applied on a consistent basis with that of DB Structured Products;

•	the notification by one party to the other of any fact, event or circumstance that is reasonably likely to result in a material adverse effect with respect to it or would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement;

•	our indenture obligations in connection with our outstanding trust preferred securities;

•	taking all actions necessary to ensure MortgageIT qualifies for taxation as a REIT for U.S. federal income tax purposes for our tax year beginning January 1, 2006;

•	cooperation with the preparation of all applicable tax returns;

•	providing DB Structured Products with a certificate from our chief financial officer certifying our net worth as of the last day of each month commencing with July 2006;

•	permitting DB Structured Products to bid for all bulk sales of our loans and to sell such loans to DB Structured Products to the extent the bid is on the same or better terms as the best third party bid; and

•	ensuring compliance with confidentiality or standstill agreements to which we or our subsidiaries are a party.

Representations and Warranties of the Parties

Pursuant to the merger agreement, our company, DB Structured Products, Titan Holdings and Titan Acquisition made certain customary representations and warranties relating to our respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to Article V of the merger agreement included as Appendix A hereto.

The representations and warranties of each party set forth in the merger agreement have been made solely for the benefit of the other party to the merger agreement. The assertions embodied in our representations and warranties have been qualified by information in a confidential disclosure schedule that we provided DB Structured Products in connection with the signing of the merger agreement. While neither DB Structured Products nor we believes that the confidential disclosure schedule contains material information that it is required to be disclosed publicly other than information that has already been so disclosed, the disclosure schedule does contain information that modifies, qualifies and creates exceptions to our representations and warranties contained in the merger agreement, including certain nonpublic information. Accordingly, you should not rely on our representations and warranties as characterizations of the actual state of facts, since they are modified in part by the underlying disclosure schedule. In addition, such representations and warranties (i) will not survive consummation of the merger and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement except if fraudulent or willfully false as of the date of the merger agreement, (ii) are subject to the materiality standards contained in the merger agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement, may have changed since the date of the merger agreement and will not reflect any such subsequent changes in facts. Such representations and warranties generally must remain accurate through the completion of the merger unless the fact or facts that caused a breach of a representation and warranty has not had or is not reasonably likely to have a material adverse effect on the party making the representation and warranty. See ‘‘—Conditions to the Merger’’ beginning on page 25.

Effective Time of the Merger

The merger will become effective upon the filing of articles of merger with the Maryland Department of Assessments and Taxation, unless a different date and time, not more than 30 days after the filing, is specified as the effective time in such documents. The articles of merger will be filed only after the satisfaction or waiver of all conditions to the merger set forth in the merger agreement (i) no later than five business days following satisfaction or waiver of conditions, other than those conditions that must be satisfied or waived at the consummation of the merger, or (ii) such other date as the parties may mutually agree upon in writing.

Amendment of the Merger Agreement

The merger agreement may be amended or modified at any time by written agreement of the parties whether before or after the approval of our stockholders, except that after this special meeting, no amendment which by law requires further approval by our stockholders may be made without obtaining such approval.

Termination of the Merger Agreement

The merger agreement may be terminated by:

•	mutual consent of the parties;

•	a non-breaching party if the other party breaches any representation, warranty, covenant or agreement contained in the merger agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party and such breach would be reasonably expected, individually or in the aggregate with other breaches, to result in a failure of any of the conditions to the consummation of the merger contained in the merger agreement;

•	either party if the merger is not consummated by April 11, 2007, except to the extent that the failure of the merger to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking such termination to perform or observe its obligations under the merger agreement or (ii) any of the directors or executive officers of MortgageIT who entered into shareholder agreements, to perform or observe their respective obligations under the relevant shareholder agreement;

•	a non-breaching party if any required regulatory approvals required for consummation of the merger and the other transactions contemplated by the merger agreement is denied by final, nonappealable action or any application for such approval has been permanently withdrawn at the request of the applicable regulatory authority; provided that we will not have the right to terminate the merger agreement for such reasons until DB Structured Products has not confirmed to us that DB Structured Products is willing to waive receipt of such regulatory approval;

•	either party if our stockholders do not approve the merger agreement at the special meeting duly called for such purpose;

•	DB Structured Products if (i) we have breached the covenants described under ‘‘—No Solicitation’’ on page 30, in any respect materially adverse to DB Structured Products, (ii) our board of directors has failed to recommend that our stockholders approve the merger agreement or has withdrawn, modified or changed such recommendation in a manner which is adverse in any respect to the interests of DB Structured Products, or (iii) we materially breach our obligations under the merger agreement by failing to call, give notice of, convene and hold a meeting of stockholders to consider the merger agreement;

•	DB Structured Products if a tender offer or exchange offer for 20% or more of our outstanding shares of common stock is commenced and our board of directors either recommends that our stockholders tender their shares in the offer or otherwise fails to recommend that they reject the offer, within the ten-business day period required under applicable rules under the Exchange Act; and

•	MortgageIT at any time prior to the special meeting in order to concurrently enter into an acquisition or similar agreement with respect to a superior proposal (as defined on page 31) which has been received and considered by MortgageIT in compliance with the applicable terms of the merger agreement, provided that MortgageIT may terminate the merger agreement (i) only after the fifth business day following written notice to DB Structured Products advising that MortgageIT is prepared to accept a superior proposal and (ii) only if, during the five business day period, DB Structured Products does not make an offer to MortgageIT that the MortgageIT board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the superior proposal.

Effect of Termination

In the event the merger agreement is terminated as described above, neither we nor DB Structured Products will have any liability thereunder, except as set forth under ‘‘Termination Fees’’ below or in respect of specified covenants that survive termination. However, termination of the merger agreement will not relieve either us or DB Structured Products of any liability for willful breach of the representations, warranties, covenants or agreements contained in the merger agreement.

Termination Fee

The merger agreement provides that we must pay DB Structured Products a $12.9 million termination fee under the circumstances and in the manner described below:

•	if the merger agreement is terminated by DB Structured Products for any of the reasons described in the sixth or seventh bullet points in the first paragraph under ‘‘—Termination of the Merger Agreement’’ on this page 34, we must pay the termination fee to DB Structured Products on the second business day following the termination of the merger agreement;

•	if the merger agreement is terminated by MortgageIT pursuant to the eighth bullet point in the first paragraph under ‘‘—Termination of the Merger Agreement’’ on page 34, we must pay the termination fee to DB Structured Products concurrently with, and as a condition to the effectiveness of, the termination of the merger agreement; or

•	if the merger agreement is terminated by:

(1)	DB Structured Products pursuant to the second bullet point in the first paragraph under ‘‘—Termination of the Merger Agreement’’ on page 33;

(2)	either DB Structured Products or MortgageIT because the merger has not been consummated by April 11, 2007 and at the time of such termination our stockholders have not voted on the merger agreement; or

(3)	either DB Structured Products or MortgageIT because our stockholders have not approved the merger agreement as required;

and in the case of any termination pursuant to (1), (2) or (3) above, an acquisition proposal (as defined under ‘‘—No Solicitation’’ beginning on page 30) shall have been publicly announced or otherwise communicated or made known to the senior management of MortgageIT or the MortgageIT board of directors (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal) at any time after the date of the merger agreement and prior to the time our stockholders vote on the merger agreement, in the case of clause (3), or the date of termination of the merger agreement, in the case of (1) or (2) above, as applicable, and within twelve months after such termination, MortgageIT enters into an agreement with respect to a control transaction (as defined below) or consummates a control transaction, then we would be required to pay to DB Structured Products the termination fee on the date of execution of such agreement or consummation of a control transaction which is the subject of an acquisition proposal, provided that if the date of execution of such agreement is after nine months but within twelve months after such termination of the merger agreement, then MortgageIT shall pay the termination fee to DB Structured Products only upon consummation of a control transaction which is the subject of an acquisition proposal, regardless whether such consummation occurs within twelve months after termination of the merger agreement. ‘‘Control transaction’’ is defined in the merger agreement to mean the acquisition by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any related series of transactions of a majority of the voting power of the outstanding securities of MortgageIT or substantially all of the consolidated assets of MortgageIT.

The $12.9 million termination fee, to the extent payable by MortgageIT pursuant to the merger agreement, shall be paid by wire transfer of immediately available funds to an account designated by DB Structured Products.

If the merger agreement is terminated and MortgageIT fails to pay DB Structured Products the amounts due as described above within the time periods specified, MortgageIT shall pay the costs and expenses, including reasonable legal fees and expenses, incurred by DB Structured Products in connection with any action in which DB Structured Products prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts.

Master Repurchase Agreement with DB Structured Products

On July 12, 2006, we entered into a Master Repurchase Agreement, or MRA, among us and MortgageIT, Inc., our wholly-owned subsidiary, and DB Structured Products, that provides for, among other things, the transfer of mortgage loans by us and MortgageIT, Inc. to DB Structured Products and a simultaneous agreement by DB Structured Products to transfer those mortgage loans to us and MortgageIT, Inc. on a specified date. As a result of the transactions contemplated by the MRA, DB Structured Products made available, on a committed basis, interim financing to us and MortgageIT, Inc. in an amount of up to $5.0 billion to be used in connection with the origination or acquisition from time to time of mortgage loans. This interim financing is for a period ending no later than 364 days after July 12, 2006. We also entered into a Custodial and Disbursement Agreement, dated as of July 12, 2006, or the custodial agreement, among DB Structured Products, us, MortgageIT, Inc. and Deutsche Bank National Trust Company, as custodian, that provides for, among other things, the delivery of mortgage loans by us and MortgageIT, Inc. to the custodian as security for their obligations under the MRA. We and MortgageIT, Inc. are jointly and severally liable for all obligations under the MRA, including for all amounts made available by DB Structured Products under the MRA.

Interests of Our Directors and Executive Officers in the Merger

General.    Some of the members of our management, one of whom is also one of our directors, have interests in the merger that are in addition to, or different from, the interests of our stockholders generally, which are described below. Our board of directors was aware of these interests and considered them, among other matters, before approving the merger agreement and the transactions contemplated by the merger agreement. See ‘‘The Merger—Background of the Merger’’ beginning on page 15.

Under the terms of the merger agreement, DB Structured Products may be obligated to make payments and provide benefits to certain of our employees in connection with employment agreements and other agreements and plans. Upon the termination of employment of certain individuals, including our executive officers, following the merger, the cash severance payments to be paid, the welfare benefits to be provided and the vesting of equity awards held by these individuals, if any, are collectively referred to as Termination Benefits.

Existing Employment Agreements.    MortgageIT has entered into employment agreements with each of Doug W. Naidus, our chairman and chief executive officer, Glenn J. Mouridy, our president and chief financial officer, and Andy Occhino, our general counsel and secretary. Each employment agreement has a term of up to three years. Set forth below are summaries of the Termination Benefits that each of Messrs. Naidus, Mouridy and Occhino would be entitled to receive if their employment was terminated following the merger.

•	Doug W. Naidus. In the event that Mr. Naidus’ employment is terminated other than for ‘‘cause,’’ death, ‘‘disability’’ or retirement, or Mr. Naidus terminates his employment for ‘‘good reason’’ (each as defined in the employment agreement), Mr. Naidus will receive (i) cash severance equal to two times the sum of his ‘‘base salary’’ and the greater of his ‘‘target bonus’’ or the average of his ‘‘annual bonus’’ for the two years preceding the termination (each as defined in the employment agreement); (ii) his ‘‘accrued obligations’’ (as defined in the employment agreement), if any; and (iii) subject to any applicable laws, rules or regulations, for a period ending on the earlier of (A) the second anniversary of his termination of employment or (B) the date of Mr. Naidus’ employment by another employer, at the same cost to Mr. Naidus as had been in effect during his employment, continued participation in all life insurance and health benefit plans in which Mr. Naidus was participating immediately prior to his termination of employment. Mr. Naidus will also fully vest in any unvested portion of our restricted stock previously granted to Mr. Naidus and any unvested options to purchase our common stock, which are discussed under ‘‘—Equity Compensation Awards’’ on page 38.

•	Glenn J. Mouridy. In the event of the termination of Mr. Mouridy’s employment upon or within two years after a ‘‘change in control,’’ or in contemplation thereof, other than for ‘‘cause,’’ death or ‘‘disability’’ or by Mr. Mouridy for ‘‘good reason’’ (each as defined in the employment agreement), Mr. Mouridy will receive (i) two times the average of his total cash compensation (i.e., his base salary, as defined in the employment agreement, plus any bonus) received for the two fiscal years preceding the termination (and if prior to two full fiscal years being completed, based on the one fiscal year completed); (ii) subject to any applicable laws, rules or regulations, for a period ending on the earlier of (A) one year following termination of his employment and (B) the date of Mr. Mouridy’s employment by another employer, at the same cost to Mr. Mouridy as obtained during his employment, continued participation in all life insurance, disability, and health benefit plans in which he was participating immediately prior to his termination of employment; (iii) a ‘‘pro-rata bonus’’ and ‘‘accrued obligations,’’ if any (each as defined in the employment agreement); and (iv) full vesting of our restricted stock granted to him, which is discussed under ‘‘—Equity Compensation Awards’’ on page 38;

•	Andy Occhino. In the event that a ‘‘change in control’’ has occurred and Mr. Occhino’s employment is terminated, other than for ‘‘cause,’’ death, or ‘‘disability’’ or by Mr. Occhino for ‘‘good reason’’ (each as defined in the employment agreement), Mr. Occhino will receive (i) cash severance in the amount equal to one year’s ‘‘base pay’’ (as defined in the employment agreement), (ii) full vesting of any otherwise unvested shares of our restricted stock, which is discussed under ‘‘—Equity Compensation Awards’’ on page 38; and (iii) subject to any applicable laws, rules or regulations, for a period ending the earlier of (A) one year following termination of his employment and (B) the date of Mr. Occhino’s employment by another employer which provides coverage to him under its plans, continued participation in all life insurance, disability, and health benefit plans in which he was participating immediately prior to termination of his employment, at the same cost to Mr. Occhino as obtained during his employment.

The proposed merger will be a change in control for purposes of Mr. Mouridy’s and Mr. Occhino’s employment agreements.

If Termination Benefits are required to be paid pursuant to the terms of the employment agreements, the value of these Termination Benefits to Messrs. Naidus, Mouridy and Occhino would be approximately $7.7 million, $3.6 million and $578,000, respectively. To the extent that the Termination Benefits paid to Mr. Naidus are deemed to constitute ‘‘excess parachute payments’’ within the meaning of Section 280G of the Code and subject to tax imposed by Section 4999 of the Code, or excise tax, an additional payment will be made to Mr. Naidus to restore him to the same after-tax position he would have been in if the excise tax had not been imposed. Such additional payment will be made only if a reduction in such Termination Benefits would not eliminate the tax imposed by Section 4999 of the Code. To the extent that such Termination Benefits paid to Mr. Mouridy are deemed to constitute excess parachute payments and subject to excise tax, such Termination Benefits will be reduced to one dollar less than the amount which would result in such payments being subject to excise tax, if the result is to give Mr. Mouridy a larger after tax amount than if the Termination Benefits were not reduced. To the extent that such Termination Benefits paid to Mr. Occhino are deemed to constitute excess parachute payments and subject to excise tax, then such Termination Benefits will be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payment being non-deductible under Section 280G of the Code, or subject to excise tax.

New Employment Agreement.     On August 10, 2006, DB Structured Products entered into a new employment agreement with Doug W. Naidus, our chairman and chief executive officer, which will take effect upon the closing of the merger. Such agreement provides that Mr. Naidus will join DB Structured Products as the head of mortgage loan origination for the Global Markets division and have the title of Managing Director. Mr. Naidus will receive an annual base salary of $500,000, which will be prorated for the remainder of 2006. In addition, Mr. Naidus will receive guaranteed incentive compensation, in the form of cash or an ‘‘equity award’’ (as defined in the employment agreement), of $7,000,000 for each of the 2006 and 2007 calendar years (the proportion of cash and equity is to be similar to proportions for Mr. Naidus' peers) and will be eligible to receive such other incentive compensation as determined in the sole and exclusive discretion of the applicable Deutsche Bank compensation committee. Any incentive compensation Mr. Naidus receives from MortgageIT related to his performance for fiscal year 2006 will be deducted from the 2006 guaranteed incentive compensation to be paid to Mr. Naidus under the agreement. Mr. Naidus will also receive a one-time retention equity award with an initial value of $2,000,000 that will vest in August 2007, August 2008, and August 2009 and will be subject to the terms of the Deutsche Bank Share Scheme, or DB Share Scheme. Mr. Naidus' vacation and benefits will be determined by Deutsche Bank policy and his vacation will be prorated during the first calendar year of his employment. Mr. Naidus will also be eligible for indemnification pursuant to the Deutsche Bank Americas Indemnification Policy, as applicable.

In the event that Deutsche Bank terminates Mr. Naidus' employment without ‘‘cause’’ or Mr. Naidus resigns for ‘‘good reason’’ (each as defined in the employment agreement), Deutsche Bank will (i) pay Mr. Naidus any unpaid and outstanding cash portion of his guaranteed incentive compensation on the applicable bonus payout date and (ii) on the applicable bonus payout date, in Deutsche Bank's sole discretion, either award Mr. Naidus the outstanding equity award portion of his guaranteed incentive compensation or pay Mr. Naidus in cash, the value of any outstanding equity award portion of his guaranteed incentive compensation and (iii) pay Mr. Naidus his salary through his termination date. Upon any such termination, the timing and conditions of vesting of Mr. Naidus' equity awards, including the retention equity award, will be governed by the terms of the applicable plans and the award statement. During Mr. Naidus' employment and for the 120 days following the termination of his employment, Mr. Naidus may not, directly or indirectly, personally solicit, induce, cause or assist any third party to solicit any employees from Deutsche Bank's Global Markets division or its successor division to work for Mr. Naidus or any entity.

Equity Compensation Awards.    Prior to and effective as of the effective time of the merger, we will take all such action as is necessary to terminate our stock incentive plans and will have provided written notice to each holder of our then-outstanding options (whether or not such option is then vested or exercisable), that such option will be, as of the date of such notice, exercisable in full, that such option will terminate at the effective time of the merger and that, if such option is not exercised or otherwise terminated on or before the effective time of the merger, such holder shall be entitled to receive in cancellation of the option, a cash payment upon the closing of the merger in an amount equal to the excess, if any, of the merger consideration over the per share exercise price of such option, multiplied by the number of shares of our common stock covered by such option, subject to any required withholding of taxes. The terms of the merger agreement also provide that we shall use our reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding option with regard to the cancellation of such option and the payment therefor in accordance with the terms of the merger agreement. Subject to the foregoing, our stock incentive plans and all options issued thereunder will terminate at the effective time of the merger. As of August 4, 2006, Messrs. Naidus and Bierfriend held options to acquire 351,674 and 100,400 shares, respectively, of our common stock at an exercise price of $12.01 per share. As of August 10, 2006, all other employees and the non-employee directors of MortgageIT and its subsidiaries held options to acquire an aggregate of 359,277 shares of our common stock at exercise prices ranging from $12.01 to $17.91 per share.

As of the effective time of the merger, each share of our restricted common stock which was issued pursuant to our stock incentive plans, whether in book-entry or certificated form, will become fully vested and will be converted into, and shall be canceled in exchange for, the right to receive the $14.75 per share merger consideration, subject to any required witholding of taxes. As of August 10, 2006, upon completion of the merger, 164,336, 96,741, 64,227 and 21,898 shares of our restricted stock granted to Messrs. Naidus, Mouridy, Bierfriend and Occhino, respectively, will become vested. As of August 10, 2006, an aggregate of 246,494 shares of our restricted stock granted to our other employees and the non-employee directors of MortgageIT and its subsidiaries will become vested upon completion of the merger.

Retention Equity Awards.    In connection with the merger, DB Structured Products has agreed to grant certain of our employees retention equity awards having an aggregate proposed equity value of up to $5,950,000, with such final amounts to be determined by Doug W. Naidus, our chief executive officer (or his successor), at least 15 days prior to the effective date of the merger. Among the employees eligible to receive retention equity awards are Messrs. Bierfriend and Occhino, with proposed retention values of $1,250,000 and $250,000, respectively. The retention equity awards will be valued based on (i) the average closing price of the Deutsche Bank AG stock for the 10 trading days up to and including the effective date of the merger and (ii) the U.S. Dollar/Euro exchange rate for the 10 trading days up to and including the effective date of the merger. The retention equity awards will be delivered in the form of Notional Deutsche Bank Shares (as defined on page 39). Any retention equity awards granted will vest ratably in one-third increments on or about August 1, 2007, 2008, and 2009 and will be subject to the terms and conditions provided by the DB Share Scheme and applicable Award Statement. Notional Deutsche Bank Shares are a notional investment, the value of which fluctuates in accordance with fluctuations in the market value of the registered shares of Deutsche Bank AG, as listed and traded on the Frankfurt Exchange or other authorized exchanges, or any other shares which may replace them from time to time.

Indemnification and Insurance.    Our directors and officers are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in our articles of amendment and restatement and bylaws, and the merger agreement. Pursuant to the merger agreement, DB Structured Products agreed that from and after the effective time of the merger, all indemnification rights of each of the present and former directors, officers and employees of our company or our subsidiaries, determined as of the effective time of the merger, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of our company or any of our subsidiaries or is or was serving at our request or the request of any of our subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or consummation of the merger, shall survive the merger and shall be assumed by DB Structured Products and shall continue in full force and effect to the fullest extent which such individuals would be entitled to indemnification under our articles of amendment and restatement or bylaws or equivalent documents of any of our subsidiaries, or any agreement, arrangement or undertaking, in each case as in effect on July 11, 2006 (which right to indemnification shall include the advancement of reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation upon receipt from an indemnified party of any required undertaking to the extent provided therein).

Pursuant to the merger agreement, DB Structured Products agreed to cause the persons serving as directors and officers of MortgageIT and its subsidiaries immediately prior to the effective time of the merger to be covered by MortgageIT’s existing directors’ and officers’ liability insurance policy (or a substitute policy of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to our existing coverage limits) which shall provide such directors and officers with coverage for an additional six years following the effective time of the merger with respect to acts or omissions occurring prior to the effective time of the merger which were committed by such directors and officers in their capacities as such. In no event will DB Structured Products be required to expend for any one year an amount in excess of 250% of the annual premium currently paid by MortgageIT for such insurance. The terms of the merger agreement also provide that if DB Structured Products is unable to maintain or obtain the insurance required above, it shall use its reasonable best efforts to obtain the most advantageous coverage as is available for an amount not in excess of 250% of the annual premium currently paid by MortgageIT for such insurance.

Certain Employee Matters

The merger agreement contains certain agreements of the parties with respect to various employee matters, which are briefly described below.

As soon as administratively practicable after the effective time of the merger, DB Structured Products will take all reasonable action so that our employees and the employees of our subsidiaries as of the effective time of the merger who remain employed by DB Structured Products or its subsidiaries will be entitled to participate in (i) each employee benefit plan, program or arrangement of DB Structured Products of general applicability to the same extent as similarly-situated employees of DB Structured Products and its subsidiaries or (ii) employee benefit plans, programs or arrangements established by DB Structured Products for the benefit of our employees that remain employed by DB Structured Products or its subsidiaries, provided the terms and conditions of such new benefit plans shall be substantially similar in the aggregate to those of our corresponding benefit plans (it being understood that inclusion of our employees that remain employed by DB Structured Products in the DB Structured Products benefit plans or the new benefit plans may occur at different times with respect to different plans), provided that coverage shall be continued under our corresponding benefit plans until such employees are permitted to participate in either the DB Structured Products benefit plans or the new benefit plans. DB Structured Products shall cause each DB Structured Products benefit plan or new benefit plan in which such employees of MortgageIT and its subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the DB Structured Products benefit plans or the new benefit plans, the service of such employees with us or our subsidiaries to the same extent as such service was credited for such purpose by MortgageIT.

At and following the effective time of the merger, DB Structured products will honor, and will continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, our current and former employees and directors existing as of the effective time of the merger, as well as all of our employment, severance, deferred compensation, split dollar, supplemental retirement or change-in-control agreements, plans or policies.

When employees of MortgageIT or any of its subsidiaries become eligible to participate in a medical, dental or health plan of DB Structured Products or its subsidiaries, DB Structured Products will cause such plan to:

•	waive any preexisting condition limitations to the extent such conditions would otherwise apply to employees covered under the applicable medical, health or dental plans of DB Structured Products or its subsidiaries;

•	provide full credit under such plans for any deductibles, co-payment and out of pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation; and

•	waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under an analogous benefit plan prior to the effective time of the merger.

Any of the employees of MortgageIT and its subsidiaries that remain employed by DB Structured Products or its subsidiaries (excluding any such employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments) whose employment is terminated following the effective time of the merger will be entitled to receive severance payments and benefits pursuant to the terms of the DB Structured Products Severance Policy as in effect as of July 11, 2006 and as it may be generally amended from time to time.

If the effective time of the merger occurs after December 31, 2006, MortgageIT and its subsidiaries will, prior to the effective time of the merger, in their discretion, approve and pay to employees (other than senior officers), annual bonuses pursuant to MortgageIT’s and its subsidiaries’ annual bonus plans in respect of the 2006 performance year. These bonuses to employees (other than senior officers as defined below) will be made consistent with MortgageIT’s past practice. If the effective time of the merger occurs after December 31, 2006, MortgageIT and its subsidiaries will, prior to the effective time of the merger, in their discretion, after consultation with DB Structured Products, approve and pay to senior officers annual bonuses pursuant to MortgageIT’s and its subsidiaries’ annual bonus plans in respect of the 2006 performance year. These bonuses to senior officers will be made consistent with MortgageIT’s past practice. MortgageIT’s ‘‘senior officers’’ include the (i) chief executive officer; (ii) president and chief financial officer; (iii) secretary and general counsel; (iv) president of MortgageIT, Inc.; (v) chief investment officer; (vi) chief lending officer of

MortgageIT, Inc.; (vii) chief information officer of MortgageIT, Inc.; (viii) controller of MortgageIT and chief financial officer of MortgageIT, Inc.; (ix) executive vice president for planning and analysis of MortgageIT, Inc.; and (x) chief operating officer of MortgageIT, Inc.

Prior to the effective time of the merger, MortgageIT and its subsidiaries may, in its discretion, after consultation with DB Structured Products, approve and pay to its employees who will not remain employed by DB Structured Products or its subsidiaries, pro-rata annual bonuses pursuant to MortgageIT’s and its subsidiaries’ annual bonus plans in respect of the 2006 performance year. These bonuses shall be made consistent with past practice, except for pro-ration and the timing of such payments.

Litigation Relating to the Merger

On July 13, 2006, a purported stockholder of MortgageIT, filed a complaint seeking class action status in the Supreme Court of the State of New York against MortgageIT and several of our directors. The complaint alleges, among other things, that our directors breached their fiduciary duties by failing to maximize stockholder value with regard to the proposed acquisition by DB Structured Products. Among other things, the complaint seeks class action status, a court order enjoining us and our directors from proceeding with or consummating the merger, compensation for the plaintiff and members of the class for all losses and damages suffered and the payment of attorneys’, accountants’ and experts’ fees. We intend to defend this lawsuit vigorously.

Material Federal Income Tax Consequences of the Merger

General.    The following discussion summarizes the material United States federal income tax consequences of the merger that are generally applicable to U.S. holders of our common stock upon an exchange of their shares of our common stock for cash in the merger. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could materially alter the tax consequences expressed in this proxy statement. This discussion assumes that you hold our common stock as a capital asset for investment.

This section does not discuss all of the United States federal income tax considerations that may be relevant to a particular stockholder in light of his or her individual circumstances or to stockholders subject to special treatment under the federal income tax laws, including, without limitation:

•	brokers or dealers in securities or foreign currencies;

•	traders;

•	stockholders who are subject to the alternative minimum tax provisions of the Code;

•	tax-exempt organizations;

•	stockholders who are foreign persons (non-U.S. holders), including those who are not citizens or residents of the U.S.;

•	expatriates;

•	stockholders treated as partnerships for United States federal income tax purposes;

•	stockholders that have a functional currency other than the United States dollar;

•	stockholders who do not hold their common stock as a capital asset within the meaning of Section 1221 of the Code;

•	banks, mutual funds, financial institutions or insurance companies;

•	stockholders who acquired their common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or

•	stockholders who hold their common stock as part of an integrated investment, including a straddle, hedge, or other risk reduction strategy, or as part of a conversion transaction or constructive sale.

This summary does not address the tax consequences of the merger under state, local and foreign laws or under United States federal tax law other than income tax law. In addition, the following discussion generally does not address the tax consequences of transactions effectuated before, after, or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, the exercise or cancellation of options or similar rights to purchase stock.

As used in this proxy statement, a ‘‘U.S. holder’’ means a beneficial owner of our common stock who is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in the United States or under the law of the United States or any state within the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Consequences of the merger to our stockholders.    The receipt of cash by a U.S. holder in exchange for our common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, with respect to each share of our common stock owned, a U.S. holder will recognize capital gain or loss as a result of the stockholder's receipt of the merger consideration equal to the difference between the merger consideration per share of our common stock exchanged in the merger and the U.S. holder’s adjusted tax basis in that share. Such gain or loss will be long-term capital gain or loss if the U.S. holder held such share for more than 12 months as of the effective time of the merger. Certain limitations apply to the deductibility of capital losses by U.S. holders.

Consequences of receipt of the final dividend.    The merger agreement permits us to pay regular quarterly dividends for any calendar quarters prior to the quarter during which the proposed merger is completed. Moreover, under the merger agreement, prior to the completion of the proposed merger, we may declare and pay the final cash dividend. The receipt of the final dividend, if any, by a U.S. Holder generally will be taxable as ordinary income not eligible for taxation at the preferential income tax rates (15% maximum federal rate through 2008) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations pursuant to the 2003 Act and, to the extent received by a corporate shareholder, generally will not be eligible for the dividends received deduction provided under Section 243 of the Code. However, to the extent a portion of the final dividend is designated by us as a ‘‘capital gain dividend’’ or as a ‘‘qualified dividend’’, such portion will generally be subject to tax at the preferential maximum rate of 15%, subject to certain exceptions. In the event that the final dividend is in excess of our current and accumulated earnings and profits, such excess generally will represent a return of capital to a holder of our common stock and will not be taxed to the extent such excess does not exceed the holder's adjusted basis in our common stock, but rather will reduce the holder's adjusted basis of such stock. To the extent the portion of the final dividend that exceeds our current and accumulated earnings and profits exceeds the adjusted basis of a holder of our common stock, such excess will be included in income as long-term capital gain or short-term capital gain, depending on the holder's holding period. We will furnish a statement to each of our stockholders of record listing the distributions (including the final dividend, if any) we paid during the year and their characterization as ordinary income, capital gain, qualified dividend or return of capital.

Backup withholding.    A U.S. holder may be subject to federal income tax backup withholding at the rate of 28% (for 2006) with respect to a payment of cash in the merger unless the U.S. holder:

•	is a corporation or comes within certain other exempt categories (including financial institutions, tax-exempt organizations and non-U.S. stockholders) and, when required, demonstrates this fact; or

•	provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

To prevent backup withholding and possible penalties, you should complete and sign the substitute Form W-9 included in the letter of transmittal, which will be sent to you if the merger is completed. Any amount withheld under these rules will be credited against the U.S. holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws, in view of your particular circumstances.

Expenses of the Merger

We and DB Structured Products are each responsible for all costs and expenses incurred in connection with the transactions contemplated by the merger agreement, including fees and expenses of our own financial consultants, accountants and counsel.

Shareholder Agreements

In connection with the execution of the merger agreement, each of Fred A. Assenheimer (director), John K. Darr (director), Michael N. Garin (director), Michael J. Marocco (director), Nancy McKinstry (director), Timothy Schantz (director), Doug W. Naidus (chairman and chief executive officer), Gary Bierfriend (president of MortgageIT, Inc.), Glenn J. Mouridy (president and chief financial officer), and Andy Occhino (general counsel and secretary) entered into a shareholder agreement with DB Structured Products pursuant to which they agreed that at any meeting of our stockholders, or in connection with any written consent of our stockholders, they would:

•	appear at each such meeting or otherwise cause all shares of common stock owned by him/her to be counted as present at such meeting for purposes of calculating a quorum; and

•	vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of common stock beneficially owned by him/her or as to which he/she has, directly or indirectly, the right to direct the voting:

—	in favor of the proposal to approve the merger; and

—	against any acquisition proposal (as defined under ‘‘—No Solicitation’’ beginning on page 30).

Pursuant to each shareholder agreement, each of the foregoing officers and directors agreed not to:

•	sell, transfer, or otherwise dispose of any of the shares of our common stock owned by him/her (or any securities convertible into or exercisable or exchangeable for shares of common stock) unless each person to which any of such shares of common stock is so transferred has agreed in writing to hold such shares of common stock (or any securities convertible into or exercisable or exchangeable for shares of common stock) subject to the terms and conditions of the respective shareholder agreement, and to perform all of such officer’s or director’s obligations under the shareholder agreement with respect to the shares of common stock; or

•	deposit any of the shares of our common stock owned by him/her in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement in contravention of his/her obligation under the shareholder agreement with respect to such shares.

We have been advised by Doug W. Naidus and Michael N. Garin that they currently intend to sell up to approximately 630,000 shares and 130,000 shares, respectively, of our common stock prior to the effective time of the merger. Any such sales will be conducted in accordance with the terms of their shareholder agreement. The shareholder agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

No Dissenters’ Rights

Under the Maryland General Corporation Law, holders of record of our common stock are not entitled to dissent from the merger and obtain the fair value of their shares.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will cease trading on the New York Stock Exchange and will be deregistered under the Exchange Act.

MARKET PRICE AND DIVIDEND DATA

Our common stock is currently reported on the New York Stock Exchange composite tape under the symbol ‘‘MHL.’’ As of August 10, 2006, there were 29,097,057 shares of our common stock outstanding, which were held by approximately 166 holders of record and approximately 6,400 beneficial owners. The number of holders of record do not reflect the number of individuals or institutional investors holding stock in nominee name through brokerage firms and others.

The following table shows, for the periods indicated, the range of high and low sale prices for our common stock as quoted on the New York Stock Exchange composite tape. The following table also sets forth the dividends declared per share of our common stock for the periods indicated.

	Market Price		Dividends Declared Per Share
Calendar Period	High	Low
2006
Quarter ended September 30 (through August 10, 2006)	$14.82	$11.90	$	—(4)
Quarter ended June 30	$13.20	$9.80		0.30
Quarter ended March 31	$14.09	$8.86		0.25
2005
Quarter ended December 31	$15.00	$12.88		$0.48	(1)
Quarter ended September 30	20.22	12.88		0.48
Quarter ended June 30	19.41	18.6		0.48
Quarter ended March 31	18.65	15.4		0.48
2004
Quarter ended December 31	$19.46	$13.70		$0.44	(2)
Quarter ended September 30(3)	14.59	11.3		—

(1)	Our dividend for the quarter ended December 31, 2005 was declared in December 2005 and paid in January 2006.

(2)	Our first dividend for the quarter ended December 31, 2004 was declared in December 2004 and paid in January 2005 with respect to our REIT taxable earnings during the third and fourth quarters of 2004.

(3)	Commenced trading on July 30, 2004.

(4)	Our dividend for the quarter ended September 30, 2006 has not been determined by our board of directors.

On July 11, 2006, the last full trading day prior to the public announcement of the proposed merger, the closing price per share of our common stock was $12.40. On [            ], 2006, the last practicable trading day prior to the date of this proxy statement, the closing price per share of our common stock was $ [        ].

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 10, 2006, with respect to the beneficial ownership of common stock owned by (i) each person or entity, including any ‘‘group’’ as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers of our company as a group.

Name of beneficial owner		Amount of shares beneficially owned(1)	Percentage of class(2)
(i)	Security ownership of more than 5%:
	Eubel Brady & Suttman Asset Management, Inc.(3) 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,082,224	7.2%
	Hotchkis and Wiley Capital Management, LLC(4) 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017-5439	1,713,280	5.9
	Wasatch Advisors, Inc.(5) 150 Social Hall Avenue Salt Lake City, UT 84111	2,166,612	7.4
	Wellington Management Company, LLP(6) 75 State St Boston, MA 02109	1,792,209	6.2
(ii)	Security ownership of directors:
	Fred A. Assenheimer	18,901	*
	John K. Darr	5,000	*
	Michael N. Garin	321,888	1.1
	Michael J. Marocco	91,835	*
	Nancy McKinstry	15,200	*
	Doug W. Naidus	1,029,222(7)	3.5
	Timothy Schantz	9,000	*
	Edolphus Towns	—	*
(iii)	Security ownership of Named Executive Officers who are not Directors:
	Glenn J. Mouridy	130,075	*
	Gary Bierfriend	244,527	*
	Andy Occhino	27,551	*
(iv)	All directors and executive officers as a group (11 persons)	1,893,198	6.5

*	Less than 1.0%

(1)	In accordance with Rule 13d-3 promulgated under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has sole or shared voting or dispositive power with respect to such shares, or has a right to acquire beneficial ownership at any time within sixty days of the date of determination of beneficial ownership. As used herein, ‘‘voting power’’ is the power to vote or direct the voting of shares and ‘‘dispositive power’’ is the power to dispose or direct the disposition of shares.

(2)	Percentages based upon 29,097,057 shares of common stock issued and outstanding as of August 10, 2006 and the number of vested and unexercised options held, if any.

(3)	Based solely on Schedule 13G, filed February 14, 2006 by Eubel Brady & Suttman Asset Management, Inc. (‘‘EBS’’) and Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E.

Hazel and Bernard J. Holtgrieve (collectively, without EBS, the ‘‘Individuals’’), which states that: (i) EBS has shared voting power and shared dispositive power over 2,082,224 shares of common stock; and (ii) the Individuals may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of the equity securities held by EBS and one affiliated entity, EBS Partners, LP, totaling shared voting power and shared dispositive power over 2,109,064 shares of common stock.

(4)	Based solely on Schedule 13G/A, filed February 14, 2006 by Hotchkis and Wiley Capital Management, LLC, such entity has sole voting power over 1,320,380 shares of common stock and sole dispositive power over all 1,713,280 shares of common stock.

(5)	Based solely on Schedule 13G/A, filed February 14, 2006 by Wasatch Advisors, Inc., such entity has sole voting and dispositive power over all 2,166,612 shares of common stock.

(6)	Based solely on Schedule 13G/A, filed February 14, 2006 by Wellington Management Company, LLP, such entity has shared voting power over 1,332,009 shares of common stock and shared dispositive power over all 1,792,209 shares of common stock.

(7)	Mr. Naidus disclaims beneficial ownership of the following: (i) 51,566 shares of common stock held by a GRAT; and (ii) 354,160 shares of common stock held in trust.

ADJOURNMENT OF THE SPECIAL MEETING

Granting of Discretionary Authority to Adjourn Our Special Meeting

General.    If, at our special meeting on                              , 2006, the number of shares of our common stock, present in person or by proxy, is insufficient to constitute a quorum or the number of shares of our common stock voting in favor of approval of the merger is insufficient to approve the merger under Maryland law, our management intends to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not on the proposal relating to the approval of the merger.

In this adjournment proposal, we are asking stockholders to grant discretionary authority to the holder of any proxy solicited by our board of directors so that the holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If our stockholders approve the adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the merger to defeat the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to changes their votes to votes in favor of the approval of the merger.

If the special meeting is adjourned to a date not more than 120 days after the record date, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.

Vote Required.    Pursuant to our bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the special meeting. Abstentions will have the same effect as a vote against the adjournment proposal. Under rules of the New York Stock Exchange, the proposal to adjourn the special meeting is considered a ‘‘non discretionary’’ item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Broker ‘‘non-votes’’ will have the same affect as a vote against the adjournment proposal.

No proxy that is specifically marked ‘‘AGAINST’’ approval of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked ‘‘FOR’’ granting the discretionary authority to adjourn the special meeting.

Recommendation of our Board of Directors.    The board of directors believes that if the number of shares of our common stock present in person or by proxy at the special meeting and voting in favor of approval of the merger is insufficient to approve the merger, it is in the best interests of our stockholders to enable the board to continue to seek to obtain a sufficient number of additional votes in favor of approval of the merger. Therefore, our board of directors recommends that you vote ‘‘FOR’’ the proposal to grant discretionary authority to adjourn the special meeting for the purpose of soliciting additional proxies.

STOCKHOLDER PROPOSALS

We will not hold an annual meeting of stockholders in 2007 if the merger is completed because we will no longer be a publicly held company. However, if the merger agreement is terminated for any reason, we expect to hold our regularly scheduled annual meeting of stockholders, which is currently scheduled to be held in June 2007. If we hold such annual meeting, any proposal which a stockholder wishes to have included in our proxy materials relating to the next annual meeting of stockholders of our company must be received at our principal executive offices located at 33 Maiden Lane, New York, New York 10038, Attention: Andy Occhino, general counsel and secretary, no later than December 29, 2006.

If we hold our 2007 annual meeting, stockholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before the annual meeting pursuant to Section 2.12 of our bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the board of directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of our company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at our principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of stockholders of our company, or not later than December 29, 2006 in connection with the next annual meeting of stockholders. Such stockholder’s notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the bylaws.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are also available to the public from document retrieval services and at the SEC’s Internet website (http://www.sec.gov).

You should also be able to inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Our stockholders should not send in their certificates for our common stock until they receive the transmittal materials from the exchange agent after completion of the merger. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash following the completion of the merger should call our proxy solicitation firm, D.F. King & Co., Inc., at (888) 628-9011.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                     , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

DATED AS OF JULY 11, 2006

AMONG

DB STRUCTURED PRODUCTS, INC.,

TITAN HOLDINGS CORP.

TITAN ACQUISITION CORP.

AND

MORTGAGEIT HOLDINGS, INC.

i

(Continued)

ii

AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 11, 2006 (this ‘‘Agreement’’), among DB Structured Products, Inc. (‘‘Acquiror’’), Titan Holdings Corp. (‘‘Holdco’’), Titan Acquisition Corp. (‘‘Merger Subsidiary’’) and MortgageIT Holdings, Inc. (‘‘MortgageIT’’).

RECITALS

A.    MortgageIT.    MortgageIT is a Maryland corporation which has elected to be treated for United States federal (and applicable state and local) income tax purposes as a real estate investment trust, having its principal place of business in New York, New York.

B.    Acquiror.    Acquiror is a Delaware corporation.

C.    Holdco.    Holdco is a Maryland corporation and a wholly-owned subsidiary of Acquiror.

D.    Merger Subsidiary.    Merger Subsidiary is a Maryland corporation and a wholly-owned subsidiary of Holdco.

E.    Board Action.    The respective Boards of Directors of each of Acquiror, Holdco, Merger Subsidiary and MortgageIT have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transactions provided for herein.

F.    Shareholder Agreements.    As a material inducement to Acquiror to enter into this Agreement, and simultaneously with the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex B hereto (collectively, the ‘‘Shareholder Agreements’’) pursuant to which they have agreed, among other things, to vote their shares of MortgageIT Common Stock (as defined herein) in favor of this Agreement and the Agreement and Plan of Merger and Liquidation (each as defined herein).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

 ARTICLE I

CERTAIN DEFINITIONS

1.01    Certain Definitions.    The following terms are used in this Agreement with the meanings set forth below:

‘‘Acquiror’’ has the meaning set forth in the preamble to this Agreement.

‘‘Acquiror Benefit Plans’’ has the meaning set forth in Section 6.09(a).

‘‘Acquiror Severance Policy’’ means Deutsche Bank Americas Severance Pay Plan.

‘‘Acquisition Proposal’’ means any proposal or offer by any Person or group of Persons with respect to any of the following: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution or other similar transaction involving MortgageIT or any Subsidiary of MortgageIT whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of MortgageIT; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (including for this purpose the outstanding capital stock of any Subsidiary of MortgageIT and the capital stock of any entity surviving any merger or business combination involving any Subsidiary of MortgageIT) and/or liabilities that constitute 10% or more of the net revenues, net income or assets of MortgageIT and its Subsidiaries taken as a whole in a single transaction or series of transactions; or (iii) any purchase or other acquisition or tender offer or exchange offer that if consummated would result in such Person(s) beneficially owning 10% or more of the outstanding shares of the common stock of MortgageIT or any Subsidiary of MortgageIT whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of MortgageIT, in each case other than (x) the transactions contemplated by this Agreement and (y) any

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transaction referred to in clause (i) or (ii) involving only MortgageIT and one or more of its Subsidiaries, or involving two or more of its Subsidiaries, provided that any such transaction is not entered into in violation of the terms of this Agreement.

‘‘Agency’’ means FHA, VA, FNMA, GNMA, FHLMC, HUD or a state banking department, state attorney general or other state agency, as applicable.

‘‘Agreement’’ means this Agreement, as amended or modified from time to time in accordance with Section 9.02, together with the Agreement and Plan of Merger and Liquidation.

‘‘Agreement and Plan of Merger and Liquidation’’ means the Agreement and Plan of Merger and Liquidation between MortgageIT and Holdco, the form of which is attached hereto as Annex A, as amended or modified from time to time in accordance with its provisions.

‘‘Applicable Permits’’ has the meaning set forth in Section 5.03(j)(ii).

‘‘Benefit Plans’’ has the meaning set forth in Section 5.03(m)(i).

‘‘Business Day’’ means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of New York are authorized or obligated to close.

‘‘Certificate’’ means any certificate which immediately prior to the Effective Time represented shares of MortgageIT Common Stock.

‘‘Closing’’ and ‘‘Closing Date’’ have the meanings set forth in Section 2.02(b).

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Confidentiality Agreement’’ has the meaning set forth in Section 6.05(c).

‘‘Continuing Employees’’ has the meaning set forth in Section 6.09(a).

‘‘Derivatives Contract’’ means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

‘‘DGCL’’ means the General Corporation Law of the State of Delaware.

‘‘Disclosure Schedule’’ has the meaning set forth in Section 5.01.

‘‘DOL’’ has the meaning set forth in Section 5.03(m)(i).

‘‘Effective Date’’ has the meaning set forth in Section 2.02(a).

‘‘Effective Time’’ has the meaning set forth in Section 2.02(a).

‘‘Employees’’ has the meaning set forth in Section 5.03(m)(i).

‘‘Environmental Laws’’ has the meaning set forth in Section 5.03(o).

‘‘Equity Investment’’ means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

‘‘Equity Security’’ means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument having the characteristics of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust

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certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Affiliate’’ has the meaning set forth in Section 5.03(m)(iii).

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

‘‘Exchange Agent’’ has the meaning set forth in Section 3.02(a).

‘‘FHA’’ means Federal Housing Administration or any successor thereto.

‘‘FHLMC’’ means the Federal Home Loan Mortgage Corporation or any successor thereto.

‘‘FNMA’’ means the Federal National Mortgage Association or any successor thereto.

‘‘GAAP’’ means accounting principles generally accepted in the United States of America.

‘‘GNMA’’ means the Government National Mortgage Association or any successor thereto.

‘‘Governmental Authority’’ means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or Agency.

‘‘Hazardous Substance’’ has the meaning set forth in Section 5.03(o).

‘‘Holdco’’ has the meaning set forth in the preamble to this Agreement.

‘‘HUD’’ means the United States Department of Housing and Urban Development or any successor thereto.

‘‘Indemnified Parties’’ and ‘‘Indemnifying Party’’ have the meanings set forth in Section 6.08(a).

‘‘Insurance Amount’’ has the meaning set forth in Section 6.08(c).

‘‘Insurance Policies’’ has the meaning set forth in Section 5.03(v).

‘‘Insurer’’ means a Person who insures or guarantees all or any portion of the risk of loss on any Loan, including, without limitation, any provider of private mortgage insurance, standard hazard insurance, flood insurance, earthquake insurance or title insurance with respect to any Loan or related mortgaged property.

‘‘Intellectual Property’’ means all intellectual property owned or used by MortgageIT and its Subsidiaries, including patents (including any continuations, divisionals, continuations-in-part, renewals and reissues), trademarks, trade names, service marks, domain names and other indicators of source or origin, database rights, copyrights, mask works, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), tangible or intangible proprietary information or material and all other intellectual property or proprietary rights, together with all goodwill symbolized by any of the foregoing, registrations and applications for the foregoing, and rights to sue for past infringement thereof.

‘‘Investment Advisers Act’’ means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

‘‘Investment Company Act’’ means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

‘‘Investor’’ means FHLMC, FNMA, GNMA or any other Person who owns or holds Loans, or servicing rights related thereto, sold by MortgageIT or any Subsidiary.

‘‘IRS’’ has the meaning set forth in Section 5.03(m)(i).

‘‘Liens’’ means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

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‘‘Liquidation’’ has the meaning set forth in Section 2.01(a).

‘‘Loans’’ means any loan, loan agreement, note, borrowing arrangement or extension of credit, including, without limitation, letters of credit, leases, credit enhancements, guarantees and similar interest-bearing assets, as well as commitments to extend any of the same.

‘‘Material Adverse Effect’’ means any effect that, (i) with respect to MortgageIT, is material and adverse to the financial position, results of operations or business of MortgageIT and its Subsidiaries taken as a whole or (ii) with respect to MortgageIT on the one hand and Acquiror on the other hand, would materially impair the ability of either MortgageIT or Acquiror, respectively, to perform its obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP, (c) changes in general economic or capital market conditions affecting mortgage companies and REITs generally, (d) changes or events affecting the mortgage industry generally, (e) with respect to MortgageIT, reasonable expenses incurred in connection with the Transaction or any modifications or changes to valuation policies and practices, or restructuring charges taken, to the extent expressly permitted by this Agreement, in each case, in accordance with GAAP, (f) the payment of any amounts due, or the provision of any benefits to, any officer or employee of MortgageIT or its Subsidiaries under employment, change-in-control or severance agreements or any payments made pursuant to Section 3.05(a) to holders of MortgageIT Options, in each case that have been Previously Disclosed, (g) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, and (h) with respect to MortgageIT, the effects of any action or omission taken with the prior written consent of Acquiror or as otherwise expressly permitted by this Agreement, except, in the case of any event described in clauses (a), (c), (d) and (g) above, to the extent such event disproportionately affects MortgageIT and its Subsidiaries taken as a whole relative to that of MortgageIT’s competitors. The parties agree that to the extent that the Net Worth required to be set forth in any certificate delivered to Acquiror pursuant to Section 6.14 is less than $296.8 million, such circumstance shall, in and of itself, constitute a Material Adverse Effect with respect to MortgageIT.

‘‘Material Contracts’’ has the meaning set forth in Section 5.03(k)(i).

‘‘Merger’’ has the meaning set forth in Section 2.01(a).

‘‘Merger Consideration’’ has the meaning set forth in Section 3.01(c).

‘‘Merger Subsidiary’’ has the meaning set forth in the preamble to this Agreement.

‘‘Merger Subsidiary Common Stock’’ means the common stock, $0.001 par value per share, of Merger Subsidiary.

‘‘MGCL’’ means the General Corporation Law of the State of Maryland.

‘‘MortgageIT’’ has the meaning set forth in the preamble to this Agreement.

‘‘MortgageIT Articles’’ means the Articles of Amendment and Restatement of MortgageIT as in effect on the date hereof.

‘‘MortgageIT Board’’ means the Board of Directors of MortgageIT.

‘‘MortgageIT Bylaws’’ means the Amended and Restated Bylaws of MortgageIT as in effect on the date hereof.

‘‘MortgageIT Common Stock’’ means the common stock, $0.01 par value per share, of MortgageIT.

‘‘MortgageIT Group’’ means any ‘‘affiliated group’’ (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes MortgageIT and its Subsidiaries or any predecessor of or any successor to MortgageIT (or to another such predecessor or successor).

4

‘‘MortgageIT Loan Property’’ has the meaning set forth in Section 5.03(o)(i).

‘‘MortgageIT Meeting’’ has the meaning set forth in Section 6.02.

‘‘MortgageIT Options’’ means the options to acquire MortgageIT Common Stock issued under the MortgageIT Stock Option Plans.

‘‘MortgageIT Regulatory Authorities’’ has the meaning set forth in Section 5.03(i)(i).

‘‘MortgageIT Stock Option Plans’’ means the MortgageIT Holdings, Inc. 2004 Long-Term Incentive Plan and the MortgageIT Holdings, Inc. Amended Long-Term Incentive Plan.

‘‘Mortgage Loan Tapes’’ has the meaning set forth in Section 5.03(r)(iv).

‘‘National Labor Relations Act’’ means the National Labor Relations Act, as amended.

‘‘Net Worth’’ means, as of the close of business on any determination date, an amount equal to (x) the total consolidated assets of MortgageIT, less (y) the sum of (i) the total consolidated liabilities of MortgageIT and (ii) accumulated other comprehensive income of MortgageIT, in each case, in accordance with GAAP without taking into account any change in MortgageIT’s accounting principles, practices or methods after the date of this Agreement, provided, however, that notwithstanding the foregoing, Net Worth shall exclude (A) reasonable expenses incurred in connection with the Transaction, (B) any modifications or changes to valuation policies and practices, or restructuring charges taken, to the extent expressly permitted by this Agreement and (C) the payment of any amounts due, or the provision of any benefits to, any officer or employee of MortgageIT or its Subsidiaries under employment, change-in-control or severance agreements or any payments made pursuant to Section 3.05(a) to holders of MortgageIT Options, in each case that have been Previously Disclosed. For example, as of March 31, 2006, ‘‘Net Worth’’ would be calculated as follows (x) $8,447,250,000 less (y) the sum of (i) $8,088,750,000 and (ii) $28,732,000.

‘‘New Benefit Plans’’ has the meaning set forth in Section 6.09(a).

‘‘OREO’’ means other real estate owned.

‘‘Pension Plan’’ has the meaning set forth in Section 5.03(m)(ii).

‘‘Person’’ means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

‘‘Previously Disclosed’’ by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

‘‘Proxy Statement’’ has the meaning set forth in Section 6.03(a).

‘‘REIT’’ means real estate investment trust.

‘‘Rights’’ means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

‘‘Securities Documents’’ has the meaning set forth in Section 5.03(g)(i).

‘‘Shareholder Agreements’’ has the meaning set forth in the recitals to this Agreement.

‘‘Shareholders’’ means each director and executive officer of MortgageIT.

‘‘Subsidiary’’ and ‘‘Significant Subsidiary’’ have the meanings ascribed to those terms in Rule l-02 of Regulation S-X promulgated by the SEC.

‘‘Superior Proposal’’ has the meaning set forth in Section 6.06.

‘‘Surviving Corporation’’ has the meaning set forth in Section 2.01(a).

5

‘‘Tax’’ or ‘‘Taxes’’ means any and all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall or other profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, social security, workers’ compensation, unemployment or other taxes, charges or assessments of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

‘‘Tax Attributes’’ has the meaning set forth in Section 5.03(p)(xiii).

‘‘Tax Authority’’ means the IRS and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Taxes.

‘‘Tax Returns’’ means any return, declaration or other report (including elections, declarations of estimated taxes, schedules, estimates and information returns) required to be filed with any Taxing Authority with respect to any Taxes, including any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

‘‘Termination Fee’’ has the meaning set forth in Section 8.02(c).

‘‘Transaction’’ means the Merger, the Liquidation and any other transaction contemplated by this Agreement.

‘‘VA’’ means the United States Department of Veteran Affairs and any successor thereto.

 ARTICLE II

THE MERGER

2.01    The Merger.

(a)    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall merge with and into MortgageIT (the ‘‘Merger’’), the separate corporate existence of Merger Subsidiary shall cease and MortgageIT shall survive and continue to exist as a Maryland corporation and as a wholly owned subsidiary of Holdco (MortgageIT, as the surviving corporation in the Merger, is sometimes referred to herein as the ‘‘Surviving Corporation’’) with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. Immediately following the Merger, the Surviving Corporation will be merged with and liquidated into Holdco (the ‘‘Liquidation’’) in accordance with this Agreement and the Agreement and Plan of Merger and Liquidation.

(b)    Name.    The name of the Surviving Corporation shall be ‘‘MortgageIT Holdings, Inc.’’

(c)    Charter and Bylaws.    The charter and bylaws of the Surviving Corporation immediately after the Merger shall be amended in connection with the Merger to be identical to the charter and the bylaws of Merger Subsidiary as in effect immediately prior to the Merger.

(d)    Directors and Executive Officers of the Surviving Corporation.    The parties hereto shall take all actions necessary so that the directors of the Surviving Corporation immediately after the Merger shall be the directors of Merger Subsidiary immediately prior to the Merger. The parties hereto shall take all actions necessary so that the executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of Merger Subsidiary immediately prior to the Merger.

(e)    Authorized Capital Stock.    The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the charter of Merger Subsidiary as in effect immediately prior to the Merger.

(f)    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in accordance with the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Subsidiary

6

shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(g)    Additional Actions.    If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Merger Subsidiary, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

2.02    Effective Date and Effective Time; Closing.

(a)    Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause Articles of Merger to be filed with the Maryland Department of Assessments and Taxation pursuant to the MGCL on (i) a date mutually agreeable to Acquiror and MortgageIT after such satisfaction or waiver which is no later than five Business Days after such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the ‘‘Effective Date.’’ The ‘‘Effective Time’’ of the Merger shall be the time of such filings or as set forth in such filings.

(b)    A closing (the ‘‘Closing’’) shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 4 Times Square, New York, New York, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the ‘‘Closing Date’’). At the Closing, there shall be delivered to Acquiror and MortgageIT the certificates and other documents required to be delivered under Article VII hereof.

 ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES

3.01    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of MortgageIT Common Stock:

(a)    Each share of MortgageIT Common Stock that is owned by MortgageIT shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)    Except as set forth in Sections 3.01(a) and 3.01(c), each share of MortgageIT Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive a cash amount equal to $14.75, without interest (the ‘‘Merger Consideration’’).

(c)    Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time and each share of MortgageIT Common Stock that is owned by the Acquiror or by any Subsidiary of Acquiror (other than shares held in a fiduciary capacity that are beneficially owned by third parties or pursuant to investment management activities in the ordinary course of business), shall be converted into and become one share of common stock of the Surviving Corporation.

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3.02    Exchange Procedures.

(a)    Acquiror shall designate an exchange agent to act as agent (the ‘‘Exchange Agent’’) for purposes of conducting the exchange procedure described in this Section 3.02. At the Effective Time, for the benefit of the holders of Certificates, Acquiror shall deliver to the Exchange Agent the aggregate Merger Consideration payable pursuant to this Article III in exchange for Certificates.

(b)    Promptly following the Effective Time, but in no event more than three Business Days thereafter, Acquiror shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Acquiror and MortgageIT may determine; and (ii) instructions for use in effecting the surrender of Certificates in exchange for the aggregate Merger Consideration to which such holder is entitled pursuant to Section 3.01 hereof. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the aggregate Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to Section 3.01 hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of MortgageIT Common Stock not registered in the transfer records of MortgageIT, a check for the aggregate Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01 hereof may be issued to the holder if the Certificate representing such MortgageIT Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of Acquiror and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

(c)    The Exchange Agent and Acquiror, as the case may be, shall not be obligated to deliver the aggregate Merger Consideration to which a holder of MortgageIT Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of MortgageIT Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Acquiror.

(d)    Any portion of the cash delivered to the Exchange Agent by Acquiror pursuant to Section 3.02(a) that remains unclaimed by the stockholders of MortgageIT for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Acquiror. Any stockholders of MortgageIT who have not theretofore complied with Section 3.02(b) shall thereafter look only to Acquiror for the Merger Consideration deliverable in respect of each share of MortgageIT Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of MortgageIT Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Acquiror and the Exchange Agent shall be entitled to rely upon the stock transfer books of MortgageIT to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Acquiror and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

3.03    Rights as Shareholders; Stock Transfers.    At the Effective Time, holders of MortgageIT Common Stock shall cease to be, and shall have no rights as, stockholders of MortgageIT other than

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to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of MortgageIT or the Surviving Corporation of shares of MortgageIT Common Stock which were outstanding immediately prior to the Effective Time.

3.04    Withholding Rights.    Acquiror (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of MortgageIT Common Stock such amounts (including Taxes) as Acquiror is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of MortgageIT Common Stock in respect of which such deduction and withholding was made by Acquiror.

3.05    MortgageIT Options and Restricted Stock.

(a)    Prior to and effective as of the Effective Time, MortgageIT shall have taken all such action as is necessary to terminate, subject to compliance with this Section 3.05(a), the MortgageIT Stock Option Plans and shall have provided written notice to each holder of a then-outstanding MortgageIT Option (whether or not such MortgageIT Option is then vested or exercisable), that such MortgageIT Option shall be, as of the date of such notice, exercisable in full, that such MortgageIT Option shall terminate at the Effective Time and that, if such MortgageIT Option is not exercised or otherwise terminated on or before the Effective Time, such holder shall be entitled to receive in cancellation of such MortgageIT Option a cash payment from MortgageIT at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such MortgageIT Option, multiplied by the number of shares of MortgageIT Common Stock covered by such MortgageIT Option, subject to any required withholding of Taxes. MortgageIT shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding MortgageIT Option with regard to the cancellation of such MortgageIT Option and the payment therefor in accordance with the terms of this Agreement. Subject to the foregoing, the MortgageIT Stock Option Plans and all MortgageIT Options issued thereunder shall terminate at the Effective Time.

(b)    As of the Effective Time, each share of restricted MortgageIT Common Stock which was issued pursuant to the MortgageIT Stock Option Plans or otherwise and which has been Previously Disclosed, whether in book-entry or certificated form, shall become fully vested and shall be converted into, and shall be canceled in exchange for, the right to receive the Merger Consideration.

 ARTICLE IV

ACTIONS PENDING ACQUISITION

4.01    Forbearances of MortgageIT.    From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Acquiror, not to be unreasonably withheld, MortgageIT will not, and will cause each of its Subsidiaries not to:

(a)    Ordinary Course.    Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, maintain its regulatory authorizations, permits and licenses, keep available the present services of its employees and preserve for itself and Acquiror the goodwill of the customers of MortgageIT and its Subsidiaries.

(b)    Capital Stock.    Other than pursuant to Rights set forth on Schedule 4.01(b) of MortgageIT’s Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

(c)    Dividends; Etc.    (i) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of MortgageIT capital stock, other than

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(A) regular quarterly cash dividends on MortgageIT Common Stock in an amount equal to MortgageIT’s estimated ‘‘real estate investment trust taxable income’’ (as such term is used in Section 857(a) of the Code) for the quarter and for any prior quarters (to the extent not previously distributed or dividended to holders of MortgageIT Common Stock), as determined jointly by MortgageIT and Acquiror; provided that, regular quarterly cash dividends shall not exceed $0.30 per share per quarter without Acquiror’s prior written consent; (B) a dividend required to be paid to holders of MortgageIT Common Stock pursuant to Section 6.12 hereof; (C) dividends paid by any of the Subsidiaries of MortgageIT so long as such dividends are only paid to MortgageIT or any of its other wholly-owned Subsidiaries; and (D) dividends paid to the holders of trust preferred securities issued by affiliated trusts, in each case in accordance with the terms of such securities; or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d)    Compensation; Employment Agreements; Etc.    Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of MortgageIT or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of MortgageIT’s Disclosure Schedule; or (iv) severance payments and benefits pursuant to the MortgageIT severance policy which has been Previously Disclosed, which severance payments and benefits will be determined in such amounts (up to the limits set forth in such policy) by MortgageIT’s Chief Executive Officer and disclosed in writing to Acquiror.

(e)    Hiring.    Hire any person as an employee of MortgageIT or any of its Subsidiaries, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of MortgageIT’s Disclosure Schedule and (ii) persons hired after the date hereof and whose employment is terminable at the will of MortgageIT or a Subsidiary of MortgageIT, and whose guaranteed or anticipated annual compensation is $100,000 or less.

(f)    Benefit Plans.    Enter into, establish, adopt or amend, or make any contributions to (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof or to be consistent with past practices and set forth on Schedule 4.01(f) of MortgageIT’s Disclosure Schedule), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of MortgageIT or its Subsidiaries or, except as otherwise provided for in the Agreement, take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(g)    Dispositions.    Sell, transfer, mortgage, encumber, license or otherwise dispose of or discontinue any of its assets, business or properties (including Intellectual Property) except in the ordinary course of business consistent with past practice.

(h)    Acquisitions.    Except with respect to the purchase of Loans and/or securities in the ordinary course of business consistent with past practice, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business or properties of any other entity.

(i)    Capital Expenditures.    Make any capital expenditures other than those identified on Schedule 4.01(i) of MortgageIT’s Disclosure Schedule and other than capital expenditures in the ordinary course of business consistent with past practice.

(j)    Governing Documents.    Amend the MortgageIT Articles or the MortgageIT Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of MortgageIT.

(k)    Accounting Methods.    Change its accounting principles, practices or methods, other than as may be required by changes in laws, regulations or GAAP (in which case MortgageIT shall so notify the Acquiror).

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(l)    Contracts.    Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts or take, or fail to take, any actions that would have a reasonable likelihood of causing a material default or event of default under any Material Contract.

(m)    Claims.    Except as Previously Disclosed, pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any action to settle or compromise any litigation, in each case, material to MortgageIT and its Subsidiaries, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated balance sheet of MortgageIT as of March 31, 2006 included in MortgageIT’s Securities Documents.

(n)    Mortgage Operations.    Except as Previously Disclosed, enter into any new line of business; change its lending, investment, underwriting, risk and asset liability management or other material mortgage and operating policies in any material respect, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or make any contract with respect to branching or site location or branching or site relocation.

(o)    Indebtedness.    Except as Previously Disclosed, incur any indebtedness for borrowed money or issue any debt, trust preferred or other similar securities, except in the ordinary course of business consistent with past practice to the extent such indebtedness may be repaid at any time after Closing without payment of any penalties, premiums or early termination fees, or assume, guarantee, endorse or otherwise become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(p)    Investment Securities.    Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment, except in the ordinary course of business consistent with past practice.

(q)    Investments in Real Estate.    Make any investment or commitment to invest in real estate (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case, in the ordinary course of business consistent with past practice).

(r)    Securitizations.    Except as Previously Disclosed, enter into any securitizations of any Loans or create any special purpose funding or variable interest entity.

(s)    Tax Methods.    Except as required by changes in laws, regulations or GAAP (in which case MortgageIT shall so notify the Acquiror), make, change or revoke any Tax election or settle or compromise any liability for Taxes, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment.

(t)    Adverse Actions.    Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Agreement and Plan of Merger and Liquidation, except, in each case, as may be required by applicable law or regulation.

(u)    Insurance.    Fail to maintain in full force and effect all material insurance policies in effect as of the date hereof.

(v)    Commitments.    Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

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4.02    Forbearances of Acquiror.    From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of MortgageIT, not to be unreasonably withheld, Acquiror will not, and will cause each of its Subsidiaries not to:

(a)    Adverse Actions.    Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Agreement and Plan of Merger and Liquidation, except, in each case, as may be required by applicable law or regulation.

(b)    Commitments.    Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

 ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01    Disclosure Schedules.    On or prior to the date hereof, Acquiror has delivered to MortgageIT a schedule and MortgageIT has delivered to Acquiror a schedule (each respectively, its ‘‘Disclosure Schedule’’) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03, 5.04 or 5.05 or to one or more of its covenants contained in Article IV; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

5.02    [Intentionally Omitted].

5.03    Representations and Warranties of MortgageIT.    Subject to Section 5.01, MortgageIT hereby represents and warrants to Acquiror as follows:

(a)    Organization, Standing and Authority.     MortgageIT is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland. MortgageIT is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing has not had or is not reasonably likely to have a Material Adverse Effect with respect to MortgageIT. MortgageIT has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

(b)    MortgageIT Capital Stock.    The authorized capital stock of MortgageIT consists solely of 125,000,000 shares of MortgageIT Common Stock, of which 29,097,057 shares are issued and outstanding as of the date hereof, and 50,000,000 shares of MortgageIT Preferred Stock, of which no shares are issued and outstanding as of the date hereof. As of the date hereof, 90,400 shares of MortgageIT Common Stock were held in treasury by MortgageIT or otherwise directly or indirectly owned by MortgageIT. The outstanding shares of MortgageIT Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of MortgageIT Common Stock have been issued in violation of the preemptive rights of any Person. Section 4.01(b) of MortgageIT’s Disclosure Schedule sets forth for each MortgageIT Option, the name of the grantee, the date of the grant, the number of shares of MortgageIT Common Stock subject to each option, the number of shares of MortgageIT Common Stock subject to options that are currently exercisable, the exercise price per share and the status of the option grant as qualified or non-qualified under Section 422 of the Code. Except as set forth in the preceding sentence, there are no shares of MortgageIT Common Stock reserved for issuance, MortgageIT does not have any Rights issued or outstanding with respect to MortgageIT Common Stock and MortgageIT does not have any commitment to authorize, issue or sell any MortgageIT Common Stock or Rights.

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(c)    Subsidiaries.

(i)    (A) MortgageIT has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as set forth on Schedule 5.03(c) of MortgageIT’s Disclosure Schedule, MortgageIT owns, directly or indirectly, all the issued and outstanding Equity Securities of each of its Subsidiaries, (C) no Equity Securities of any of its Subsidiaries are or may become required to be issued (other than to MortgageIT) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its Equity Securities (other than to MortgageIT or any of its wholly owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to MortgageIT’s rights to vote or to dispose of such securities and (F) all the Equity Securities of MortgageIT’s Subsidiaries held by MortgageIT or its Subsidiaries are fully paid and nonassessable and are owned by MortgageIT or its Subsidiaries free and clear of any Liens.

(ii)    Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and ownership interests in MortgageIT’s Subsidiaries, MortgageIT does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

(iii)    Each of MortgageIT’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing has not had or is not reasonably likely to have a Material Adverse Effect with respect to MortgageIT.

(d)    Corporate Power.    Each of MortgageIT and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. MortgageIT has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Agreement and Plan of Merger and Liquidation, and to consummate the Transaction, subject to the approval of this Agreement by the holders of the outstanding shares of MortgageIT Common Stock.

(e)    Corporate Authority.    Subject to the approval of this Agreement by the holders of the outstanding shares of MortgageIT Common Stock, this Agreement, the Agreement and Plan of Merger and Liquidation and the Transaction have been duly authorized by all necessary corporate action of MortgageIT and the MortgageIT Board on or prior to the date hereof. MortgageIT has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Acquiror, Holdco and Merger Subsidiary, as applicable, this Agreement is a valid and legally binding obligation of MortgageIT, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f)    Regulatory Approvals; No Defaults.

(i)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by MortgageIT or any of its Subsidiaries in connection with the execution, delivery or performance by MortgageIT of this Agreement, the Agreement and Plan of Merger and Liquidation, or to consummate the Transaction, except as Previously Disclosed and except for (A) filings of change of control applications or notices with, and approvals or waivers by, Governmental Authorities, as required, (B) the filings required under the Exchange Act, (C) the filing of Articles of Merger with the Maryland Department of Assessments and Taxation with respect to the Merger and the merger contemplated by the Agreement and Plan of Merger and Liquidation, and (D) the approval of this Agreement by the holders of the outstanding shares of MortgageIT Common

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Stock. As of the date hereof, MortgageIT is not aware of any reason why the approvals or waivers set forth above and referred to in Section 7.01(b) will not be received in a timely manner.

(ii)    Except as Previously Disclosed, subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in Section 5.03(f)(i) and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Agreement and Plan of Merger and Liquidation by MortgageIT and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination or loss of a material benefit under, (i) any law, rule or regulation or any judgment, decree, order, memorandum of understanding, commitment letter, extraordinary supervisory letter, governmental permit or license, or (ii) agreement, indenture or instrument of MortgageIT or any of its Subsidiaries or to which MortgageIT or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the MortgageIT Articles, the MortgageIT Bylaws or similar governing documents of MortgageIT’s Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, memorandum of understanding, commitment letter, extraordinary supervisory letter, governmental permit or license, agreement, indenture or instrument, other than, in the case of clause (A)(ii), any such breach, violation, default, Lien, remedy or right that has not or would not be reasonably likely to have a Material Adverse Effect with respect to MortgageIT.

(g)    Financial Statements and Securities Documents; Undisclosed Liabilities.

(i)    MortgageIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2004 with the SEC (collectively, MortgageIT’s ‘‘Securities Documents’’), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable regulations of the SEC as the case may be and (B) except for MortgageIT’s Securities Documents which were subsequently restated prior to the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in any such Securities Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of MortgageIT and its Subsidiaries as of its date, and each of the consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders’ equity, comprehensive income (loss) and changes in cash flows, as the case may be, of MortgageIT and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

(ii)    Except as Previously Disclosed, since March 31, 2006, neither MortgageIT nor any of its Subsidiaries has incurred any material liability other than in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transaction).

(iii)    Since March 31, 2006, (A) MortgageIT and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transaction), (B) except as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries has taken nor permitted any of the actions set forth in Section 4.01 hereof between March 31, 2006 and the date hereof and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to MortgageIT.

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(iv)    Except as Previously Disclosed, no agreement pursuant to which any loans or other assets have been or shall be sold (or otherwise pledged or transferred) by MortgageIT or its Subsidiaries entitles the buyer, pledgee or transferee of such loans or other assets, unless there is material breach of a representation or covenant by MortgageIT or its Subsidiaries, to cause MortgageIT or its Subsidiaries to repurchase such loan or other asset or the buyer, pledgee or transferee to pursue any other form of recourse against MortgageIT or its Subsidiaries.

(v)    MortgageIT maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning MortgageIT and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of MortgageIT’s Securities Documents and other public disclosure documents. The Chief Executive Officer and the Chief Financial Officer of MortgageIT have disclosed to MortgageIT’s auditors and the audit committee of the Board of Directors of MortgageIT (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect MortgageIT’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in MortgageIT’s internal control over financial reporting. The Chief Executive Officer and the Chief Financial Officer of MortgageIT have signed, and MortgageIT has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. § 1350; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither MortgageIT nor any of its officers has received notice from any Governmental Authorities questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(h)    Litigation.    Except as Previously Disclosed, no litigation, investigation, claim or other proceeding before any arbitrator, court or Governmental Authority is pending against MortgageIT or any of its Subsidiaries and, to MortgageIT’s knowledge, no such litigation, investigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, investigation, claim or other proceeding before any arbitrator, court or Governmental Authority. Except as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries is a party to any order, judgment or decree, nor has any order, judgment or decree been outstanding against MortgageIT or any of its Subsidiaries since December 31, 2004, which, in either case, has or could reasonably be expected to be material to MortgageIT and its Subsidiaries, taken as a whole.

(i)    Regulatory Matters.

(i)    Except as Previously Disclosed, MortgageIT and its Subsidiaries have timely filed, or will have timely filed by the Closing Date, all material reports required to be filed by any law, regulation or order of any federal or state governmental agency charged with the supervision or regulation of mortgage companies generally or MortgageIT and/or its Subsidiaries in particular (collectively, the ‘‘MortgageIT Regulatory Authorities’’). Neither MortgageIT nor its Subsidiaries have done or caused to be done, or have failed to do or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (A) any approvals, licenses or ‘‘doing business’’ authorizations of the MortgageIT Regulatory Authorities, (B) any FHA insurance or commitment of the FHA to insure, (C) any VA guarantee or commitment of the VA to guarantee, (D) any private mortgage insurance or commitment of any private mortgage Insurer to insure, (E) any title insurance policy, (F) any hazard insurance policy, (G) any flood insurance policy, (H) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by the MortgageIT Regulatory Authorities or private mortgage Insurers, or any surety or guaranty agreement. Except as Previously Disclosed, since December 31, 2003, no Agency, Investor or private mortgage Insurer has (A) claimed that MortgageIT or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to the Loans sold by MortgageIT or any Subsidiary to an Investor or Agency, or (B) imposed restrictions on the activities (including commitment authority) of MortgageIT or any Subsidiary.

(ii)    Except as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement,

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memorandum of understanding, supervisory agreement, cease and desist order or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any MortgageIT Regulatory Authorities.

(iii)    Except as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries has been advised by, nor does it have any knowledge of facts which could give rise to an advisory notice by, any MortgageIT Regulatory Authority that such MortgageIT Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory agreement, cease and desist order, commitment letter, supervisory letter or similar submission.

(j)    Compliance With Laws.    Except as Previously Disclosed, each of MortgageIT and its Subsidiaries:

(i)    is, and at all times since the later of December 31, 2003 or the date such entity was formed has been, in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or Applicable Permits (as defined below) applicable thereto or to the employees conducting such businesses;

(ii)    has, and at all times since the later of December 31, 2003 or the date such entity was formed has had, all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted (‘‘Applicable Permits’’); all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to MortgageIT’s knowledge, no suspension or cancellation of any of them is threatened; and

(iii)    has received since December 31, 2003, no notification or communication from any Governmental Authority (A) asserting that MortgageIT or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances, including licensing requirements, which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to MortgageIT’s knowledge, do any grounds for any of the foregoing exist).

(k)    Material Contracts; Defaults.

(i)    Except for documents listed as exhibits to MortgageIT’s Securities Documents or as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of MortgageIT or any of its Subsidiaries to indemnification from MortgageIT or any of its Subsidiaries, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (D) relating to the indebtedness by MortgageIT or its Subsidiaries for borrowed money or any guaranty of indebtedness for borrowed money in excess of $10 million, (E) that by its terms limits the payment of dividends or other distributions by MortgageIT, (F) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or material assets, (G) that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of MortgageIT or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business, (H) with respect to any material agreement relating to any Intellectual Property, (I) with respect to material leasehold interests in real property, (J) which materially restricts the conduct of any business by MortgageIT or by any of its Subsidiaries or (K) with respect to any material joint venture, partnership agreement or similar agreement (collectively, ‘‘Material Contracts’’). MortgageIT has Previously Disclosed and made available to Acquiror true and correct copies of each such Material Contract. Each Material Contract is a valid and binding obligation of MortgageIT or one its Subsidiaries, as applicable, and, to MortgageIT’s knowledge, of each other party thereto, and is enforceable against MortgageIT or one of its Subsidiaries, as applicable, in accordance with its terms.

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(ii)    Except as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries, and to MortgageIT’s knowledge, no counterparty thereto, is in material default under any contract, agreement, license, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(l)    No Brokers.    No action has been taken by MortgageIT or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction other than the Previously Disclosed fees to be paid to Lehman Brothers Inc.

(m)    Employee Benefit Plans.

(i)    All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of MortgageIT and its Subsidiaries (the ‘‘Employees’’) and current or former directors of MortgageIT and its Subsidiaries including, but not limited to, ‘‘employee benefit plans’’ within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based incentive and bonus plans (the ‘‘Benefit Plans’’), have been Previously Disclosed. True and complete copies of (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (‘‘IRS’’) or Department of Labor (the ‘‘DOL’’), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a ‘‘top-hat’’ plan, a copy of filings with the DOL; (D) the most recent determination letter or opinion letter issued by the IRS for each Benefit Plan that is intended to be ‘‘qualified’’ under Section 401(a) of the Code; (E) the most recent summary plan description and any modifications for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA, have been provided or made available to Acquiror.

(ii)    Except as Previously Disclosed, each Benefit Plan has been administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Each Benefit Plan which is an ‘‘employee pension benefit plan’’ within the meaning of Section 3(2) of ERISA (a ‘‘Pension Plan’’) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter or opinion letter from the IRS. There is no material pending or, to MortgageIT’s knowledge, threatened litigation relating to the Benefit Plans. To MortgageIT’s knowledge, neither MortgageIT nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject MortgageIT or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. To MortgageIT’s knowledge, there are no matters pending before the IRS, DOL or other governmental agency with respect to any Benefit Plan.

(iii)    No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by MortgageIT or any of its Subsidiaries with respect to any ongoing, frozen or terminated ‘‘single-employer plan,’’ within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or the single-employer plan of any entity which is considered one employer with MortgageIT under Section 4001 of ERISA or Section 414 of the Code (an ‘‘ERISA Affiliate’’). Neither MortgageIT nor any of its Subsidiaries has incurred, and neither MortgageIT nor any of its Subsidiaries expects to incur, any withdrawal liability with

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respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a ‘‘reportable event,’’ within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the l2-month period ending on the date hereof or will be required to be filed in connection with the Transaction.

(iv)    All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected in the consolidated financial statements of MortgageIT included in MortgageIT’s Securities Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an ‘‘accumulated funding deficiency’’ (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has received or is subject to an outstanding funding waiver. Neither MortgageIT nor any of its Subsidiaries has provided, and is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(v)    Neither MortgageIT nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. To MortgageIT’s knowledge, no event or condition exists with respect to a Benefit Plan that could subject MortgageIT to a material tax under Section 4980B of the Code.

(vi)    None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the Transaction will, except as Previously Disclosed, (A) entitle any employees of MortgageIT or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a ‘‘parachute payment’’ to a ‘‘disqualified individual’’ as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(vii)    MortgageIT has Previously Disclosed as of the latest practicable date prior to the date of this Agreement an accurate list of the names, titles, base salaries and the amount of the prior year’s bonus of each person who is an employee of MortgageIT or any of its Subsidiaries as of such date.

(n)    Labor Matters.    Neither MortgageIT nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is MortgageIT or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel MortgageIT or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to MortgageIT’s knowledge, threatened, nor is MortgageIT or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. With respect to this Transaction, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing Date will be, satisfied. Except as Previously Disclosed, within the past three years, MortgageIT has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance, and no such action will be implemented without advance notification to Acquiror.

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(o)    Environmental Matters.

(i)    MortgageIT and its Subsidiaries are in compliance in all material respects with applicable Environmental Laws; (ii) to MortgageIT’s knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by MortgageIT or any of its Subsidiaries, or any property in which MortgageIT or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role (‘‘MortgageIT Loan Property’’), has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to MortgageIT; (iii) neither MortgageIT nor any of its Subsidiaries could be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any MortgageIT Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to MortgageIT; (iv) neither MortgageIT nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither MortgageIT nor any of its Subsidiaries nor, to MortgageIT’s knowledge, any Person whose liability MortgageIT or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law; (vi) neither MortgageIT nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to MortgageIT’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving MortgageIT or any of its Subsidiaries, any currently or formerly owned or operated property, any MortgageIT Loan Property, or, to MortgageIT’s knowledge, any Person whose liability MortgageIT or any of its Subsidiaries has assumed whether contractually or by operation of law, that could reasonably be expected to result in any material claims, liability or investigations against MortgageIT or any of its Subsidiaries, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any MortgageIT Loan Property; and (viii) MortgageIT has Previously Disclosed and made available to Acquiror copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to MortgageIT, its Subsidiaries and any currently or formerly owned or operated property.

As used herein, the term ‘‘Environmental Laws’’ means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance, as well as any common law standards relating to environmental protection, human health or safety; and the term ‘‘Hazardous Substance’’ means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

(p)    Tax Matters.

(i)    (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to MortgageIT, the MortgageIT Group and any of MortgageIT’s Subsidiaries (including any predecessors thereof), have been or will be duly and timely filed with the appropriate Tax Authority on or before the Effective Date, (B) all such Tax Returns are or will be true, accurate and complete in all material respects, (C) all Taxes shown to be due on the Tax

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Returns referred to in clause (A) have been or will be duly and timely paid in full and all other Taxes that are required to be paid by MortgageIT and any of its Subsidiaries before the Effective Date have or will be duly and timely paid in full, (D) except as Previously Disclosed, the Tax Returns referred to in clause (A) have been examined by the applicable Tax Authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any Tax Authority have been duly and timely paid in full, (F) no issues that have been raised by the relevant Tax Authority in connection with the examination of any Tax Returns are currently pending, (G) adequate provision has been made in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all Taxes not yet due, (H) MortgageIT, the MortgageIT Group and any of MortgageIT’s Subsidiaries complied with all applicable laws relating to the payment and withholding of Taxes and (I) except as Previously Disclosed, none of MortgageIT or any its Subsidiaries has waived any statutes of limitation with respect to any Taxes of MortgageIT or any of its Subsidiaries, other than waivers that have expired without extension. Except as Previously Disclosed, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against MortgageIT or any of its Subsidiaries, and no power of attorney granted by either MortgageIT or any of its Subsidiaries with respect to any Taxes is currently in force.

(ii)    MortgageIT has made available to Acquiror true, correct and complete copies of the United States federal and state income Tax Returns filed by MortgageIT and any of its Subsidiaries for each of the three most recent taxable years for which such returns have been filed.

(iii)    Neither MortgageIT nor any of its Subsidiaries has any liability with respect to any Taxes that accrued on or before the end of the most recent period covered by MortgageIT’s Securities Documents filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the financial statements included in MortgageIT’s Securities Documents filed on or prior to the date hereof.

(iv)    There are no Liens for Taxes upon any property or assets of MortgageIT or any of its Subsidiaries, except for Liens for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in MortgageIT’s Securities Documents filed on or prior to the date of this Agreement.

(v)    Except as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or other similar agreement; neither MortgageIT nor any of its Subsidiaries is or has been a member of an affiliated group (or similar state, local, or foreign filing group) filing consolidated or combined Tax Returns (other than a group the common parent of which is MortgageIT; and neither MortgageIT nor any of its Subsidiaries is liable for the Taxes of any Person (other than a member of the MortgageIT Group) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(vi)    No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to MortgageIT or any of its Subsidiaries and no such agreement or ruling has been applied for and is currently pending.

(vii)    Except as Previously Disclosed, neither MortgageIT nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(viii)    No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transaction. All Taxes that MortgageIT or any of its Subsidiaries is or was required by law to withhold or collect (including sales tax and amounts required to be withheld or collected in

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connection with any amount paid to any employee, independent contractor, creditor, stockholder or any other third party) have been duly withheld or collected and, have been duly and timely paid in full to the proper Tax Authority.

(ix)    There are no audits, examinations, deficiency, refund litigation, investigations, judicial or administrative proceedings or claims or matters in controversy pending or, to MortgageIT’s knowledge, threatened with respect to any Taxes of MortgageIT or any of its Subsidiaries, and there are no matters under discussion with any Tax Authority with respect to any Taxes. Neither MortgageIT nor any of its Subsidiaries has received written notice of any claim made by a Tax or other Governmental Authority in a jurisdiction where MortgageIT or any of its Subsidiaries, as applicable, does not file a Tax Return, that MortgageIT or such Subsidiary is or may be subject to taxation by that jurisdiction. No officer or employee of MortgageIT or any of its Subsidiaries, as the case may be, responsible for Tax matters of MortgageIT or such Subsidiary, reasonably expects any Tax Authority to assess any additional Taxes with respect to MortgageIT or any of its Subsidiaries.

(x)    MortgageIT has incurred no liability for any Taxes under Sections 1374, 857(b), 860(c) or 4981 of the Code, IRS Notice 88-19, Treasury Regulation Section 1.337(d)-5, or Treasury Regulation Section 1.337-6 (or any provision of similar effect) including any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code. No event has occurred, and no condition or circumstance exists (including the current holding by MortgageIT or any MortgageIT Subsidiary of any asset the disposition of which would be subject to provisions of this Section 5.03(p)(x)) which presents a risk that any Tax described in the preceding sentence will be imposed on MortgageIT or any MortgageIT Subsidiary.

(xi)    MortgageIT (i) has operated since August 4, 2004 to the date hereof, and will continue to operate in such a manner as to permit it to qualify as a REIT within the meaning of Section 856 of the Code through the Effective Time, and (ii) has not taken (or failed to take) any action that could reasonably be expected to result in a challenge to its qualification as a REIT and no challenge to MortgageIT’s qualification as a REIT is pending or to MortgageIT’s knowledge, is or has been threatened. Each direct or indirect MortgageIT Subsidiary which is a partnership, joint venture or limited liability company has since its acquisition by MortgageIT (A) been classified and treated for federal income tax purposes as a partnership or disregarded entity and not as a corporation or a ‘‘publicly traded partnership’’ within the meaning of Section 7704(b) of the Code that is treated as a corporation under Section 7704(a) of the Code, and (B) not owned any assets (including securities) that would cause MortgageIT to violate Section 856(c)(4) of the Code. Each MortgageIT Subsidiary which is a corporation, and each other issuer of securities in which MortgageIT holds securities (within the meaning of Section 856(c) of the Code but excluding securities of issuers described in Section 856(m) of the Code) having a value of more than 10 percent of the total value of the outstanding securities of such issuer has since its acquisition by MortgageIT been a REIT, a qualified REIT subsidiary of MortgageIT under Section 856(i) of the Code, or a taxable REIT subsidiary of MortgageIT under Section 856(l) of the Code. Section 5.03 of MortgageIT’s Disclosure Schedule lists all the MortgageIT Subsidiaries which are (i) ‘‘taxable REIT subsidiaries’’ within the meaning of Section 856(l) of the Code or (ii) ‘‘qualified REIT subsidiaries’’ within the meaning of Section 856(i) of the Code.

(xii)    Neither MortgageIT nor any MortgageIT Subsidiary has (A) agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (B) distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code. Neither MortgageIT nor any of the MortgageIT Subsidiaries has disposed of any property in a transaction intended to qualify for tax deferred treatment under Section 1031 or 1033 of the Code in which MortgageIT or any of its Subsidiaries, as the case may be, has yet to acquire a replacement property.

(xiii)    Schedule 5.03(p)(xiii) of MortgageIT’s Disclosure Schedule sets forth (i) a true, accurate and complete list of the net operating loss carryforwards, capital loss carryforwards and

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other similar tax attributes (collectively, the ‘‘Tax Attributes’’) of MortgageIT and any of its Subsidiaries; (ii) the taxable years of expiration of any of the Tax Attributes and (iii) any limitation on the utilization of any of the Tax Attributes (including under Section 382 of the Code).

(xiv)    MortgageIT does not have any earnings and profits attributable to it or any other corporation in any non-REIT year within the meaning of Section 857 of the Code. To its knowledge, MortgageIT (A) is a ‘‘domestically controlled REIT’’ within the meaning of Section 897(h) of the Code and (B) has not been at any time a ‘‘United States real property holding corporation’’ as such term is defined in Section 897(c)(2) of the Code.

(xv)    Neither MortgageIT nor any MortgageIT Subsidiary has participated in any ‘‘reportable transaction’’ within the meaning of Treasury Regulation Section 1.6011-4(b).

(q)    Risk Management Instruments.    (i) All Derivative Contracts whether entered into for the account of MortgageIT or any of its Subsidiaries or for the account of a customer of MortgageIT or any of its Subsidiaries, were entered into in the ordinary course of businesses consistent with past practice and in accordance with applicable rules, regulations and policies of all applicable Governmental Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of MortgageIT or one of its Subsidiaries and, to the knowledge of MortgageIT, each of the counterparties thereto, and are enforceable in accordance with their terms, and are in full force and effect, (ii) MortgageIT or its Subsidiaries and, to the knowledge of MortgageIT, the counterparties thereto, have duly performed their obligations thereunder to the extent that such obligations to perform have accrued, and (iii) to MortgageIT’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(r)    Loans; Nonperforming Assets.

(i)    Each Loan on the books and records of MortgageIT and its Subsidiaries was made and has been serviced in all material respects in accordance with their customary lending and servicing standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of MortgageIT, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.

(ii)    Each Loan sold by MortgageIT and its Subsidiaries was made in all material respects in accordance with the customary lending standards in the ordinary course of business and, as of the date each Loan was sold, was evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of MortgageIT, constituted the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.

(iii)    MortgageIT has Previously Disclosed as to MortgageIT and each MortgageIT Subsidiary as of the latest practicable date prior to the date of this Agreement: (A) any written or, to MortgageIT’s knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest (using the Mortgage Bankers Association’s calculation of delinquency), or to MortgageIT’s knowledge, in default of any other material provision thereof; and (B) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof.

(iv)    The information set forth in each Mortgage Loan Tape is complete, true and correct in all material respects as of the date specified in the Mortgage Loan Tape. For purposes of this Section 5.03(r), ‘‘Mortgage Loan Tapes’’ means all mortgage loan tapes delivered to Acquiror by MortgageIT or its representatives prior to the date hereof in connection with the Transaction.

(s)    Properties.    Except for OREO, neither MortgageIT nor any of its Subsidiaries owns any real property. All real and personal property (including Intellectual Property) owned or leased by

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MortgageIT or a Subsidiary of MortgageIT or presently used by any of them in their respective business is sufficient to carry on its business in the ordinary and usual course consistent with past practice. MortgageIT and its Subsidiaries have good and marketable title free and clear of all Liens to all of the properties and assets, real and personal, reflected on the consolidated balance sheet of MortgageIT as of March 31, 2006 included in MortgageIT’s Securities Documents or acquired after such date, other than properties sold by MortgageIT or its Subsidiaries in the ordinary and usual course consistent with past practice, except for (i) Liens for current taxes and assessments not yet due or payable, (ii) immaterial Liens and (iii) as reflected on the consolidated balance sheet of MortgageIT as of March 31, 2006 included in MortgageIT’s Securities Documents. All real and personal property which is material to MortgageIT’s business on a consolidated basis and leased or licensed by MortgageIT or a Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

(t)    Intellectual Property.    MortgageIT and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use all material Intellectual Property, all of which have been Previously Disclosed by MortgageIT. None of MortgageIT nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others and the conduct of MortgageIT and its Subsidiaries does not infringe or otherwise violate any third party’s intellectual property rights. To MortgageIT’s knowledge, no third party has materially infringed or otherwise violated any Intellectual Property right of MortgageIT or any of its Subsidiaries. There are no pending claims against any third party with respect to any material infringement or other violation of any Intellectual Property right of MortgageIT or any of its Subsidiaries. MortgageIT and each of its Subsidiaries has performed in all material respects all the obligations required to be performed by them with respect to Intellectual Property and are not in default under any contract, agreement, arrangement or commitment relating to Intellectual Property. All Intellectual Property registrations and applications owned by MortgageIT and its Subsidiaries are valid and subsisting.

(u)    Books and Records.    The books and records of MortgageIT and its Subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of MortgageIT and such Subsidiaries.

(v)    Insurance.    MortgageIT has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by MortgageIT and its Subsidiaries (‘‘Insurance Policies’’). MortgageIT and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of MortgageIT reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; MortgageIT and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(w)    Allowance For Loan Losses.    MortgageIT’s allowance for loan losses is in compliance with MortgageIT’s methodology at the time of the representation for determining the adequacy of its allowance for loan losses as well as the standards established by GAAP and the Financial Accounting Standards Board and is adequate under all such standards.

(x)    Investment Companies and Investment Advisers.

(i)    Neither MortgageIT nor any of its Subsidiaries is an ‘‘investment company’’ as defined under the Investment Company Act.

(ii)    Neither MortgageIT nor any Subsidiary of MortgageIT is required to register as an ‘‘investment adviser’’ with the SEC under the Investment Advisers Act or with any Governmental Authority under any state law or regulation.

(y)    Required Vote; Anti-takeover Provisions.

(i)    The affirmative vote of the holders of at least a majority of all votes entitled to be cast by MortgageIT stockholders is necessary to approve this Agreement and the Transaction on behalf of MortgageIT. No other vote of the stockholders of MortgageIT is required by law.

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(ii)    Based on the representation and warranty of Acquiror contained in Section 5.04(g), no ‘‘control share acquisition,’’ ‘‘business combination moratorium,’’ ‘‘fair price’’ or other form of antitakeover statute or regulation (including, but not limited to, the provisions of Subtitles 6 and 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland) is applicable to this Agreement or the Transaction.

(iii)    The stockholders of MortgageIT are not entitled to appraisal, dissenters or other similar rights under the MGCL.

(z)    Fairness Opinion.    The MortgageIT Board has received the opinion of Lehman Brothers Inc. to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of MortgageIT Common Stock. As of the date of this Agreement, such opinion has not been modified or withdrawn and MortgageIT is authorized to include the foregoing opinion in the Proxy Statement.

(aa)    Disclosure.    The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

5.04    Representations and Warranties of Acquiror.    Subject to Sections 5.01 and 5.02, Acquiror hereby represents and warrants to MortgageIT as follows:

(a)    Organization, Standing and Authority.     Acquiror is duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing has not had or is not reasonably likely to have Material Adverse Effect with respect to Acquiror. Acquiror has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b)    Corporate Power.    Acquiror has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Acquiror has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Agreement and Plan of Merger and Liquidation and to consummate the Transaction, subject to the receipt of all necessary approvals of Governmental Authorities. Upon the consummation of the Transaction, neither Acquiror nor Holdco will qualify as a REIT.

(c)    Corporate Authority.    This Agreement, the Agreement and Plan of Merger and Liquidation and the Transaction have been authorized by all necessary corporate action of Acquiror on or prior to the date hereof. This Agreement has been duly executed and delivered by Acquiror and, assuming due authorization, execution and delivery by MortgageIT, this Agreement is a valid and legally binding agreement of Acquiror enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(d)    Regulatory Approvals; No Defaults.

(i)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by Acquiror of this Agreement, the Agreement and Plan of Merger and Liquidation, or to consummate the Transaction, except for (A) filings of change of control applications or notices with, and approvals or waivers by, Governmental Authorities, as required, (B) the filings required under the Exchange Act, and (C) the filing of Articles of Merger with the Maryland Department of Assessments and Taxation with respect to the Merger and the merger contemplated by the Agreement and Plan of Merger and Liquidation. As of the date hereof, Acquiror is not aware of

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any reason why the approvals or waivers set forth above and referred to in Section 7.01(b) will not be received in a timely manner.

(ii)    Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Agreement and Plan of Merger and Liquidation by Acquiror and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination or loss of a material benefit under, (i) any law, rule or regulation or any judgment, decree, order, memorandum of understanding, commitment letter, extraordinary supervisory letter, governmental permit or license, or (ii) agreement, indenture or instrument of Acquiror or of any of its Subsidiaries or to which Acquiror or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Acquiror or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, memorandum of understanding, commitment letter, extraordinary supervisory letter, governmental permit or license, agreement, indenture or instrument other than, in the case of clause (A)(ii), any such breach, violation, default, Lien, remedy or right that has not or would not be reasonably likely to have a Material Adverse Effect with respect to Acquiror.

(e)    Material Adverse Effect.    Since March 31, 2006, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Acquiror.

(f)    Litigation.    No litigation, investigation, claim or other proceeding before any arbitrator, court or Governmental Authority is pending against Acquiror or any of its Subsidiaries and, to Acquiror’s knowledge, no such litigation, investigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, investigation, claim or other proceeding before any arbitrator, court or Governmental Authority, except for such litigation, investigation, claim or other proceeding which in the good faith judgment of Acquiror will not have a Material Adverse Effect with respect to Acquiror. Neither Acquiror nor any of its Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect with respect to Acquiror.

(g)    Ownership of MortgageIT Common Stock.    Neither Acquiror nor any of its Subsidiaries, or to Acquiror’s knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, more than 5.0% of the outstanding shares of MortgageIT Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

(h)    Financial Ability.    Acquiror has and will continue to have all funds necessary to consummate the Transaction and pay the aggregate Merger Consideration to holders of MortgageIT Common Stock pursuant to Section 3.01 hereof.

(i)    Disclosure.    The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

5.05    Representations and Warranties of Holdco and Merger Subsidiary.    Subject to Section 5.01, each of Holdco and Merger Subsidiary hereby represents and warrants to MortgageIT as follows:

(a)    Organization, Standing and Authority.    Each of Holdco and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Maryland. Merger Subsidiary is a wholly-owned Subsidiary of Holdco. Holdco is a wholly-owned subsidiary of Acquiror.

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(b)    Corporate Power.    Each of Holdco and Merger Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject to receipt of all necessary approvals of Governmental Authorities.

(c)    Corporate Authority.    This Agreement and the Merger have been authorized by all necessary corporate action of each of Holdco and Merger Subsidiary and the Board of Directors of each of Holdco and Merger Subsidiary on or prior to the date hereof. Each of Holdco and Merger Subsidiary has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by MortgageIT, this Agreement is a valid and legally binding obligation of each of Holdco and Merger Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(d)    No Business Activities.    Neither Holdco nor Merger Subsidiary has conducted any activities or operations other than in connection with the organization of Holdco and Merger Subsidiary, the negotiation and execution of this Agreement and the consummation of the Transaction. Merger Subsidiary has no Subsidiaries. Other than Merger Subsidiary, Holdco has no Subsidiaries.

 ARTICLE VI

COVENANTS

6.01    Reasonable Best Efforts.    Subject to the terms and conditions of this Agreement, each of MortgageIT, Holdco, Acquiror and Merger Subsidiary agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

6.02    Shareholder Approval.    MortgageIT agrees to take, in accordance with applicable law and the MortgageIT Articles and the MortgageIT Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its stockholders to consider and vote upon the approval of the Merger, this Agreement and any other matters required to be approved by MortgageIT’s stockholders for consummation of the Transaction (including any adjournment or postponement, the ‘‘MortgageIT Meeting’’). Except with the prior approval of Acquiror, which shall not be unreasonably withheld, no other matters shall be submitted for the approval of the MortgageIT stockholders at the MortgageIT Meeting. The MortgageIT Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders; provided that nothing in this Agreement shall prevent the MortgageIT Board from withholding, withdrawing, amending or modifying its recommendation if the MortgageIT Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the MortgageIT stockholders under applicable law; provided, further, that Section 6.06 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

6.03    Proxy Statement; Regulatory Filings.

(a)    MortgageIT agrees to promptly prepare and file with the SEC proxy materials which will be utilized in soliciting stockholder approval of this Agreement and the Transaction (the ‘‘Proxy Statement’’) and to mail the Proxy Statement and an accompanying form of proxy to its stockholders promptly following SEC clearance of such materials or SEC’s communication that it will not be reviewing such materials. MortgageIT shall provide Acquiror a reasonable opportunity to review the Proxy Statement and any amendments or supplements thereto prior to MortgageIT’s distribution of such materials to the stockholders of MortgageIT.

(b)    Each of Acquiror and MortgageIT agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment

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or supplement thereto shall, at the date(s) of mailing to MortgageIT’s stockholders and at the time of the MortgageIT Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Acquiror and MortgageIT further agrees that if such party shall become aware prior to the Effective Time of any information furnished by such party that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Proxy Statement.

(c)    Each of Acquiror and MortgageIT shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction; and any initial filings with Governmental Authorities shall be made by Acquiror and MortgageIT as soon as reasonably practicable after the execution hereof. Each of Acquiror and MortgageIT shall have the right to review in advance and, to the extent practicable, each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transaction. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transaction, and each party shall keep the other parties apprised of the status of material matters relating to consummation of the Transaction.

(d)    Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, as applicable, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries, as applicable, to any third party or Governmental Authority.

6.04    Press Releases.    MortgageIT and Acquiror shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law, court process or the rules or regulations of the New York Stock Exchange or any regulatory or self regulatory authorities. MortgageIT and Acquiror shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

6.05    Access; Information.

(a)    MortgageIT agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Acquiror and Acquiror’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of MortgageIT and its Subsidiaries and to such other information relating to MortgageIT and its Subsidiaries as Acquiror may reasonably request. Without limiting the foregoing, MortgageIT agrees that it shall provide Acquiror and Acquiror’s officers, employees, counsel, accountants and other authorized representatives with all of the information (including Tax workpapers and Tax-related books and records) necessary, and shall make its authorized representatives available for regular consultations, in order to determine the amount of dividends or distributions required or permitted to be made to holders of MortgageIT Common Stock pursuant to Section 4.01(c) and 6.12 hereof and to determine the tax basis of the assets of MortgageIT and its Subsidiaries.

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(b)    Neither MortgageIT nor its Subsidiaries shall be required to provide access to, or disclose, information where such access or disclosure would jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. MortgageIT will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(c)    The parties acknowledge that MortgageIT and Acquiror have previously executed a letter dated May 23, 2006 (the ‘‘Confidentiality Agreement’’), which Confidentiality Agreement will continue in full force and effect in accordance with its terms. Acquiror will hold any ‘‘Evaluation Materials’’ (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.

(d)    The parties agree that all non-public, proprietary or confidential information relating to Acquiror and any of its affiliates that has been disclosed to MortgageIT or its representatives by Acquiror or its representatives will be held in confidence by MortgageIT to the same extent as Acquiror is obligated to hold in confidence ‘‘Evaluation Materials’’ pursuant to the Confidentiality Agreement.

6.06    Acquisition Proposals.    MortgageIT agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. MortgageIT shall immediately cease any discussions or negotiations existing as of the date hereof with any third party relating to any proposed Acquisition Proposal, and shall request that all confidential information furnished on behalf of MortgageIT to any such Persons be returned. MortgageIT further agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent MortgageIT or the MortgageIT Board from (A) complying with its disclosure obligations under federal or state law; (B) prior to the MortgageIT Meeting, providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the MortgageIT Board receives from the Person so requesting such information an executed confidentiality agreement on terms no less favorable to MortgageIT than the Confidentiality Agreement; (C) prior to the MortgageIT Meeting, engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) prior to the MortgageIT Meeting, recommending such an Acquisition Proposal to the stockholders of MortgageIT, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) MortgageIT is not in violation of the terms of this Section 6.06, (ii) the MortgageIT Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (iii) the MortgageIT Board determines in good faith (after consultation with its financial advisor), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such Acquisition Proposal, (x) if accepted, is reasonably likely to be consummated on the terms proposed and is not subject to any financing contingencies, and (y) would, if consummated, result in a transaction more favorable to MortgageIT’s stockholders from a financial point of view than the Merger. An Acquisition Proposal (except that references in the definition of ‘‘Acquisition Proposal’’ to ‘‘10%’’ shall be replaced with ‘‘50%’’) which is received and considered by the MortgageIT Board in compliance with this Section 6.06 and which meets the requirements set forth in clauses (i), (ii) and (iii) of the preceding sentence is herein referred to as a ‘‘Superior Proposal.’’ From and after the execution of this Agreement, MortgageIT shall as promptly as reasonably practicable notify Acquiror of any request for information or any inquiries, proposals or offers relating to an Acquisition Proposal, indicating, in connection with such notice, the name of such Person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers. MortgageIT shall keep Acquiror informed on a reasonably current basis of the status of any

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Acquisition Proposal, including with respect to the status and terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected.

6.07    Certain Policies.    Prior to the Effective Date, to the extent requested by Acquiror, each of MortgageIT and its Subsidiaries shall, consistent with GAAP and the rules and regulations of the SEC, modify or change its loan, OREO, accrual, reserve, tax, litigation, hedging and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Acquiror; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Sections 7.01(a) and (b); and further provided that in any event, no accrual or reserve made by MortgageIT or any of its Subsidiaries pursuant to this Section 6.07 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of MortgageIT or its management with any such adjustments. MortgageIT shall cooperate and shall take all action reasonably requested by Acquiror in connection with the accounting treatment of those debt and REMIC mortgage-backed securitization transactions identified by Acquiror, which shall not be effective earlier than the Closing Date.

6.08    Indemnification.

(a)    From and after the Effective Time, Acquiror (the ‘‘Indemnifying Party’’) agrees that all indemnification rights of each present and former director, officer and employee of MortgageIT or a MortgageIT Subsidiary, determined as of the Effective Time (the ‘‘Indemnified Parties’’) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of MortgageIT or a MortgageIT Subsidiary or is or was serving at the request of MortgageIT or a MortgageIT Subsidiary as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, shall survive the Transaction and shall be assumed by Acquiror and shall continue in full force and effect to the fullest extent which such Indemnified Parties would be entitled to indemnification under the MortgageIT Articles and the MortgageIT Bylaws or equivalent documents of any MortgageIT Subsidiary, or any agreement, arrangement or undertaking which has been Previously Disclosed by MortgageIT pursuant to this Section, in each case as in effect on the date hereof (which right to indemnification shall include the advancement of reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation upon receipt from an Indemnified Party of any required undertaking to the extent provided therein).

(b)    Any Indemnified Party wishing to claim indemnification under this Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any

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such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

(c)    Prior to the Effective Time, Acquiror shall cause the persons serving as directors and officers of MortgageIT and its Subsidiaries immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by MortgageIT for a period of six years after the Effective Time (provided that Acquiror may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to MortgageIT’s existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall Acquiror be required to expend for any one year an amount in excess of 250% of the annual premium currently paid by MortgageIT for such insurance (the ‘‘Insurance Amount’’), and further provided that if Acquiror is unable to maintain or obtain the insurance called for by this Section 6.08(c) as a result of the preceding provision, Acquiror shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

(d)    If Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successor and assign of Acquiror shall assume the obligations set forth in this Section 6.08.

(e)    The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by each of the Indemnified Parties and their respective heirs and representatives.

6.09    Benefit Plans and Employment Matters.

(a)    As soon as administratively practicable after the Effective Time, Acquiror shall take all reasonable action so that employees of MortgageIT and its Subsidiaries as of the Effective Time who remain employed by Acquiror or its Subsidiaries (‘‘Continuing Employees’’) shall be entitled to participate in (i) each employee benefit plan, program or arrangement of Acquiror of general applicability (the ‘‘Acquiror Benefit Plans’’) to the same extent as similarly-situated employees of Acquiror and its Subsidiaries or (ii) employee benefit plans, programs or arrangements established by Acquiror for the benefit of Continuing Employees (‘‘New Benefit Plans’’), provided the terms and conditions of such New Benefit Plans shall be substantially similar in the aggregate to those corresponding Benefit Plans of MortgageIT (it being understood that inclusion of Continuing Employees in the Acquiror Benefit Plans or the New Benefit Plans may occur at different times with respect to different plans), provided that coverage shall be continued under corresponding Benefit Plans of MortgageIT and its Subsidiaries until such employees are permitted to participate in either the Acquiror Benefit Plans or the New Benefit Plans. Acquiror shall cause each Acquiror Benefit Plans or New Benefit Plans in which such employees of MortgageIT and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Acquiror Benefit Plans or New Benefit Plans, the service of such employees with MortgageIT and its Subsidiaries to the same extent as such service was credited for such purpose by MortgageIT. Except for the commitment to continue those Benefit Plans of MortgageIT and its Subsidiaries that correspond to Acquiror Benefit Plans until employees of MortgageIT and its Subsidiaries are included in such Acquiror Benefit Plans or the New Benefit Plans, nothing herein shall limit the ability of Acquiror to amend or terminate any of MortgageIT’s Benefit Plans in accordance with their terms at any time.

(b)    At and following the Effective Time, Acquiror shall honor, and shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees and directors of MortgageIT and its Subsidiaries existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar,

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supplemental retirement or ‘‘change-in-control’’ agreements, plans or policies of MortgageIT and its Subsidiaries which are Previously Disclosed.

(c)    At such time as employees of MortgageIT and its Subsidiaries become eligible to participate in a medical, dental or health plan of Acquiror or its Subsidiaries, Acquiror shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions would otherwise apply to employees covered under the applicable medical, health or dental plans of Acquiror or its Subsidiaries, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Benefit Plan prior to the Effective Time.

(d)    A Continuing Employee (excluding any Continuing Employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments and excluding any Continuing Employee who is employed in a loan production personnel position) whose employment is terminated following the Effective Time shall be entitled to receive severance payments and benefits pursuant to the terms of the Acquiror Severance Policy as in effect as of the date hereof and as it may be generally amended from time to time, a copy of which is set forth as Exhibit A hereto.

(e)    Acquiror and Holdco shall take all necessary action to effectuate the arrangements set forth in Section 6.09(e) of MortgageIT’s Disclosure Schedule.

(f)    Acquiror and MortgageIT shall reasonably cooperate with each other between the date of this Agreement and the Closing Date to effectuate the transactions contemplated in this Section 6.09 and provide for a smooth transition, including mutual agreement with respect to all communications to employees of MortgageIT and its Subsidiaries with respect to the transactions contemplated by this Agreement during such period.

(g)    Within 10 Business Days prior to the Closing Date, MortgageIT shall deliver to Acquiror a list of the names, titles, base salaries and the amount of the prior year’s bonus of each person who is an employee of MortgageIT or any of its Subsidiaries as of such date.

(h)    MortgageIT shall cooperate in providing access to employees of MortgageIT or any of its Subsidiaries as reasonably requested by Acquiror for the purpose of complying with Acquiror’s employment policies.

6.10    Notification of Certain Matters.    Each of MortgageIT and Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.11    Assumption of Indenture Obligations.    In connection with the Merger, Acquiror and Holdco acknowledge that the indentures contemplate the execution of such supplemental indentures and provision of such documents including, without limitation, legal opinions, as are reasonably required upon a merger or consolidation of MortgageIT under the indentures, trust agreements, guarantee agreements and other agreements entered into by MortgageIT or any of its Subsidiaries in connection with the issuance of debentures and capital securities by MortgageIT and its Subsidiaries, including MortgageIT Capital Trust I, MortgageIT Capital Trust II and MortgageIT Capital Trust III.

6.12    Final Dividend.

(a)    Notwithstanding anything to the contrary in this Agreement, and to the extent necessary for MortgageIT to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of MortgageIT beginning on January 1, 2006 and, if applicable, the preceding taxable year (and to allow MortgageIT to distribute 100% of its ‘‘real estate investment trust taxable income’’ (as such term is used in Section 857(a) of the Code and taking into account any dividends previously paid during the

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tax year that give rise to a dividends-paid deduction for such tax year, but before reduction for the dividend contemplated by this Section 6.12(a)) and to eliminate any of the earnings and profits of MortgageIT through the Effective Date in order to avoid the payment of any tax with respect to undistributed income or gain and to ensure that no amounts will be included in the income of Acquiror pursuant to the Liquidation), MortgageIT shall declare a dividend to holders of MortgageIT Common Stock, the record date for which shall precede the Closing Date, in an amount equal to the minimum dividend sufficient to permit MortgageIT to satisfy such requirements. The amount and timing of any dividends payable hereunder to holders of MortgageIT Common Stock shall be as determined in Section 6.12(b) and in all events shall be paid prior to the Closing Date.

(b)    MortgageIT and Acquiror (and their authorized representatives) shall consult in good faith with respect to the timing and amount of any dividends or distributions to be made to the holders of MortgageIT Common Stock pursuant to Section 6.12(a), which timing and amount shall be subject to the prior written consent of Acquiror (which consent shall not be unreasonably withheld).

6.13    Certain Tax Matters.

(a)    MortgageIT shall take all actions, and refrain from taking all actions, as are necessary to ensure that MortgageIT will qualify for taxation as a REIT for U.S. federal income tax purposes for its tax year beginning on January 1, 2006. During the period from the date of this Agreement to the Effective Time, MortgageIT shall, and shall cause each MortgageIT Subsidiary, to facilitate all reasonable requests of the Acquiror with respect to maintenance of MortgageIT’s REIT status for MortgageIT’s tax year beginning on January 1, 2006.

(b)    MortgageIT shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for MortgageIT and each MortgageIT Subsidiary required to be filed on or prior to the Closing Date, including applicable extensions. Any such Tax Returns shall be prepared in a manner consistent with the historic Tax accounting practices of MortgageIT (except as may be required under applicable Tax law). MortgageIT shall duly and timely pay in full all Taxes shown as due on such Tax Returns. MortgageIT shall provide to the Acquiror copies of such Tax Returns that are to be filed on or prior to the Closing Date at least 10 Business Days prior to the due date of such Tax Returns (including applicable extensions). MortgageIT shall accept any and all reasonable comments of the Acquiror with respect to such Tax Returns.

6.14    Net Worth Certificate.    Within 30 calendar days following the end of each calendar month commencing with the month of July 2006, MortgageIT shall deliver to Acquiror a certificate duly executed by MortgageIT’s Chief Financial Officer certifying as to the calculation of MortgageIT’s Net Worth as of the last day of such preceding calendar month, together with reasonable supporting documentation of such calculation. With respect to each certificate delivered to Acquiror pursuant to this Section 6.14, MortgageIT shall provide Acquiror and its accountants and other authorized representatives access to all information, books and records required or used by MortgageIT or its advisors to prepare such certificate.

6.15    Mortgage Loans.    From the date hereof until the Effective Time, MortgageIT will permit the Acquiror to bid for all bulk sales of Loans by MortgageIT or its Subsidiaries to third parties (other than to MortgageIT) and will sell any such Loans to Acquiror to the extent Acquiror’s bid is on the same or better terms (including price) as the best third party bid.

6.16    Standstill Agreements; Confidentiality Agreements.    During the period from the date of this Agreement through the Effective Time, MortgageIT shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party and which relates to the confidentiality of information regarding MortgageIT or its Subsidiaries or which relates to securities of MortgageIT. During such period, MortgageIT shall use reasonable best efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

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 ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01    Conditions to Each Party’s Obligation to Effect the Merger.    The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a)    Shareholder Approval.    This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of MortgageIT Common Stock.

(b)    Regulatory Approvals.    All regulatory approvals or waivers required to consummate the Transaction (including change of control approvals from Governmental Authorities) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, provided, that in respect of MortgageIT, the foregoing condition shall be deemed satisfied unless the failure to obtain any such regulatory approvals and waivers and/or the failure of all waiting periods in respect thereof to expire would reasonably be expected to have a Material Adverse Effect with respect to MortgageIT.

(c)    No Injunction.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

7.02    Conditions to Obligation of MortgageIT.    The obligation of MortgageIT to consummate the Merger is also subject to the fulfillment or written waiver by MortgageIT prior to the Closing of each of the following conditions:

(a)    Representations and Warranties.    The representations and warranties of Acquiror, Holdco and Merger Subsidiary set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except for such failures to be true and correct (without regard to Material Adverse Effect, materiality or knowledge qualifications set forth in any such representation or warranty) that would not reasonably be expected to have a Material Adverse Effect with respect to Acquiror, and MortgageIT shall have received a certificate, dated the Effective Date, signed on behalf of Acquiror, Holdco and Merger Subsidiary by two authorized officers of Acquiror, Holdco and Merger Subsidiary to such effect.

(b)    Performance of Obligations of Acquiror, Holdco and Merger Subsidiary.    Acquiror, Holdco and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and MortgageIT shall have received a certificate, dated the Effective Date, signed on behalf of Acquiror, Holdco and Merger Subsidiary by two authorized officers of Acquiror, Holdco and Merger Subsidiary to such effect.

(c)    Other Actions.    Acquiror, Holdco and Merger Subsidiary shall have furnished MortgageIT with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as MortgageIT may reasonably request.

7.03    Conditions to Obligation of Acquiror.    The obligation of Acquiror to consummate the Merger is also subject to the fulfillment or written waiver by Acquiror prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties.    The representations and warranties of MortgageIT set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except for such failures to be true and correct (without regard to

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Material Adverse Effect, materiality or knowledge qualifications set forth in any such representation or warranty) that would not reasonably be expected to have a Material Adverse Effect with respect to MortgageIT, provided, however, that notwithstanding the foregoing, the representations set forth in Section 5.03(b), 5.03(e), 5.03(y) and 5.03(z) shall be true and correct in all material respects, and Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of MortgageIT by the Chief Executive Officer and the Chief Financial Officer of MortgageIT to such effect.

(b)    Performance of Obligations of MortgageIT.    MortgageIT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of MortgageIT by the Chief Executive Officer and the Chief Financial Officer of MortgageIT to such effect.

(c)    Material Adverse Effect.    There shall not have occurred any Material Adverse Effect with respect to MortgageIT.

(d)    Regulatory Matters.    No condition or requirement has been imposed by one or more Governmental Authorities in connection with any required approval by them of the Merger or the other transactions contemplated by this Agreement that requires MortgageIT or any of its Subsidiaries to be operated in a manner that would have a Material Adverse Effect with respect to MortgageIT.

(e)    Other Actions.    MortgageIT shall have furnished Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Acquiror may reasonably request.

7.04    Frustration of Closing Conditions.    Neither Acquiror nor MortgageIT may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.01.

 ARTICLE VIII

TERMINATION

8.01    Termination.    This Agreement may be terminated, and the Transaction may be abandoned:

(a)    Mutual Consent.    At any time prior to the Effective Time, by the mutual written consent of Acquiror and MortgageIT.

(b)    Breach.    At any time prior to the Effective Time, provided that the terminating party (or if Acquiror is the terminating party, Merger Subsidiary) is not then in material breach of any representation, warranty, covenant or agreement contained therein, by Acquiror or MortgageIT, in the event of: (i) a breach by Acquiror, Holdco or Merger Subsidiary on the one hand or MortgageIT on the other hand, as the case may be, of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Acquiror, Holdco or Merger Subsidiary on the one hand or MortgageIT on the other hand, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a failure of any of the conditions set forth in Article VII to be satisfied.

(c)    Delay.    At any time prior to the Effective Time, by Acquiror or MortgageIT, in the event that the Merger is not consummated by the nine month anniversary of the date hereof, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such party (or Holdco or Merger Subsidiary, in the case of Acquiror), set forth in this Agreement or (ii) any of the Shareholders (if MortgageIT is the party seeking to terminate) to perform or observe their respective obligations under the relevant Shareholder Agreement.

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(d)    No Regulatory Approval.    By Acquiror or MortgageIT, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party (or Holdco or Merger Subsidiary, in the case of Acquiror) set forth herein; provided, further, that MortgageIT shall not have the right to terminate the Agreement pursuant to this Section 8.01(d) until Acquiror has not confirmed to MortgageIT Acquiror’s willingness to waive the receipt of such approval of a Governmental Authority.

(e)    No Shareholder Approval.    By either Acquiror or MortgageIT, if any approval of the stockholders of MortgageIT contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the MortgageIT Meeting or at any adjournment or postponement thereof.

(f)    Failure to Recommend.    At any time prior to MortgageIT Meeting, by Acquiror if (i) MortgageIT shall have breached Section 6.06 in any respect materially adverse to Acquiror, (ii) the MortgageIT Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Acquiror or (iii) MortgageIT shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the MortgageIT Meeting in accordance with Section 6.02.

(g)    Certain Tender or Exchange Offers.    By Acquiror if a tender offer or exchange offer for 20% or more of the outstanding shares of MortgageIT Common Stock is commenced (other than by Acquiror or a Subsidiary thereof), and the MortgageIT Board recommends that the stockholders of MortgageIT tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

(h)    Superior Proposal.    At any time prior to the MortgageIT Meeting, by MortgageIT in order to concurrently enter into an acquisition agreement or similar agreement with respect to a Superior Proposal which has been received and considered by MortgageIT and the MortgageIT Board in compliance with Section 6.06 hereof, provided, however, that this Agreement may be terminated by MortgageIT pursuant to this Section 8.01(h) only after the fifth Business Day following MortgageIT’s provision of written notice to Acquiror advising Acquiror that the MortgageIT Board is prepared to accept a Superior Proposal, and only if, during such five-Business Day period, Acquiror does not, in its sole discretion, make an offer to MortgageIT that the MortgageIT Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

8.02    Effect of Termination and Abandonment.

(a)    In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder, except (i) as set forth in this Section 8.02 and Section 9.01 and (ii) nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

(b)    In recognition of the efforts, expenses and other opportunities foregone by Acquiror while structuring and pursuing the Merger, the parties hereto agree that MortgageIT shall pay Acquiror the sum of $12.9 million (the ‘‘Termination Fee’’) if this Agreement is terminated as follows:

(i)    if this Agreement is terminated (x) by Acquiror pursuant to Section 8.01(f) or (g), payment shall be made to Acquiror on the second Business Day following the termination of this Agreement or (y) by MortgageIT pursuant to Section 8.01(h), payment shall be made to Acquiror concurrently with, and as a condition to the effectiveness of, such termination of this Agreement; or

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(ii)    if (x) this Agreement is terminated (A) by Acquiror pursuant to Section 8.01(b), (B) by either Acquiror or MortgageIT pursuant to Section 8.01(c) and at the time of such termination no vote of MortgageIT stockholders contemplated by this Agreement at the MortgageIT Meeting shall have occurred or (C) by either Acquiror or MortgageIT pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of MortgageIT or the MortgageIT Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of MortgageIT contemplated by this Agreement at the MortgageIT Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B), and (y) within 12 months after such termination MortgageIT enters into an agreement with respect to a Control Transaction (as defined below) or consummates a Control Transaction, then MortgageIT shall pay to Acquiror the Termination Fee on the date of execution of such agreement or consummation of a Control Transaction which is the subject of an Acquisition Proposal, provided that if the date of execution of such agreement is after 9 months but within 12 months after such termination of this Agreement, the Termination Fee shall be payable by MortgageIT to Acquiror only upon consummation of a Control Transaction which is the subject of an Acquisition Proposal, regardless whether such consummation occurs within 12 months after termination of this Agreement. As used in this Section 8.02(b)(ii), a ‘‘Control Transaction’’ means the acquisition by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any related series of transactions of a majority of the voting power of the outstanding securities of MortgageIT or substantially all of the consolidated assets of MortgageIT.

Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Acquiror.

(c)    MortgageIT and Acquiror agree that the agreement contained in paragraph (b) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Acquiror would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by MortgageIT. If MortgageIT fails to pay Acquiror the amounts due under paragraph (b) above within the time periods specified therein, MortgageIT shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Acquiror in connection with any action in which Acquiror prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

 ARTICLE IX

MISCELLANEOUS

9.01    Survival.    No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed in whole or in part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(c), 6.05(d), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person including, without limitation, any stockholder or former stockholder.

9.02    Waiver; Amendment.    Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an

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agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the MortgageIT Meeting no amendment shall be made which by law requires further approval by the stockholders of MortgageIT without obtaining such approval. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9.03    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.04    Governing Law.    This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maryland applicable to contracts made and to be performed entirely within such State.

9.05    Expenses.    Except as otherwise provided in Section 8.02 hereof, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of this Agreement.

9.06    Notices.    All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, facsimiled (with confirmation) or mailed by registered, certified mail (return receipt requested) or overnight mail (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to MortgageIT to:

MortgageIT Holdings, Inc.
33 Maiden Lane
New York, NY 10038
Attention: Doug W. Naidus, Chairman
                    and Chief Executive Officer
Fax: (212) 363-5952

With a copy to:

Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037
Attention: Norman B. Antin, Esq.
                    Jeffrey D. Haas, Esq.
Fax: (202) 457-6315

If to Acquiror, Holdco or Merger Subsidiary to:

Deutsche Bank AG
60 Wall Street
New York, NY 10005
Attention: Bernd Amlung, Head of Corporate Development and Corporate
                    Investments Americas
Fax: (212) 797-5563

and

DB Structured Products, Inc.
60 Wall Street
New York, NY 10005
Attention: Michael Commaroto, President and Chief Executive Officer
Fax: (212) 797-2013

and

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Deutsche Bank AG
60 Wall Street
New York, NY 10005
Attention: General Counsel, Americas
Fax: (212) 797-4569

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Eric J. Friedman, Esq.
Fax: (212) 735-2000

9.07    Entire Understanding; No Third Party Beneficiaries.    This Agreement, the Agreement and Plan of Merger and Liquidation, the Shareholder Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement, the Agreement and Plan of Merger and Liquidation, the Shareholder Agreements and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce Acquiror’s obligations under Section 6.08 hereof, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08    Severability.    Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on MortgageIT or Acquiror, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision that, insofar as practicable, implements the original purposes and intents of this Agreement.

9.09    Enforcement of the Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.10    Interpretation.    When a reference is made in this Agreement to Sections, Annexes, Exhibits or Schedules, such reference shall be to a Section of, or Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words ‘‘include,’’ ‘‘includes’’ or ‘‘including’’ are used in this Agreement, they shall be deemed to be followed by the words ‘‘without limitation.’’ Whenever the words ‘‘as of the date hereof’’ are used in this Agreement, they shall be deemed to mean the day and year first above written.

9.11    Assignment.    No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties, provided that to the extent the conditions of Section 9.12(i), (ii) and (iii) below are satisfied, such consent shall not be unreasonably withheld or delayed. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.12    Alternative Structure.    Notwithstanding any provision of this Agreement to the contrary, Acquiror may at any time modify the structure of the acquisition of MortgageIT set forth herein,

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subject to the prior written consent of MortgageIT, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of MortgageIT Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities and (iii) such modification will not materially delay or jeopardize the consummation of the Transaction.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.
By:	/s/ Michael A. Commaroto
Name:	Michael A. Commaroto
Title:	President

By:	/s/ Joy E. Margolies
Name:	Joy E. Margolies
Title:	Director

TITAN HOLDINGS CORP.

By:	/s/ Michael A. Commaroto
Name:	Michael A. Commaroto
Title:	President

By:	/s/ Joy E. Margolies
Name:	Joy E. Margolies
Title:	Vice President

TITAN ACQUISITION CORP.

By:	/s/ Michael A. Commaroto
Name:	Michael A. Commaroto
Title:	President

By:	/s/ Joy E. Margolies
Name:	Joy E. Margolies
Title:	Vice President

MORTGAGEIT HOLDINGS, INC.

By:	/s/ Doug W. Naidus
Name:	Doug W. Naidus
Title:	Chairman and Chief Executive Officer

By:	/s/ Andy Occhino
Name:	Andy Occhino
Title:	General Counsel and Secretary

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ANNEX A

FORM OF
AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF
MORTGAGEIT HOLDINGS, INC.
BY TITAN HOLDINGS CORP.

AGREEMENT AND PLAN OF MERGER AND LIQUIDATION ( this ‘‘Agreement’’) agreed to this          day of                                      2006, between TITAN HOLDINGS CORP., a Maryland corporation (‘‘Holdco’’), and MORTGAGEIT HOLDINGS, INC., a Maryland corporation (‘‘MortgageIT’’).

WHEREAS, Holdco owns all of the issued and outstanding capital stock of MortgageIT;

WHEREAS, Holdco wishes to approve, authorize, and consent to (i) the merger of MortgageIT with and into Holdco pursuant to the Maryland General Corporation Law (the ‘‘MCGL’’) and (ii) by virtue of the Merger, the voluntary liquidation of MortgageIT in accordance with Section 332 of the Internal Revenue Code of 1986, as amended (‘‘Code’’), in connection with the consummation of the transactions contemplated by the related Agreement and Plan of Reorganization, dated as of July 11, 2006, among DB Structured Products, Inc. (the ‘‘Acquiror’’), Holdco, Titan Acquisition Corp., a Maryland corporation (‘‘Merger Subsidiary’’), and MortgageIT (‘‘Plan of Merger’’); and

WHEREAS, Merger Subsidiary, a former subsidiary of Holdco, previously merged with and into MortgageIT pursuant to the Plan of Merger.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Date (as defined below), MortgageIT shall merge with and into Holdco (the ‘‘Merger’’), the separate corporate existence of MortgageIT shall cease and Holdco shall survive and continue to exist as a Maryland corporation (Holdco, as the surviving corporation in the Merger, is sometimes referred to herein as the ‘‘Surviving Corporation’’) with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger.

2.    The name of the Surviving Corporation shall be changed to ‘‘MortgageIT Holdings, Inc.’’

3.    The charter and bylaws of the Surviving Corporation immediately after the Merger shall remain the Holdco Charter (‘‘Holdco Charter’’) and the Holdco Bylaws as in effect immediately prior to the Merger, except that the Holdco Charter shall be amended by the Articles of Merger referred to in Section 7 hereof to implement the foregoing name change.

4.    The directors of the Surviving Corporation immediately after the Merger shall remain the directors of Holdco immediately prior to the Merger. The executive officers of the Surviving Corporation immediately after the Merger shall remain the executive officers of Holdco immediately prior to the Merger.

5.    The authorized capital stock of the Surviving Corporation shall be unchanged by the Merger.

6.    At the Effective Time, the effect of the Merger shall be as provided in accordance with the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of MortgageIT shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of MortgageIT shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

7.    The parties shall cause Articles of Merger to be filed with the Maryland Department of Assessments and Taxation pursuant to the MGCL on the Effective Date. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the ‘‘Effective Date.’’ The ‘‘Effective Time’’ of the Merger shall be the time of such filings or as set forth in such filings.

8.    At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of MortgageIT's common stock, each share of MortgageIT's common stock owned by Holdco or its affiliates shall be converted into and become one share of common stock of the Surviving Corporation.

9.    At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Holdco's common stock, each share of Holdco's common stock owned by Acquiror or its affiliates shall be converted into and become one share of common stock of the Surviving Corporation.

10.    The boards of directors of MortgageIT and Holdco approved and authorized the merger and liquidation of MortgageIT.

11.    The parties agree that the Merger and this Agreement shall be deemed a plan of liquidation in accordance with the provisions of Section 332 of the Code.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                                                       TITAN HOLDINGS CORPORATION

                                                                                    By:

                                                                                    By:

Attest:                                                                       MORTGAGEIT HOLDINGS, INC.

                                                                                    By:

ANNEX B

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT (the ‘‘Agreement’’), dated as of July 11, 2006, among                                         , a shareholder (‘‘Shareholder’’) of MortgageIT Holdings, Inc., a Maryland corporation (‘‘MortgageIT’’), and DB Structured Products, Inc., a Delaware corporation (‘‘Acquiror’’). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, Acquiror, Titan Holdings Corporation, a Maryland corporation, Titan Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Acquiror (‘‘Merger Subsidiary’’), and MortgageIT are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the ‘‘Merger Agreement’’), pursuant to which Merger Subsidiary will merge with and into MortgageIT on the terms and conditions set forth therein (the ‘‘Merger’’) and, in connection therewith, outstanding shares of MortgageIT Common Stock will be converted into cash in the manner set forth therein; and

WHEREAS, Shareholder owns the shares of MortgageIT Common Stock identified on Exhibit I hereto (such shares, together with all shares of MortgageIT Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the ‘‘Shares’’); and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of MortgageIT and not in any other capacity, has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Agreement to Vote Shares.    Shareholder agrees that at any meeting of the stockholders of MortgageIT, or in connection with any written consent of the stockholders of MortgageIT, Shareholder shall:

(i)    appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)    vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger; and (y) against any Acquisition Proposal.

2.    Transfer of Shares.

A.    Transferee of Shares to be Bound by this Agreement.    Shareholder hereby agrees that prior to the MortgageIT Meeting, Shareholder shall not sell, transfer or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) unless each person to which any of such Shares (or any securities convertible into or exercisable or exchangeable for Shares) is so transferred has agreed in writing to hold such Shares (or any securities convertible into or exercisable or exchangeable for Shares) subject to the terms and conditions of this Agreement and to perform all of the Shareholder’s obligations hereunder with respect to such Shares.

B.    Transfer of Voting Rights.    Shareholder hereby agrees Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

3.    Representations and Warranties of Shareholder.     Shareholder represents and warrants to and agrees with Acquiror as follows:

A.    Capacity.     Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

B.    Binding Agreement.     This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

C.    Non-Contravention.     The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

4.    Specific Performance and Remedies.     Shareholder acknowledges that it will be impossible to measure in money the damage to Acquiror if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Acquiror will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Acquiror may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Acquiror’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Acquiror shall have the right to inform any third party that Acquiror reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Acquiror hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Acquiror set forth in this Agreement may give rise to claims by Acquiror against such third party.

5.    Term of Agreement; Termination.

A.    The term of this Agreement shall commence on the date hereof.

B.    This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

C.    If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of such Section prior to such termination.

6.    Entire Agreement.     This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

7.    Notices.     All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Acquiror:

DB Structured Products, Inc.
60 Wall Street
New York, NY 10005
Attention: Michael Commaroto, President and Chief Executive Officer
Fax: (212) 797-2013

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Eric J. Friedman, Esq.
Fax: (212) 735-2000

If to Shareholder:

With a copy to:

Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037
Attention:   Norman B. Antin, Esq.
                    Jeffrey D. Haas, Esq.
Fax: (202) 457-6315

8.    Miscellaneous.

A.    Severability.     If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

B.    Capacity.     The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of MortgageIT, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of MortgageIT or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of MortgageIT.

C.    Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

D.    Headings.     All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

E.    Choice of Law.     This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Maryland, without reference to its conflicts of law principles.

9.    Attorney’s Fees.    The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (‘‘Proceeding’’) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

DB STRUCTURED PRODUCTS, INC.
By: Name: Title: President and Chief Executive Officer
By: Name: Title:
SHAREHOLDER
(Signature)

EXHIBIT I

SHAREHOLDER AGREEMENT

Name of Shareholder	Shares of MortgageIT Common Stock Beneficially Owned (exclusive of unexercised stock options)	Options on MortgageIT Common Stock

APPENDIX B

July 11, 2006

The Board of Directors
MortgageIT Holdings, Inc.
33 Maiden Lane
New York, NY 10038

Members of the Board:

We understand that MortgageIT Holdings, Inc. (the ‘‘Company’’) has entered into an agreement with DB Structured Products, Inc. (‘‘Acquiror’’), an indirect subsidiary of Deutsche Bank AG (‘‘Deutsche’’), pursuant to which a wholly owned subsidiary of Acquiror (‘‘Merger Sub’’) will be merged with and into the Company (the ‘‘Proposed Transaction’’). We further understand that, upon the effectiveness of the Proposed Transaction, each issued and outstanding share of common stock of the Company will be converted into the right to receive the $14.75 per share in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of July 11, 2006 (the ‘‘Agreement’’), among the Company, Deutsche and Merger Sub.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (4) the trading history of the Company's common stock since its initial public offering on July 29, 2004, and for the period from July 7, 2005 to July 7, 2006, and a comparison of that trading history with that of other companies we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) independent research analysts' estimates of the future financial performance of the Company published by I/B/E/S; and (8) the results of our efforts to solicit indications of interest from certain third parties with respect to an acquisition of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make any information provided by the Company inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. However, for purposes of our analysis, we have also considered the published estimates of third party research analysts published by I/B/E/S and upon advice of the Company, we have assumed that such estimates are a reasonable basis to evaluate the future financial performance of the Company, and we have also relied on such estimates in rendering our opinion. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, upon advice of the Company, we solicited indications of interest from a limited group of potential acquirors who we believed would assign a high value to the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the Company's stockholders in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the remainder of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company and Deutsche in the past and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the securities of the Company and Deutsche for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

LEHMAN BROTHERS

By:

Jonathan P. Dever Managing Director

SPECIAL MEETING OF STOCKHOLDERS OF

MORTGAGEIT HOLDINGS, INC.

[                , 2006]

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible or vote your shares by Internet or by
telephone as provided herein.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 2.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	APPROVAL OF THE MERGER OF MORTGAGEIT HOLDINGS, INC. ON THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF JULY 11, 2006, AMONG DB STRUCTURED PRODUCTS, INC., TITAN HOLDINGS CORP., TITAN ACQUISITION CORP. AND MORTGAGEIT HOLDINGS, INC.	2.	GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPEICAL MEETING TO APPROVE THE MERGER.
	FOR		FOR
	AGAINST		AGAINST
	ABSTAIN		ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder                                  Date             Signature of Stockholder                              Date

Note:	Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

PROXY
MORTGAGEIT HOLDINGS, INC.
33 MAIDEN LANE
NEW YORK, NEW YORK 10038
(212) 651-7700

THIS PROXY IS ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Doug W. Naidus, Glenn J. Mouridy and Andy Occhino (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Special Meeting of the common stockholders of MortgageIT Holdings, Inc. to be held on                     ,                 , 2006 at                     , local time, at                 ,                         , New York, New York and at any postponements or adjournments thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given by the undersigned to vote at said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL
 24 HOURS A DAY, 7 DAYS A WEEK

 INTERNET AND TELEPHONE PROXIES MAY BE SUBMITTED THROUGH 11:59 PM EASTERN DAYLIGHT SAVING TIME THE DAY PRIOR TO THE DAY OF THE SPECIAL MEETING.

 YOUR INTERNET OR TELEPHONE PROXY AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

Telephone Voting
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-[000-000-0000], 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed.	OR	Internet Voting Visit the Internet voting Web site at [WEB ADDRESS]. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges.	OR	Voting By Mail
Simply sign and date your proxy card and return it in the postage-paid envelope to [Name and Address]. If you are voting by telephone or the Internet, please do not mail your proxy card.

IF YOU SUBMIT YOUR PROXY BY INTERNET OR BY TELEPHONE
YOU DO NOT  NEED TO MAIL BACK YOUR PROXY CARD.